UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ProAssurance Corporation
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 14, 2025
Dear Stockholders:
You are cordially invited to attend a special meeting of the stockholders of ProAssurance Corporation (“ProAssurance”). The special meeting will be held at 9:00 a.m., Central Daylight Time, on Tuesday, June 24, 2025, in the O’Neil Multimedia Room at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209 (the “special meeting”).
At the special meeting, ProAssurance stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2025 (as amended or modified from time to time, the “merger agreement”), among ProAssurance, The Doctors Company, and Jackson Acquisition Corporation, a wholly owned subsidiary of The Doctors Company (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into ProAssurance, the separate existence of Merger Sub will cease, and ProAssurance will survive the merger as a wholly owned subsidiary of The Doctors Company (the “merger”).
If the merger is completed, ProAssurance stockholders will have the right to receive $25.00 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of ProAssurance (“ProAssurance common stock”), other than cancelled shares, non-cancelled subsidiary shares and dissenting shares (each as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of approximately 58.8% over ProAssurance’s closing stock price on March 18, 2025, the last trading day prior to the announcement of the merger agreement. Approval of the proposal to adopt the merger agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of ProAssurance common stock entitled to vote as of the close of business on the record date (as defined in the accompanying proxy statement).
ProAssurance common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PRA”. The closing price of ProAssurance common stock on NYSE on Tuesday, May 13, 2025, the latest practicable date before the printing of the accompanying proxy statement, was $23.00 per share.
The ProAssurance board of directors (the “ProAssurance Board”) has reviewed and considered the terms of the merger and has (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of ProAssurance and the ProAssurance stockholders, (c) directed that the merger agreement be submitted to the ProAssurance stockholders for adoption and (d) recommended that the merger agreement be adopted by the ProAssurance stockholders. The ProAssurance Board made its determination after consultation with its outside legal counsel and its financial advisors and consideration of various factors, as more fully described in the accompanying proxy statement.
The ProAssurance Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.
At the special meeting, stockholders will also be asked to vote on (a) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ProAssurance to its named executive officers based on or otherwise relating to the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission (the “named executive officer merger-related compensation proposal”), and (b) a proposal to adjourn the special meeting from time to time, if necessary, as determined in good faith by the ProAssurance Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement by ProAssurance stockholders (the “adjournment proposal”). The ProAssurance Board unanimously recommends that you vote “FOR” each of these proposals.
The ProAssurance Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.
The merger cannot be completed unless ProAssurance stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting, please submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy should be submitted. If you attend the special meeting and vote in person, your in person vote will revoke any proxy previously submitted. If you fail to either return your proxy or attend the special meeting and vote in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.
The obligations of ProAssurance, The Doctors Company and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about ProAssurance, the special meeting, the merger agreement, the merger, the named executive officer merger-related compensation proposal and the adjournment proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. ProAssurance urges you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about ProAssurance from documents it has filed with the U.S. Securities and Exchange Commission.
If you have any questions or need assistance voting your shares of ProAssurance common stock, please contact Okapi Partners LLC, ProAssurance’s proxy solicitor, by calling (855) 305-0857 (toll-free) or (212) 297-0720 (banks and brokers).

Sincerely,

/s/ Edward L. Rand, Jr.
Edward L. Rand, Jr.
President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated May 14, 2025 and, together with the enclosed form of proxy card, is first being mailed to ProAssurance stockholders on or about May 14, 2025.

ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	June 24, 2025 at 9:00 a.m., Central Daylight Time

PLACE
The special meeting of stockholders (the “special meeting”) of ProAssurance Corporation. (“ProAssurance”) will be held in the O’Neil Multimedia Room at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209.

ITEMS OF BUSINESS	•
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2025 (as amended or modified from time to time, the “merger agreement”), among ProAssurance, The Doctors Company and Jackson Acquisition Corporation, a wholly owned subsidiary of The Doctors Company (“Merger Sub”) (the “merger proposal”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into ProAssurance, the separate corporate existence of Merger Sub will cease, and ProAssurance will survive the merger as a wholly owned subsidiary of The Doctors Company (the “merger”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•
To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ProAssurance to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”); and

•
To consider and vote on a proposal to adjourn the special meeting from time to time, if necessary, as determined in good faith by the ProAssurance board of directors (the “ProAssurance Board”), including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

RECORD DATE AND SHARES ENTITLED TO VOTE
Only holders of record of common stock, par value $0.01 per share, of ProAssurance (“ProAssurance common stock”), at the close of business on May 12, 2025 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment of the special meeting. Each share of ProAssurance common stock will be entitled to one vote.

VOTING BY PROXY
Your vote is very important, regardless of the number of shares you own. The ProAssurance Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The ProAssurance Board unanimously recommends that you vote:
	•	“FOR” the merger proposal;
	•	“FOR” the named executive officer merger-related compensation proposal; and
	•	“FOR” the adjournment proposal.

APPRAISAL
Record holders and beneficial owners of shares of ProAssurance common stock who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of ProAssurance common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated therein by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR IN PERSON VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU FAIL TO EITHER RETURN YOUR PROXY OR ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT. SIMILARLY, IF YOU HOLD YOUR SHARES IN “STREET NAME” AND FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT.
Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.
If you are a beneficial owner of shares held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.
If your shares of ProAssurance common stock entitled to vote are registered directly in your name, you are considered the holder of record with respect to such shares of ProAssurance common stock and you have the right to attend the special meeting and vote in person. If you decide to attend the special meeting in person, please be prepared to provide proper identification, such as a driver’s license.
If your shares of ProAssurance common stock entitled to vote are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such ProAssurance common stock. As such, in order to vote at the special meeting, you must follow the instructions provided by your bank, brokerage firm or nominee. Additionally, if you decide to attend the special meeting in person, you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.
The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the named executive officer merger-related compensation proposal and the adjournment proposal, and provides specific information concerning the special meeting. ProAssurance urges you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of ProAssurance common stock, please contact ProAssurance’s proxy solicitor, Okapi Partners LLC.

By Order of the ProAssurance Board,

/s/ Jeffrey P. Lisenby
Jeffrey P. Lisenby
General Counsel and Secretary

Birmingham, Alabama
May 14, 2025

i

ANNEXES

Annex A—Agreement and Plan of Merger
Annex B—Opinion of Goldman Sachs & Co. LLC
Annex C—Section 262 of the General Corporation Law of the State of Delaware

ii

SUMMARY TERM SHEET
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of ProAssurance stockholders. ProAssurance urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents referenced in this proxy statement. For additional information on ProAssurance included in documents incorporated by reference into this proxy statement, see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 108. Page references are included in this summary to direct you to a more complete description of the topics presented below.
Certain Definitions
As used in this proxy statement, unless otherwise noted or the context requires otherwise:
•	“ProAssurance” refers to ProAssurance Corporation, a Delaware corporation;
•	“The Doctors Company” refers to The Doctors Company, California-domiciled reciprocal inter-insurance exchange;
•
“Merger Sub” refers to Jackson Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of The Doctors Company that was formed solely for the purpose of entering into the merger agreement and engaging in transactions of the nature contemplated by the merger agreement;

•	“ProAssurance common stock” refers to the common stock, par value $0.01 per share, of ProAssurance;
•	“ProAssurance Board” refers to the board of directors of ProAssurance;
•
“merger” refers to the merger of Merger Sub with and into ProAssurance with the separate corporate existence of Merger Sub ceasing and ProAssurance surviving as a wholly owned subsidiary of The Doctors Company;

•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of March 19, 2025, by and among ProAssurance, The Doctors Company and Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein; and

•	ProAssurance, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”
The Parties
ProAssurance (see page 27)
ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
(800) 282-6242
ProAssurance is an industry-leading specialty insurer with extensive expertise in medical professional liability and products liability for medical technology and life sciences. ProAssurance also is a provider of workers’ compensation insurance in the eastern United States. ProAssurance is rated “A” (Excellent) by AM Best.
The ProAssurance common stock is traded on NYSE under the ticker symbol “PRA”.
ProAssurance’s principal executive offices are located at 100 Brookwood Place, Birmingham, Alabama 35209 and ProAssurance’s telephone number is (800) 282-6242. ProAssurance’s corporate web address is proassurancegroup.com. The information provided on ProAssurance’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to ProAssurance’s website provided in this proxy statement.
Additional information about ProAssurance is contained in its public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 108.

The Doctors Company (see page 27)
The Doctors Company
185 Greenwood Road
Napa, California 94558
707-226-0289
The Doctors Company, founded and led by physicians, is the nation’s largest physician-owned medical malpractice insurer, is committed to advancing, protecting, and rewarding the practice of good medicine. The Doctors Company helps all healthcare providers manage the complexities of today’s healthcare environment—with expert guidance, resources, and coverage. The Doctors Company is part of TDC Group (tdcg.com), the nation’s largest physician-owned provider of insurance and risk management solutions. TDC Group serves the full continuum of care, from individual clinicians to academic medical systems—with over 110,000 healthcare professionals and organizations nationwide—with annual revenue of $1.5 billion and more than $8 billion in assets.
Merger Sub (see page 27)
Jackson Acquisition Corporation
c/o The Doctors Company
185 Greenwood Road
Napa, California 94558
707-226-0289
Merger Sub is a wholly owned subsidiary of The Doctors Company and was formed on March 14, 2025, solely for the purpose of engaging in transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

The Special Meeting
Date, Time and Place (see page 28)
The special meeting is scheduled to be held at 9:00 a.m., Central Daylight Time, on June 24, 2025, in the O’Neil Multimedia Room at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209.
Purpose of the Special Meeting (see page 28)
At the special meeting, ProAssurance stockholders will be asked to consider and vote on the following proposals:
•
a proposal to adopt the merger agreement (the “merger proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 33 and 71, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ProAssurance to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on pages 57 and 98, respectively; and

•
a proposal to adjourn the special meeting, from time to time, if necessary, as determined in good faith by the ProAssurance Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”), which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3),” beginning on page 99.

The ProAssurance Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the ProAssurance Board has (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of ProAssurance and the ProAssurance stockholders, (c) directed that the merger agreement be submitted to the ProAssurance stockholders for adoption and (d) recommended that the merger agreement be adopted by the ProAssurance stockholders. Certain factors considered by the ProAssurance Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ProAssurance Board and Reasons for the Merger,” beginning on page 44.
The ProAssurance Board unanimously recommends that ProAssurance stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.
The affirmative vote of holders of a majority of the outstanding shares of ProAssurance common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If ProAssurance stockholders fail to approve the merger proposal, the merger will not occur.
Record Date; Stockholders Entitled to Vote (see page 29)
Only holders of record of ProAssurance common stock at the close of business on May 12, 2025, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

Holders of record of ProAssurance common stock are entitled to one vote for each share of ProAssurance common stock they own of record at the close of business on the record date. At the close of business on the record date, there were 51,070,243 shares of ProAssurance common stock issued and outstanding, held by approximately 2,154 holders of record.
Quorum (see page 29)
Under ProAssurance’s bylaws, the presence, in person or represented by proxy, at the special meeting of holders of shares of common stock having one-third of the votes which could be cast by holders of all outstanding shares of ProAssurance common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject ProAssurance to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of ProAssurance common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote (see page 29)
The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ProAssurance common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of ProAssurance common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ProAssurance common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Voting at the Special Meeting (see page 30)
If your shares are registered directly in your name with ProAssurance’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ProAssurance common stock in the following four ways:
•
By Internet. Access the website of ProAssurance’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the ProAssurance Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•	In Person at the Special Meeting.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 10:59 p.m. Central Daylight Time on June 23, 2025. Proxy cards must be received no later than June 23, 2025 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
You may revoke your proxy at any time prior to the vote at the special meeting by (a) sending a written statement to that effect to ProAssurance’s Secretary, (b) submitting another proxy to vote by internet or telephone, (c) submitting a properly signed proxy card with a later date, or (d) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ProAssurance common stock to be voted. If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.
ProAssurance recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the special meeting and so that the vote count will not be delayed.
Abstentions and Broker Non-Votes (see page 29)
At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal or the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because under the NYSE rules brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of ProAssurance common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of ProAssurance common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.
Solicitation of Proxies (see page 31)
The ProAssurance Board is soliciting your proxy, and ProAssurance will bear the cost of soliciting proxies. Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $25,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ProAssurance common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Okapi Partners LLC or, without additional compensation, by certain of ProAssurance’s directors, officers and employees.
Adjournment (see page 31)
In addition to the merger proposal and the named executive officer merger-related compensation proposal, ProAssurance stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, if necessary, as determined in good faith by the ProAssurance Board, including for the purpose of soliciting additional votes in favor of the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are encouraged to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.
Structure of the Merger (see page 33)
Subject to the terms and the conditions of the merger agreement and in accordance with the DGCL, if the merger is completed, then at the effective time of the merger (the “effective time”), Merger Sub will merge with and into ProAssurance, the separate corporate existence of Merger Sub will cease, and ProAssurance will survive the merger as a wholly owned subsidiary of The Doctors Company.
Merger Consideration (see page 33)
Upon the terms and subject to the conditions of the merger agreement, at the effective time, ProAssurance stockholders will have the right to receive $25.00 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”), for each share of ProAssurance common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than (a) (i) shares of ProAssurance common stock owned by The Doctors Company or Merger Sub or any other wholly owned subsidiary of The Doctors Company immediately prior to the effective time, (ii) shares of ProAssurance common stock owned by ProAssurance immediately prior to the effective time, including shares of ProAssurance common stock held in treasury by ProAssurance and (iii) shares of ProAssurance common stock owned by wholly owned subsidiaries of ProAssurance immediately prior to the effective time that would, prior to the effective time, be permitted under applicable law to be distributed by such subsidiary to the Company without approval by any insurance regulator (the “cancelled subsidiary shares”), and, in each, case not held on behalf of third parties (collectively, the “cancelled shares”), (b) shares of ProAssurance common stock owned by wholly owned subsidiaries of ProAssurance immediately prior to the effective time which are not cancelled subsidiary shares and not held on behalf of third parties (the “non-cancelled subsidiary shares”) and (c) shares of ProAssurance common stock that are issued and outstanding immediately prior to the effective time and that are held by holders who have not voted such shares of ProAssurance common stock in favor of the adoption of the merger agreement and who are entitled to, and have properly demanded, appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “dissenting shares”)). After the merger is completed, holders of shares of ProAssurance common stock will have only the right to receive a cash payment in respect of their shares of ProAssurance common stock, and will no longer have any rights as ProAssurance stockholders, including voting or other rights.
Any cancelled shares outstanding as of immediately prior to the effective time will be cancelled and retired without any conversion thereof at the effective time.
Any non-cancelled subsidiary shares outstanding as of immediately prior to the effective time will be converted into and become a proportionally equivalent amount of issued, fully paid and non-assessable shares of the surviving corporation.
Treatment of ProAssurance Equity Awards (see page 33)
The merger agreement provides that outstanding equity-based awards (collectively, the “ProAssurance equity awards”) under the (a) ProAssurance 2024 Equity Incentive Plan and (b) ProAssurance Amended and Restated 2014 Equity Incentive Plan and (c) ProAssurance Director Deferred Stock Compensation Plan, as each may be amended from time to time (collectively, the “ProAssurance equity incentive plans”), will be treated as set forth below.
Restricted Stock Units. Immediately prior to the effective time, each outstanding unvested restricted stock unit (“ProAssurance RSU”) will generally, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance RSU to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance RSU multiplied by (b) $25.00, less applicable tax withholdings.
Performance Shares. Immediately prior to the effective time, each outstanding unvested performance share (“ProAssurance performance share”) will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance performance share to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance performance share, calculated based on target-level performance multiplied by (b) $25.00, less applicable tax withholdings.
Deferred Shares. Immediately prior to the effective time, all amounts held in deferred compensation accounts representing awarded deferred shares, and any accrued dividend equivalents in such deferred compensation accounts that have been converted into deferred shares (“ProAssurance deferred shares”) will, automatically and without any required action on the part of the holder thereof, be converted into an obligation to pay cash and will entitle the holder of such ProAssurance deferred shares to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance deferred shares multiplied by (b) $25.00.
Any consideration payable in respect of the ProAssurance RSUs, ProAssurance performance shares and ProAssurance deferred shares will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than seven business days following the closing date. Notwithstanding the foregoing, if any payment owed to a holder of ProAssurance RSUs, ProAssurance performance shares or ProAssurance deferred shares cannot be made through the surviving corporation’s payroll system or payroll provider, then the surviving corporation will issue a wire transfer or direct deposit, or a check for such payment to such holder as soon as practicable following the closing date but in no event later than five business days thereafter.
Special rules govern the treatment of ProAssurance RSUs that may be granted following the entry into the merger agreement as part of the 2026 long-term incentive award cycle, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86.
Recommendation of the ProAssurance Board (see page 28)
The ProAssurance Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the ProAssurance Board has (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of ProAssurance and the ProAssurance stockholders, (c) directed that the merger agreement be submitted to the ProAssurance stockholders for adoption and (d) recommended that the merger agreement be adopted by the ProAssurance stockholders. Certain factors considered by the ProAssurance Board in reaching its decision to approve the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ProAssurance Board and Reasons for the Merger” beginning on page 44.
The ProAssurance Board unanimously recommends that ProAssurance stockholders vote:
•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.
Opinion of ProAssurance’s Financial Advisor (see page 50)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its oral opinion to the ProAssurance Board (which was subsequently confirmed by delivery of Goldman Sachs’ written opinion dated as of March 19, 2025) that, as of March 19, 2025 and based upon and subject to the factors and assumptions set forth therein, the

$25.00 in cash per share of ProAssurance common stock to be paid to the holders of ProAssurance common stock (other than The Doctors Company and its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders of ProAssurance common stock.
The full text of the written opinion of Goldman Sachs, dated March 19, 2025, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the ProAssurance Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of ProAssurance common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between ProAssurance and Goldman Sachs, ProAssurance has agreed to pay Goldman Sachs a transaction fee of approximately $26 million, $5 million of which became payable upon the announcement of the merger, and the remainder of which is contingent upon consummation of the merger.
Interests of ProAssurance’s Executive Officers and Directors in the Merger (see page 57)
In considering the recommendation of the ProAssurance Board that ProAssurance stockholders vote to approve the merger proposal, ProAssurance stockholders should be aware that certain directors and executive officers of ProAssurance may have interests in the proposed merger that are different from, or in addition to, the interests of ProAssurance stockholders generally and which may create potential conflicts of interest. The ProAssurance Board was aware of these interests and considered them when it approved the merger agreement and the merger.
These interests include:
•
ProAssurance’s executive officers are entitled to severance protections and benefits under their employment agreements or release and severance compensation agreements, as applicable, in the event of a termination of employment without “cause” or a resignation for “good reason” within 24 months following the completion of the merger (and for Edward L. Rand, Jr. only, any such termination at any time following the completion of the merger);

•
pursuant to the merger agreement, immediately prior to the effective time, ProAssurance RSUs, ProAssurance performance shares and ProAssurance deferred shares held by ProAssurance’s executive officers and members of the ProAssurance Board will generally fully vest (to the extent previously unvested) and be cancelled and cashed out based on the merger consideration; and

•
ProAssurance may, in consultation with The Doctors Company, implement the following strategies to mitigate any issues resulting from the application of Sections 280G and 4999 of the Code and to maximize the net after-tax proceeds received by any individual subject to Section 4999 of the Code: (a) accelerate the vesting or payment of compensation (including annual bonuses) that is scheduled to vest or be paid in calendar year 2026, (b) accelerate the vesting or payment of compensation that would vest or become payable at the effective time in accordance with the applicable employment agreement or the terms of the applicable ProAssurance plan, or (c) enter into or expand non-competition agreements and obtain valuations with respect to such non-competition agreements.

•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ProAssurance’s certificate of incorporation and bylaws, and performance under indemnification agreements between ProAssurance and its directors and executive officers.

These interests are discussed in more detail in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger,” beginning on page 57.
Financing of the Merger (see page 63)
The merger is not conditioned on any financing arrangements or contingencies. The Doctors Company has represented in the merger agreement that The Doctors Company has, and at all times from and after March 19, 2025 will have available to it (without taking into account any funds that would require a dividend to be paid to Parent from any of its Subsidiaries), and Merger Sub will have as of the effective time, sufficient funds for the satisfaction of all of The Doctors Company’s and Merger Sub’s obligations under the merger agreement, including (a) to make all payments contemplated by the merger agreement to be made by The Doctors Company, Merger Sub or the surviving corporation as of the effective time, (b) the repayment, prepayment or discharge of any outstanding indebtedness of ProAssurance or its subsidiaries required to be repaid, prepaid or discharged in connection with the closing and (c) the payment of all fees and expenses incurred in connection with the transactions contemplated by the merger agreement.
Regulatory Approvals Required for the Merger (see page 63)
As further discussed in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals Required for the Merger” beginning on page 63, completion of the merger is conditioned upon (a) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and (b) the expiration or termination of any voluntary agreement with a governmental entity entered into by ProAssurance, The Doctors Company or Merger Sub not to consummate the merger, and (c) the receipt of each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust or insurance laws with respect to the merger as specified in the applicable exhibit to the merger agreement. Under the merger agreement and subject to certain limitations, each of ProAssurance and The Doctors Company has agreed to use their respective reasonable best efforts to, among other things, consummate the merger as soon as reasonably practicable.
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. ProAssurance and The Doctors Company plan to file an HSR notification with the Antitrust Division and the FTC as promptly as reasonably practicable.
Insurance laws and regulations generally provide that no person may directly or indirectly acquire control of an insurance company unless and until that acquisition has been approved by the relevant domiciliary insurance regulator of that insurance company. Further, several U.S. state insurance laws require prior notification to state insurance regulatory authorities of an acquisition of control of a non-domiciliary insurance company doing business in that state if the acquisition would result in specified levels of market concentration. Applications or notifications in connection with the merger or the changes in control of various subsidiaries of ProAssurance that may be deemed to occur as a result of the merger have been or will be filed, pursuant to the merger agreement, as further discussed in the section of this proxy statement entitled “The Merger Proposal (Proposal 1) – Regulatory Approvals Required for the Merger” beginning on page 63.
Although ProAssurance has reason to believe the antitrust and insurance reviews will be completed by the applicable regulatory authorities in a timely manner, there is no certainty that these reviews will be completed within the period of time contemplated by the merger agreement. ProAssurance has no reason to believe that the completion of any of such reviews would be conditioned upon any burdensome condition (as defined in the section of this proxy statement entitled “The Merger Proposal (Proposal 1) – Regulatory Approvals Required for the Merger” beginning on page 63, or that a challenge to the merger would be made, but there is no certainty of outcome.
Material U.S. Federal Income Tax Consequences of the Merger (see page 67)
The exchange of ProAssurance common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Appraisal Rights (see page 67)
Pursuant to Section 262 of the DGCL, dissenting ProAssurance stockholders will be entitled to seek appraisal of their shares of ProAssurance common stock in connection with the merger under Section 262 of the DGCL. The “fair value” of such shares as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the merger consideration.
The right to seek appraisal will be lost if a ProAssurance stockholder votes FOR the merger agreement. Abstaining or voting against the merger agreement, however, is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, ProAssurance stockholders who wish to exercise the right to seek an appraisal of their shares of ProAssurance common stock must advise ProAssurance by submitting a written demand for appraisal to ProAssurance prior to the taking of the vote on the merger agreement at the special meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A beneficial owner of shares of ProAssurance common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights in such beneficial owner’s name if such beneficial owner continuously owns such shares through the effective time and otherwise satisfies the requirements applicable to ProAssurance stockholders of record under Section 262(a) of the DGCL. In addition, the beneficial owner must (a) reasonably identify in his, her or its demand the holder of record of the shares of ProAssurance common stock for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by ProAssurance and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all ProAssurance stockholders who have perfected their appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of ProAssurance common stock or (b) the value of the merger consideration multiplied by the total number of shares of ProAssurance common stock entitled to appraisal exceeds $1 million. In view of the complexity of Section 262 of the DGCL, ProAssurance stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.
For a more complete description of the right of ProAssurance stockholders to dissent, ProAssurance stockholders should read the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 67.
Expected Timing of the Merger
ProAssurance expects to complete the merger during the first half of 2026. The merger is subject to antitrust and insurance regulatory approvals and various other conditions, however, and it is possible that factors outside of the control of ProAssurance or The Doctors Company could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. ProAssurance expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.
Non-Solicitation of Acquisition Proposals (see page 81)
From March 19, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, ProAssurance will not, and will cause its subsidiaries not to, and will direct its and their respective representatives not to, directly or indirectly:
•
initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate an inquiry, proposal, indication of interest or offer regarding, or the making of, any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to, any acquisition proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81);

•
engage in, continue or otherwise participate in any discussions or negotiations with any person (other than The Doctors Company, Merger Sub or their representatives), or furnish any non-public information or afford to any other person (other than The Doctors Company, Merger Sub or their representatives) access to the properties, assets, books, records or any personnel of ProAssurance or its subsidiaries, in any such case in connection with or with the intent to induce the making, submission or announcement of, any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal (other than to state that the terms of the non-solicitation provisions of the merger agreement prohibit such discussions or negotiations);
•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal; or
•
negotiate, execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any acquisition proposal (other than an acceptable confidentiality agreement (executed in accordance with the terms of the merger agreement)); provided that any determination or action by the ProAssurance Board that is permitted pursuant to certain terms of the merger agreement shall not be deemed to be in breach or violation of the non-solicitation provisions of the merger agreement.

Notwithstanding the foregoing, ProAssurance and the ProAssurance Board may:
•
comply with its disclosure obligations to its stockholders under applicable law or the rules and policies of the NYSE, take and disclose to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), make a “stop-look-and-listen” communication to ProAssurance stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the ProAssurance stockholders) or make any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal (as determined in good faith by the ProAssurance Board, after consultation with its outside legal counsel); provided, that the ProAssurance Board may not make a change of recommendation (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81) except to the extent otherwise permitted by certain provisions of the merger agreement;

•
prior to (but not after) obtaining the company requisite vote (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81), engage in any communications with any person or group of persons and their respective representatives who has made a bona fide, written acquisition proposal after March 19, 2025 that did not otherwise result from a material breach of the non-solicitation provisions of the merger agreement, solely for the purpose of clarifying the terms thereof and conditions of such acquisition proposal;

•
prior to (but not after) obtaining the company requisite vote: (a) engage in any communications, negotiations or discussions with any person or group of persons and their respective representatives who has made a bona fide, written acquisition proposal after March 19, 2025 that did not otherwise result from a material breach of the non-solicitation provisions of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) and (b) provide access to ProAssurance’s or any of its subsidiaries’ properties, books and records and provide information or data in response to a request therefor by a person who has made such an acquisition proposal, in each case, if the ProAssurance Board (i) has determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or would reasonably be expected to constitute, result in or lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81) and (ii) has received from the person who made the acquisition proposal an executed acceptable confidentiality agreement; provided that ProAssurance shall provide to The Doctors Company and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to The Doctors Company or Merger Sub prior to or promptly following the time it is provided to such person;

•	prior to (but not after) obtaining the company requisite vote make a change of recommendation in accordance with the applicable provisions of the merger agreement described below; or
•
resolve, authorize, commit or agree to do any of the foregoing (only to the extent such actions would be permitted pursuant to the applicable provisions in the merger agreement described above). For the avoidance of doubt, a factually accurate public statement by ProAssurance or the ProAssurance Board (or a committee thereof) solely to the extent that it (a) describes ProAssurance’s receipt of an acquisition proposal, (b) identifies the person or group of persons making such acquisition proposal, (c) provides the material terms of such acquisition proposal, or (d) describes the operation of the merger agreement with respect to the acquisition proposal will not, in any case, be deemed to be (i) an adoption, approval or recommendation with respect to such acquisition proposal or (ii) a change of recommendation.

From March 19, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent otherwise permitted under the terms of the merger agreement, neither the ProAssurance Board nor any committee thereof shall make a change of recommendation.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, if a bona fide, written acquisition proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement is received by ProAssurance, and the ProAssurance Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal would, if consummated, constitute a superior proposal, then the ProAssurance Board may, if the ProAssurance Board has determined in good faith after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, (a) effect a change of recommendation or (b) terminate the merger agreement pursuant to the terms thereof in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that ProAssurance pays to The Doctors Company the company termination payment of $52.6 million required to be paid pursuant to the merger agreement as described under “The Merger Agreement—Termination Fees” beginning on page 95; provided further, that, prior to taking any action described in the foregoing clauses (a) or (b), ProAssurance shall provide notice to The Doctors Company as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81.
Prior to the time, but not after, the company requisite vote is obtained, other than as described in the immediately preceding paragraph, the ProAssurance Board may effect a change of recommendation if (a) an intervening event (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81) has occurred, and (b) prior to taking such action, the ProAssurance Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, ProAssurance shall provide notice to The Doctors Company as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81.
Conditions to the Closing of the Merger (see page 93)
The respective obligations of each of ProAssurance, The Doctors Company and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by ProAssurance and The Doctors Company (to the extent permitted by applicable law)) at or prior to the closing date of the following conditions as further described in the section entitled “The Merger Agreement – Conditions to Closing the Merger” beginning on page 93:
•	ProAssurance shall have obtained the company requisite vote;
•
no governmental entity of competent jurisdiction shall have enacted or promulgated any law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect; and

•
the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated, any voluntary agreement with a governmental entity entered into by the parties to the merger agreement in accordance with the merger agreement not to consummate the merger shall have expired or been terminated, and each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust law or insurance laws with respect to the merger as specified in the applicable exhibit to the merger agreement shall have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be.

The respective obligations of The Doctors Company and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by The Doctors Company (to the extent permitted by applicable law)) at or prior to the closing date of the following conditions as further described in the section entitled “The Merger Agreement – Conditions to Closing the Merger” beginning on page 93:
•
certain representations and warranties of ProAssurance in the merger agreement must be true and correct as of March 19, 2025 and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) (subject to certain materiality exceptions or certain de minimis inaccuracies) in the manner described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 93;

•
ProAssurance must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the closing date;

•	since March 19, 2025, no material adverse effect shall have occurred;
•
no burdensome condition (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81) shall be in effect; and

•
The Doctors Company must have received a certificate signed by an executive officer of ProAssurance certifying that each of the conditions set forth in the first three preceding bullet points have been satisfied.

The obligation of ProAssurance to effect the merger is also subject to the satisfaction (or written waiver by ProAssurance (to the extent permitted by applicable law)) at or prior to the closing date of the following conditions as further described in the section entitled “The Merger Agreement – Conditions to Closing the Merger” beginning on page 93:
•
certain representations and warranties of The Doctors Company and Merger Sub in the merger agreement must be true and correct as of March 19, 2025 and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) (subject to certain materiality exceptions) in the manner described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 93;

•
each of The Doctors Company and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the closing date; and

•
ProAssurance must have received a certificate signed by an executive officer of The Doctors Company, certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.

Termination (see page 94)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the company requisite vote is obtained (except as otherwise expressly noted), as follows:
•	by mutual written consent of ProAssurance and The Doctors Company;
•
by either ProAssurance or The Doctors Company upon written notice to the other party if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “restraint”);

•
by either ProAssurance or The Doctors Company upon written notice to the other party if the effective time shall not have occurred on or before 5:00 p.m. (New York time) on September 19, 2026 (the “end date”); provided that this right to terminate the merger agreement shall not be available to the party seeking to terminate if such party (or, in the case of The Doctors Company, of Merger Sub) has materially breached any provision of the merger agreement in any manner that has been the primary cause of or primarily resulted in the failure of the effective time to occur on or before the end date;

•
by either ProAssurance or The Doctors Company upon written notice to the other party if the company requisite vote shall not have been obtained at the special meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

by written notice from ProAssurance:
•
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of The Doctors Company or Merger Sub contained in the merger agreement, such that certain of ProAssurance’s closing conditions to consummate the merger would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by ProAssurance to The Doctors Company or (b) the end date; provided that ProAssurance shall not have the right to terminate the merger agreement pursuant to this provision if ProAssurance is then in material breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement such that certain of The Doctors Company or Merger Sub’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•
prior to obtaining the company requisite vote, in order to enter into a definitive agreement providing for a superior proposal, subject to and in accordance with ProAssurance and the ProAssurance Board having complied with the terms and conditions of the merger agreement related to change of recommendation with respect to such superior proposal and the acquisition proposal that was a precursor thereto; provided that ProAssurance pays the company termination payment at or prior to the time of such termination in accordance with the merger agreement (it being understood that ProAssurance may enter into such definitive agreement simultaneously with such termination of the merger agreement);

by written notice from The Doctors Company if:
•
there shall have been a breach of any representation, warranty, covenant or agreement on the part of ProAssurance contained in the merger agreement, such that certain of The Doctors Company’s and Merger Sub’s closing conditions to consummate the merger would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by The Doctors Company to ProAssurance or (b) the end date; provided that The Doctors Company shall not have the right to terminate the merger agreement pursuant to this provision if The Doctors Company or Merger Sub is then in material breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement such that certain of ProAssurance’s closing conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or
•	prior to obtaining the company requisite vote, if a change of recommendation shall have occurred.
Termination Fee (see page 95)
If the merger agreement is terminated under specified circumstances, ProAssurance may be required to pay a termination fee to The Doctors Company of $52.6 million, including if The Doctors Company terminates due to a change of recommendation or if ProAssurance terminates due to entering into a definitive agreement with respect to a superior proposal.
If the merger agreement is terminated under certain circumstances relating to the failure to obtain regulatory approvals, The Doctors Company may be required to pay a termination fee to ProAssurance of $52.6 million.
If ProAssurance or The Doctors Company fail to pay any termination fee, as applicable, within the specified time period, the paying party will be required to reimburse non-paying party’s reasonable out-of-pocket costs and expenses incurred in connection with any action taken to collect payment of such amounts. No party is required to pay the applicable termination fee on more than one occasion.
Expenses Generally (see page 96)
Except as provided in the merger agreement, each party will bear its own expenses in connection with the merger agreement and the transactions contemplated by the merger agreement. Filing fees and other expenses incurred in connection with obtaining any consents or making any filings under any antitrust laws or insurance laws will be borne by The Doctors Company. Expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by The Doctors Company and ProAssurance.
Specific Performance (see page 97)
The parties to the merger agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.
Indemnification of Directors and Officers; Insurance (see page 91)
Pursuant to the terms of the merger agreement, ProAssurance’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 91 for a description of such ongoing arrangements.
Delisting and Deregistration of ProAssurance Common Stock (see page 67)
As promptly as reasonably practicable following the completion of the merger, the ProAssurance common stock currently listed on NYSE will cease to be listed on NYSE and will be deregistered under the Exchange Act.
Market Prices of ProAssurance Common Stock (see page 100)
The closing sales price of ProAssurance common stock on May 13, 2025, the latest practicable date before the printing of this proxy statement, was $23.00 per share. The closing sales price of ProAssurance common stock on NYSE on March 18, 2025, the last trading day prior to the announcement of the execution of the merger agreement, was $15.74 per share. You are urged to obtain current market quotations for ProAssurance common stock when considering whether to approve the merger proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. ProAssurance urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.
Q.	Why am I receiving these proxy materials?
A.
On March 19, 2025, ProAssurance entered into a merger agreement providing for the merger of Merger Sub with and into ProAssurance, pursuant to which the separate corporate existence of Merger Sub will cease and ProAssurance will survive the merger as a wholly owned subsidiary of The Doctors Company. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, ProAssurance stockholders must vote to adopt the merger agreement. The approval of the merger proposal by ProAssurance stockholders is a condition to the consummation of the merger. See the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 93. You are receiving this proxy statement in connection with the solicitation by ProAssurance of proxies of ProAssurance stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ProAssurance to its named executive officers that is based on or otherwise relates to the merger and on a proposal to adjourn the special meeting, from time to time, if necessary, as determined in good faith by the ProAssurance Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal.
This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, you are encouraged to submit a proxy as soon as possible.
Q.	What is the proposed transaction?
A.
If the merger proposal is approved by ProAssurance stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into ProAssurance. ProAssurance will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of The Doctors Company.

Q.	What will I receive in the merger if it is completed?
A.
Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $25.00 in cash, without interest and subject to any applicable withholding taxes, for each share of ProAssurance common stock you own (other than cancelled shares, non-cancelled subsidiary shares and dissenting shares, each as described in the merger agreement) immediately prior to the effective time of the merger, which represents a premium of approximately 58.8% over ProAssurance’s closing stock price on March 18, 2025, the last trading day prior to the announcement of the execution of the merger agreement. For example, if you own 100 shares of ProAssurance common stock (other than cancelled shares, non-cancelled subsidiary shares and dissenting shares) immediately prior to the effective time of the merger, you will be entitled to receive $2,500.00 in cash in exchange for such shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in The Doctors Company.

Q.	Where and when is the special meeting, and who may attend?
A.	The special meeting will be held at 9:00 a.m., Central Daylight Time, on June 24, 2025, in the O’Neil Multimedia Room at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham,

Alabama 35209. If you decide to attend the special meeting, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.
Q.	Who can vote at the special meeting?
A.
All ProAssurance stockholders of record as of the close of business on May 12, 2025, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting or any adjournment thereof. Each share of ProAssurance common stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were 51,070,243 shares of ProAssurance common stock issued and outstanding, held by approximately 2,154 holders of record.

Q.	What matters will be voted on at the special meeting?
A.	At the special meeting, you will be asked to consider and vote on the following proposals:
•	the merger proposal;
•	the named executive officer merger-related compensation proposal; and
•
if necessary, as determined in good faith by the ProAssurance Board, including because there are insufficient votes at the time of the special meeting to approve the merger proposal, the adjournment proposal.

Q.	What is the position of the ProAssurance Board regarding the merger?
A.
The ProAssurance Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the ProAssurance Board has (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of ProAssurance and the ProAssurance stockholders, (c) directed that the merger agreement be submitted to the ProAssurance stockholders for adoption and (d) recommended that the merger agreement be adopted by the ProAssurance stockholders. Certain factors considered by the ProAssurance Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ProAssurance Board and Reasons for the Merger” beginning on page 44.

Q.	How does the ProAssurance Board recommend that I vote on the proposals?
A.	ProAssurance’s Board unanimously recommends that you vote:
•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.
Q.	What vote is required to approve the merger proposal?
A.
The merger proposal will be approved if stockholders holding a majority of the outstanding shares of ProAssurance common stock entitled to vote as of the close of business on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the named executive officer merger-related compensation proposal (on a non-binding, advisory basis) and the adjournment proposal?
A.
Assuming a quorum is present, the named executive officer merger-related compensation proposal will be approved if the holders of a majority in voting power of the shares of ProAssurance common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the named executive officer merger-related compensation proposal.

The adjournment proposal will be approved if holders of a majority in voting power of the shares of ProAssurance common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the adjournment proposal.
Q.	Do you expect the merger to be taxable to ProAssurance stockholders?
A.
The exchange of ProAssurance common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the merger have on ProAssurance?
A.
If the merger is completed, ProAssurance common stock will be delisted from NYSE and deregistered under the Exchange Act, and ProAssurance will no longer be required to file periodic reports with the SEC with respect to ProAssurance common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, ProAssurance common stock will no longer be publicly traded and you will no longer have any interest in ProAssurance’s future earnings or growth. In addition, each share of ProAssurance common stock (other than cancelled shares, non-cancelled subsidiary shares and dissenting shares, each as described in the merger agreement) you hold immediately prior to the effective time of the merger will represent only the right to receive $25.00 in cash, without interest and subject to any applicable withholding taxes. ProAssurance will also become a wholly owned subsidiary of The Doctors Company at the effective time.

Q.	When is the merger expected to be completed?
A.
Assuming timely satisfaction of necessary closing conditions, including the approval by ProAssurance stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger during the first half of 2026. The merger is subject to antitrust review, insurance regulatory review and various other conditions, however, and it is possible that factors outside of the control of ProAssurance or The Doctors Company could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. ProAssurance expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Q.	What happens if the merger is not completed?
A.
If the merger proposal is not approved by ProAssurance stockholders, or if the merger is not completed for any other reason, ProAssurance stockholders will not receive any payment for their shares of ProAssurance common stock in connection with the merger. Instead, ProAssurance will remain an independent public company and shares of ProAssurance common stock will continue to be listed and traded on NYSE. ProAssurance may be required to pay The Doctors Company a termination fee of $52.6 million if the merger agreement is terminated under certain specified circumstances pursuant to the terms of the merger agreement. The Doctors Company may be required to pay a termination fee of $52.6 million to ProAssurance if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 95 for a discussion of the circumstances under which ProAssurance will be required to pay a termination fee.

Q.	How are ProAssurance’s directors and executives intending to vote?
A.
As of May 12, 2025, the directors and executive officers of ProAssurance (either directly or through their affiliates), collectively, beneficially owned and were entitled to vote 619,348 shares of ProAssurance common stock, representing approximately 1.21% of the shares of ProAssurance common stock outstanding on that date. ProAssurance currently expects that these directors and executive officers will vote such shares of ProAssurance common stock in favor of the foregoing proposals, although none of them has entered into any agreement obligating them to do so.

Q.	Do any of ProAssurance’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A.
Yes. In considering the recommendation of the ProAssurance Board with respect to the merger proposal, you should be aware that ProAssurance’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of ProAssurance’s stockholders generally. The ProAssurance Board was aware of and considered these differing or additional interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by ProAssurance stockholders. See the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger.”

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?
A.
SEC rules require ProAssurance to seek the approval of its stockholders on a non-binding, advisory basis with respect to certain payments that will or may be made to ProAssurance’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?
A.	The ProAssurance Board is soliciting your proxy, and ProAssurance will bear the cost of soliciting proxies.
Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $25,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ProAssurance common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi Partners LLC or, without additional compensation, by certain of ProAssurance’s directors, officers and employees.
Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?
A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting, ProAssurance requests that you submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?
A.
If your shares are registered directly in your name with ProAssurance’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ProAssurance common stock in the following four ways:

•
By Internet. Access the website of ProAssurance’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the ProAssurance Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.
•	In Person at the Special Meeting.
Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 10:59 p.m., Central Daylight Time on June 23, 2025. Proxy cards must be received no later than June 23, 2025 in order to ensure that your shares are voted.
Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?
A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of ProAssurance common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of ProAssurance common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?
A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When submitting a proxy by mail, internet or telephone, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the proposals to come before the special meeting.

If you properly sign and return your proxy card or submit your proxy by telephone or through the internet but do not include instructions on how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the ProAssurance Board with respect to the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal and, accordingly, will have the same effect as a vote “FOR” each such proposal.
Q.	Can I change or revoke my proxy after it has been submitted?
A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to ProAssurance’s Secretary, which statement must be received no later than June 23, 2025;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 10:59 p.m. (Central Daylight Time) on June 23, 2025;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting in person.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the special meeting.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ProAssurance common stock to be voted.
Q.	How many shares of ProAssurance common stock must be present to constitute a quorum for the special meeting? What if there is no quorum?
A.
Under ProAssurance’s bylaws, the presence, in person or represented by proxy, at the special meeting of holders of shares of common stock having one-third of the votes which could be cast by holders of all outstanding shares of ProAssurance common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject ProAssurance to additional expense.

If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of ProAssurance common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting.
As of the close of business on the record date, there were 51,070,243 shares of ProAssurance common stock outstanding. Accordingly, holders of record of at least 17,023,415 shares of ProAssurance common stock must be present or represented by proxy at the special meeting to constitute a quorum.
Q.	What if I abstain from voting on any proposal?
A.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the internet, even if you abstain from voting, your shares of ProAssurance common stock will still be counted for purposes of determining whether a quorum is present at the special meeting. If you abstain from voting at the special meeting or mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the internet, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal or the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card, submit a proxy to vote by telephone or over the internet or attend and vote in person at the special meeting?
A.
If you are a stockholder of record of ProAssurance and you do not attend the special meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum is present. The failure to submit a proxy or otherwise attend and vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, in each case, assuming that a quorum is present. The vote to approve the merger proposal, however, is based on the total number of shares of ProAssurance common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to submit a proxy or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. If your shares are not voted at the special meeting, however, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What is a broker non-vote?
A.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of ProAssurance common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or adjournment proposal, in each case, assuming that a quorum is present. The vote to approve the merger proposal, however, is based on the total number of shares of ProAssurance common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.
Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A.
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of ProAssurance common stock?
A.
Yes. If the merger is completed, dissenting ProAssurance stockholders will be entitled to seek appraisal of their shares of ProAssurance common stock in connection with the merger under Section 262 of the DGCL. This means that holders of shares of ProAssurance common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of ProAssurance common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be the fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each ProAssurance stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of shares of ProAssurance common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. For more information, please see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 67.

Q.	What happens if I transfer my shares of ProAssurance common stock before the completion of the merger?
A.
If you transfer your shares of ProAssurance common stock before the merger is completed, you will lose your right to receive the merger consideration or to exercise appraisal rights with respect to such shares. In order to receive the merger consideration in respect of any shares, you must hold such shares of ProAssurance common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?
A.
No. After the merger is completed, if you are a stockholder of record and hold your shares of ProAssurance common stock in certificated form, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of ProAssurance common stock for the consideration to be paid to former ProAssurance stockholders in connection with the merger. If you are a stockholder of record and hold your shares of ProAssurance common stock in book-entry form, only if required by the paying agent will you receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of ProAssurance common stock for the consideration to be paid to former ProAssurance stockholders in connection with the merger. If you are the beneficial owner of shares of ProAssurance common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?
A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?
A.
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. ProAssurance has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless ProAssurance has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, ProAssurance will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which ProAssurance delivered a single copy of any of these materials. This request may be submitted by contacting ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209, (800) 282-6242, Attention: Jeffrey P. Lisenby, General Counsel and Secretary. ProAssurance will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary.

A number of brokerage firms with account holders who are ProAssurance stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Q.	What will the holders of outstanding ProAssurance equity awards receive in the merger?
A.	The merger agreement provides that outstanding ProAssurance equity awards will be treated as set forth below.
Restricted Stock Units. Immediately prior to the effective time, each outstanding unvested ProAssurance RSU will generally, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance RSU to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance RSU multiplied by (b) $25.00, less applicable tax withholdings.
Performance Shares. Immediately prior to the effective time, each outstanding unvested ProAssurance performance share will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance performance share to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance performance share, calculated based on target-level performance multiplied by (b) $25.00, less applicable tax withholdings.
Deferred Shares. Immediately prior to the effective time, all awarded ProAssurance deferred shares will, automatically and without any required action on the part of the holder thereof, be converted into an obligation to pay cash and will entitle the holder of such ProAssurance deferred shares to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance deferred shares multiplied by (b) $25.00.
The treatment of ProAssurance equity awards is described in more detail in the section of this proxy statement entitled “The Merger Agreement—Treatment of ProAssurance Equity Awards” beginning on page 72.
Special rules govern the treatment of ProAssurance RSUs that may be granted following the entry into the merger agreement as part of the 2026 long-term incentive award cycle, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86.
Q.	When will ProAssurance announce the voting results of the special meeting, and where can I find the voting results?
A.
ProAssurance intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that ProAssurance files with the SEC are publicly available when filed.

Q:	Where can I find more information about ProAssurance?
A:	You can find more information about ProAssurance from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 108.
Q:	Who can help answer my other questions?
A:
If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Okapi Partners LLC, which is acting as the proxy solicitor for ProAssurance in connection with the merger, or ProAssurance.

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Shareholders may call toll free: (855) 305-0857
Banks and Brokers may call collect: (212) 297-0720
or
ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
Attention: Jeffrey P. Lisenby, General Counsel and Secretary
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (a) the completion of the merger on the anticipated terms and timing, (b) the satisfaction of other conditions to the completion of the merger, including obtaining required shareholder and regulatory approvals; (c) the risk ProAssurance’s stock price may fluctuate during the pendency of the merger and may decline if the merger is not completed; (d) potential litigation relating to the merger that could be instituted against ProAssurance or its directors, managers or officers, including the effects of any outcomes related thereto; (e) the risk that disruptions from the merger will harm ProAssurance’s business, including current plans and operations, including during the pendency of the merger; (f) the ability of ProAssurance to retain and hire key personnel; (g) the diversion of management’s time and attention from ordinary course business operations to completion of the merger and integration matters; (h) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merge; (i) legislative, regulatory and economic developments; (j) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect ProAssurance’s financial performance; (k) certain restrictions during the pendency of the merger that may impact ProAssurance’s ability to pursue certain business opportunities or strategic transactions; (l) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (m) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (n) unexpected costs, liabilities or delays associated with the transaction; (o) the response of competitors to the transaction; (p) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring ProAssurance to pay a termination fee; and (q) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

THE PARTIES TO THE MERGER
ProAssurance
ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
(800) 282-6242
ProAssurance is an industry-leading specialty insurer with extensive expertise in medical professional liability and products liability for medical technology and life sciences. ProAssurance also is a provider of workers’ compensation insurance in the eastern U.S. ProAssurance is rated “A” (Excellent) by AM Best.
The ProAssurance common stock is traded on NYSE under the ticker symbol “PRA”.
ProAssurance’s principal executive offices are located at 100 Brookwood Place, Birmingham, Alabama 35209, and ProAssurance’s telephone number is (800) 282-6242. ProAssurance’s corporate web address is www. proassurancegroup.com. The information provided on ProAssurance’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to ProAssurance’s website provided in this proxy statement.
Additional information about ProAssurance is contained in its public filings with the SEC, which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 108.
The Doctors Company
The Doctors Company
185 Greenwood Road
Napa, California 94558
707-226-0289
The Doctors Company, founded and led by physicians, is the nation’s largest physician-owned medical malpractice insurer, is relentlessly committed to advancing, protecting, and rewarding the practice of good medicine. The Doctors Company helps all healthcare providers manage the complexities of today’s healthcare environment—with expert guidance, resources, and coverage. The Doctors Company is part of TDC Group (tdcg.com), the nation’s largest physician-owned provider of insurance and risk management solutions. TDC Group serves the full continuum of care, from individual clinicians to academic medical systems—with over 110,000 healthcare professionals and organizations nationwide—with annual revenue of $1.5 billion and more than $8 billion in assets.
Merger Sub
Jackson Acquisition Corporation
c/o The Doctors Company
185 Greenwood Road
Napa, California 94558
707-226-0289
Merger Sub is a wholly owned subsidiary of The Doctors Company and was formed on March 14, 2025, solely for the purpose of engaging in transactions of the nature contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING
This proxy statement is being provided to ProAssurance stockholders as part of a solicitation by the ProAssurance Board for proxies for use at the special meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place
The special meeting is scheduled to be held at 9:00 a.m., Central Daylight Time, on June 24, 2025, in the O’Neil Multimedia Room at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209.
Purpose of the Special Meeting
At the special meeting, ProAssurance stockholders will be asked to consider and vote on the following proposals:
•
the merger proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 33 and 71, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
the named executive officer merger-related compensation proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on pages 57 and 98, respectively; and

•	the adjournment proposal, which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3)” beginning on page 99.
The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of ProAssurance common stock entitled to vote as of the close of business on the record date is a condition to the completion of the merger. If ProAssurance stockholders fail to approve the merger proposal, the merger will not occur.
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ProAssurance, The Doctors Company or the surviving corporation. Accordingly, because ProAssurance is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Other than the matters described above, ProAssurance does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof, and ProAssurance has agreed in the merger agreement that no other matters (other than customary procedural matters) shall be brought before the special meeting.
Recommendation of the ProAssurance Board
The ProAssurance Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the ProAssurance Board has (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of ProAssurance and the ProAssurance stockholders, (c) directed that the merger agreement be submitted to the ProAssurance stockholders for adoption and (d) recommended that the merger agreement be adopted by the ProAssurance stockholders. Certain factors considered by the ProAssurance Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ProAssurance Board and Reasons for the Merger” beginning on page 44.
The ProAssurance Board unanimously recommends that ProAssurance stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.
Record Date; Stockholders Entitled to Vote
Only holders of record of ProAssurance common stock at the close of business on May 12, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of ProAssurance common stock are entitled to one vote for each share of ProAssurance common stock they own of record at the close of business on the record date. At the close of business on the record date, there were 51,070,243 shares of ProAssurance common stock issued and outstanding, held by approximately 2,154 holders of record.
Quorum
Under ProAssurance’s bylaws, the presence, in person or represented by proxy, at the special meeting of holders of shares of common stock having one-third of the votes which could be cast by holders of all outstanding shares of ProAssurance common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject ProAssurance to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of ProAssurance common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote
The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ProAssurance common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of ProAssurance common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ProAssurance common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal or the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of ProAssurance common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of ProAssurance common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, assuming a quorum is present.
Failure to Vote
If you are a stockholder of record and you do not attend the special meeting, sign and return your proxy card by mail or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted as present for purposes of determining whether a quorum is present.
As discussed above, under the NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the special meeting or counted as present for purposes of determining whether a quorum is present.
A failure to submit a proxy or otherwise attend and vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, in each case, assuming that a quorum is present. The vote to approve the merger proposal, however, is based on the total number of shares of ProAssurance common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.
Voting at the Special Meeting
If your shares are registered directly in your name with ProAssurance’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ProAssurance common stock in the following four ways:
•
By Internet. Access the website of ProAssurance’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the ProAssurance Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•	In person at the Special Meeting.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 10:59 p.m., Central Daylight Time on June 23, 2025. Proxy cards must be received no later than June 23, 2025 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Stockholders who are entitled to vote at the special meeting (and their duly appointed proxies) may attend the special meeting. If you decide to attend the special meeting, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name” and want to attend the special meeting, you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided a legal proxy from your bank, broker or other nominee, along with proper identification.
Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to ProAssurance’s Secretary, which statement must be received no later than June 23, 2025;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 10:59 p.m. (Central Daylight Time) on June 23, 2025;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting in person.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote at the special meeting, if you attend the special meeting in person.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ProAssurance common stock to be voted.
Solicitation of Proxies
The ProAssurance Board is soliciting your proxy, and ProAssurance will bear the cost of soliciting proxies. Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $25,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ProAssurance common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi Partners LLC or, without additional compensation, by certain of ProAssurance’s directors, officers and employees.
Adjournment
In addition to the merger proposal and the named executive officer merger-related compensation proposal, ProAssurance stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, if necessary, as determined in good faith by the

ProAssurance Board, including for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
The ProAssurance Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary, to solicit additional proxies.
Other Information
You should not send documents representing ProAssurance common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your shares of ProAssurance common stock for the consideration to be paid to former ProAssurance stockholders in connection with the merger.
Questions
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Okapi Partners LLC, ProAssurance’s proxy solicitor, by calling (855) 305-0857 (toll-free) or (212) 297-0720 (banks and brokers).

THE MERGER PROPOSAL
(PROPOSAL 1)
ProAssurance stockholders are being asked to approve a proposal to adopt the merger agreement, pursuant to which, subject to the terms and conditions set forth therein, and in accordance with the DGCL, Merger Sub will be merged with and into ProAssurance, the separate corporate existence of Merger Sub will thereupon cease, and ProAssurance will survive the merger as a wholly owned subsidiary of The Doctors Company.
The affirmative vote of the holders of a majority of the outstanding shares of ProAssurance common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If ProAssurance stockholders fail to approve the merger proposal, the merger will not occur.
The ProAssurance Board unanimously recommends that ProAssurance stockholders vote “FOR” the merger proposal.
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement.
Structure of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, if the merger is completed, then at the effective time, Merger Sub will merge with and into ProAssurance, the separate corporate existence of Merger Sub will cease, and ProAssurance will survive the merger as a wholly owned subsidiary of The Doctors Company.
Merger Consideration
Upon the terms and subject to the conditions of the merger agreement, at the effective time, ProAssurance stockholders will have the right to receive $25.00 in cash, without interest and subject to any applicable withholding taxes, for each share of ProAssurance common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than cancelled shares, non-cancelled subsidiary shares and dissenting shares, each as described in the merger agreement). After the merger is completed, ProAssurance stockholders will have only the right to receive a cash payment in respect of their shares of ProAssurance common stock, and will no longer have any rights as ProAssurance stockholders, including voting or other rights.
Any cancelled shares outstanding as of immediately prior to the effective time will be cancelled and retired without any conversion or payment of consideration at the effective time. Any non-cancelled subsidiary shares outstanding as of immediately prior to the effective time will be converted into and become a proportionally equivalent amount of issued, fully paid and non-assessable shares of the surviving corporation.
Treatment of ProAssurance Equity Awards
The merger agreement provides that outstanding ProAssurance equity awards will be treated as set forth below.
Restricted Stock Units. Immediately prior to the effective time, each outstanding unvested ProAssurance RSU will generally, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance RSU to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance RSU multiplied by (b) $25.00, less applicable tax withholdings.
Performance Shares. Immediately prior to the effective time, each outstanding unvested ProAssurance performance share will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance performance share to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance performance share, calculated based on target-level performance multiplied by (b) $25.00, less applicable tax withholdings.

Deferred Shares. Immediately prior to the effective time, all awarded ProAssurance deferred shares will, automatically and without any required action on the part of the holder thereof, be converted into an obligation to pay cash and will entitle the holder of such ProAssurance deferred shares to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance deferred shares multiplied by (b) $25.00.
Any consideration payable in respect of the ProAssurance RSUs, ProAssurance performance shares and ProAssurance deferred shares will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than seven business days following the closing date. Notwithstanding the foregoing, if any payment owed to a holder of ProAssurance RSUs, ProAssurance performance shares or ProAssurance deferred shares cannot be made through the surviving corporation’s payroll system or payroll provider, then the surviving corporation will issue a wire transfer or direct deposit, or a check for such payment to such holder as promptly as practicable following the closing date but in no event later than five business days thereafter.
Special rules govern the treatment of ProAssurance RSUs that may be granted following the entry into the merger agreement as part of the 2026 long-term incentive award cycle, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86.
Effects on ProAssurance if the Merger Is Not Completed
If the merger proposal is not approved by ProAssurance stockholders or if the merger is not completed for any other reason, ProAssurance stockholders will not receive any payment for their shares in connection with the merger. Instead, ProAssurance will remain an independent public company and shares of ProAssurance common stock will continue to be listed and traded on NYSE. In addition, if the merger is not completed, ProAssurance expects that management will operate ProAssurance’s business in a manner similar to that in which it is being operated today and that ProAssurance stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industry in which ProAssurance operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of ProAssurance common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ProAssurance common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ProAssurance common stock. If the merger proposal is not approved by ProAssurance stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to ProAssurance will be offered or that ProAssurance’s business, prospects or results of operation will not be adversely impacted.
Further, upon termination of the merger agreement, under certain specified circumstances, ProAssurance may be required to pay a termination fee of $52,600,000 to The Doctors Company pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, The Doctors Company may be required to pay a termination fee of $52,600,000 to ProAssurance pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 95 for a discussion of the circumstances under which ProAssurance will be required to pay a termination fee.
Background of the Merger
The ProAssurance Board and ProAssurance’s management regularly review and assess ProAssurance’s operations and financial performance, industry conditions and related developments as they may impact ProAssurance’s long-term strategic plans and objectives, with the goal of maximizing stockholder value. The ProAssurance Board and ProAssurance’s management regularly evaluate the continued execution of ProAssurance’s strategy as a stand-alone public company and have considered, from time to time, various strategic alternatives.
In furtherance of its consideration of these types of potential strategic alternatives, the ProAssurance Board and ProAssurance’s management have discussed a number of such alternatives with representatives of Goldman

Sachs & Co. LLC (“Goldman Sachs”) from time to time. ProAssurance has periodically consulted with representatives of Goldman Sachs for a number of reasons that include Goldman Sachs’ experience and expertise as a financial advisor in a wide variety of transactions, and Goldman Sachs’ qualifications and experience advising, and familiarity with, companies operating in the insurance industry in particular. In connection with the process that led to the proposed transaction, ProAssurance discussed such matters with representatives of Goldman Sachs throughout the course of the events described below. ProAssurance has also from time to time been advised by Simpson Thacher & Bartlett LLP, ProAssurance’s outside legal counsel (“Simpson Thacher”), in connection with various matters, and ProAssurance worked with representatives of Simpson Thacher throughout the course of the events described below.
On February 28, 2024, Edward L. Rand, Jr., president and chief executive officer of ProAssurance, received an unsolicited call from representatives of Waller Helms Advisors (“Waller Helms”) (subsequently acquired by Houlihan Lokey), financial advisor to The Doctors Company, on behalf of The Doctors Company, to inform Mr. Rand that The Doctors Company was interested in exploring a potential acquisition of ProAssurance. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed. Mr. Rand informed the ProAssurance Board of this communication.
On March 6, 2024, at the end of a regularly scheduled meeting of the ProAssurance Board, the ProAssurance Board held a session with representatives of ProAssurance management and representatives of Simpson Thacher in attendance. The ProAssurance Board discussed with representatives of management and Simpson Thacher the communication from Waller Helms on behalf of The Doctors Company. Representatives of Simpson Thacher reviewed with the directors their fiduciary duties under applicable law, including in the event a formal indication of interest were to be received from The Doctors Company. The ProAssurance Board discussed engaging a financial advisor in connection with any potential indication of interest that the ProAssurance Board might receive. The ProAssurance Board then appointed Bruce Angiolillo, Samuel Di Piazza and Fabiola Cobarrubias to act as a committee of the ProAssurance Board (which we refer to in this Proxy as the “Transaction Committee”) to oversee the day-to-day process related to any potential indication of interest to acquire ProAssurance and any related potential transaction, subject to the ProAssurance Board retaining control of any material decisions.
On March 11, 2024, representatives of ProAssurance management provided Goldman Sachs with the then-current financial projections for ProAssurance for fiscal years 2024 through 2026 (the “March 2024 Projections”), which had been prepared by ProAssurance management in the ordinary course in connection with the fiscal year end for fiscal year 2023. Thereafter, representatives of ProAssurance management began work to prepare updated financial projections for ProAssurance for fiscal years 2024 through 2028, reflecting certain changes including updates to incorporate observable changes in market conditions.
On March 19, 2024, Dr. Richard Anderson, chief executive officer of The Doctors Company, submitted to Mr. Rand a non-binding written indication of interest (the “Initial Proposal”) to acquire 100% of the common stock of ProAssurance for $20.00 per share of common stock in cash. On the previous trading day, March 18, 2024, the closing price of ProAssurance common stock was $11.86. The Initial Proposal stated The Doctors Company’s belief that the parties would be able to obtain all required regulatory approvals and consents expeditiously and that The Doctors Company had sufficient funds to acquire ProAssurance without any financing contingency. Mr. Rand shared the Initial Proposal with the ProAssurance Board and representatives of Goldman Sachs and Simpson Thacher.
On March 21, 2024, the Transaction Committee met, with ProAssurance senior management, including Mr. Rand, in attendance, to discuss the Initial Proposal and next steps in evaluating such Initial Proposal.
On March 29, 2024, at the direction of the Transaction Committee, representatives of Goldman Sachs met with representatives of Waller Helms to get further clarity on the Initial Proposal, including The Doctors Company’s approach to its valuation of ProAssurance for purposes of the Initial Proposal.
On April 1, 2024, the ProAssurance Board held a meeting with representatives of ProAssurance management, Goldman Sachs and Simpson Thacher in attendance. At the meeting, the ProAssurance Board discussed the Initial Proposal and potential next steps. Representatives of Simpson Thacher reviewed with the directors their fiduciary duties under applicable law. Representatives of ProAssurance management informed the

ProAssurance Board about the preparation of updated financial projections. The ProAssurance Board directed ProAssurance management to continue preparation of the updated financial projections of ProAssurance for discussion with the ProAssurance Board at a future meeting.
On April 15, 2024, the ProAssurance Board held a meeting with representatives of ProAssurance management, Goldman Sachs and Simpson Thacher in attendance. At the meeting, representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ preliminary financial analysis of the Initial Proposal, based on the March 2024 Projections, which had been prepared by ProAssurance management and provided to Goldman Sachs for use in its preliminary financial analysis of the Initial Proposal, it being understood that ProAssurance management was continuing to finalize the updated financial projections. Representatives of Goldman Sachs also discussed with the ProAssurance Board certain potential strategic alternatives, including a comparison of the Initial Proposal to ProAssurance’s standalone plan.
Over the course of the following days, ProAssurance management continued to finalize the financial projections of ProAssurance for fiscal years 2024 through 2028 (as so revised, the “April 2024 Projections”). On April 23, 2024, ProAssurance management provided Goldman Sachs with the April 2024 Projections.
On April 29, 2024, the ProAssurance Board held a meeting with representatives of ProAssurance management, Goldman Sachs and Simpson Thacher in attendance. Prior to the meeting, representatives of Goldman Sachs had provided to the ProAssurance Board, in writing, disclosure of certain relationships between Goldman Sachs and its affiliates and The Doctors Company. At the meeting, representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ preliminary financial analysis of the Initial Proposal based on the April 2024 Projections. Representatives of Simpson Thacher reviewed with the ProAssurance Board certain regulatory considerations. Upon discussion with its advisors and ProAssurance management, the Board concluded that it was not in the best interests of ProAssurance and its stockholders to proceed with discussions with The Doctors Company on the basis of the $20.00 per share valuation reflected in the Initial Proposal. The ProAssurance Board directed representatives of Goldman Sachs to communicate this determination to Waller Helms.
On April 30, 2024, at the direction of the ProAssurance Board, representatives of Goldman Sachs communicated to representatives of Waller Helms that ProAssurance was not willing to proceed with discussions with The Doctors Company on the basis of the $20.00 per share valuation reflected in the Initial Proposal.
On May 9, 2024, Dr. Anderson delivered a letter to Mr. Rand setting forth a revised non-binding written indication of interest with respect to the proposed acquisition by The Doctors Company of ProAssurance for $22.00 per share of common stock in cash (the “May 9 Proposal”). On the previous trading day, May 8, 2024, the closing price of ProAssurance common stock was $14.72. Representatives of Waller Helms communicated to Goldman Sachs that The Doctors Company hoped the May 9 Proposal would be sufficient to facilitate more substantive discussions between the parties, reiterated The Doctors Company’s desire to pursue a transaction with ProAssurance on a friendly basis, and also noted that The Doctors Company had discussed with its advisors potential ways to make its interest public. Mr. Rand shared the May 9 Proposal with the ProAssurance Board.
On May 22, 2024, at the end of a regularly scheduled meeting of the ProAssurance Board, the ProAssurance Board held a session with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher, and Willkie Farr & Gallagher LLP, regulatory counsel to ProAssurance (“Willkie Farr”), in attendance. The ProAssurance Board discussed with ProAssurance’s advisors the May 9 Proposal and certain potential responses to the May 9 Proposal. The ProAssurance Board also discussed the regulatory approval process for a potential transaction and related regulatory risks, with a focus on achieving closing certainty in a potential transaction. Representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ preliminary financial analysis of the May 9 Proposal. Upon discussion with ProAssurance’s advisors, the ProAssurance Board determined that the price offered in the May 9 Proposal did not provide a valuation at which the ProAssurance Board was prepared to fully engage, but that ProAssurance should seek to engage on a limited basis with The Doctors Company, subject to entering into a confidentiality agreement, to provide certain limited financial and related due diligence information that could facilitate a proposal on improved economic terms from The Doctors Company and to better understand regulatory considerations, including perspectives on the allocation of regulatory risk and closing certainty. Representatives of Goldman Sachs communicated this message to representatives of Waller Helms on May 28, 2024.

On May 29, 2024, at the direction of the ProAssurance Board, representatives of Goldman Sachs provided Waller Helms with a draft confidentiality agreement.
On June 7, 2024, the Transaction Committee met, with ProAssurance senior management, including Mr. Rand, in attendance, to discuss the status of the discussions with The Doctors Company and next steps. Following this meeting and over the course of the following months, the Transaction Committee met on a regular basis to oversee the process relating to the events described below.
On June 12, 2024, ProAssurance and The Doctors Company entered into a confidentiality agreement pursuant to which The Doctors Company agreed to certain standstill provisions that fell away upon the announcement of the merger. The standstill provisions expired on March 12, 2025, subject to an exception pursuant to which, beginning on January 6, 2025, The Doctors Company was permitted to make certain public disclosures relating to its interest in the proposed transaction, including descriptions of any proposals made to ProAssurance.
On June 21, 2024, ProAssurance began providing representatives of The Doctors Company and its advisors access to a virtual data room containing certain limited confidential information of ProAssurance, including the April 2024 Projections.
On June 24, 2024, representatives of ProAssurance and The Doctors Company, together with representatives of Goldman Sachs, Simpson Thacher, Willkie Farr and Waller Helms and representatives of Mayer Brown LLP, outside legal counsel to The Doctors Company (“Mayer Brown”), participated in a joint teleconference to discuss certain matters relating to the proposed transaction, including ProAssurance’s focus on the allocation of regulatory risk and the closing certainty presented by the May 9 Proposal.
On July 8, 2024, the Transaction Committee met with other members of the ProAssurance Board, including Mr. Rand, in attendance to discuss the status of the discussions with The Doctors Company, the due diligence process to be conducted by The Doctors Company, and next steps.
On July 18, 2024, ProAssurance and The Doctors Company entered into a further confidentiality agreement (a so-called “clean team” agreement) to facilitate the exchange of certain competitively sensitive information between ProAssurance and The Doctors Company’s independent legal, regulatory and actuarial advisors.
Over the course of July and August 2024, ProAssurance provided certain of The Doctors Company’s independent legal, regulatory, and actuarial advisors access to certain confidential information in a virtual “clean room”. Representatives of Waller Helms and Goldman Sachs held periodic calls to provide updates and coordinate next steps regarding The Doctors Company’s due diligence review process and timing of the proposed transaction.
On August 14, 2024, representatives of Waller Helms contacted representatives of Goldman Sachs to express The Doctors Company’s continued interest in pursuing a potential transaction with ProAssurance and to coordinate next steps regarding The Doctors Company’s proposed due diligence review process and timing of the proposed transaction.
On August 28, 2024, Mr. Rand spoke by phone with Dr. Anderson, to discuss the proposed transaction, including with respect to timing reflected in a proposed timeline that The Doctors Company had delivered to representatives of ProAssurance. Dr. Anderson indicated that The Doctors Company expected to deliver to ProAssurance a further revised indication of interest, based on The Doctors Company’s updated perspectives on valuation and regulatory matters, on or around September 30, 2024. Mr. Rand requested that any such revised indication of interest be delivered on a more accelerated timeline, ahead of a regularly scheduled meeting of the ProAssurance Board on September 11, 2024.
On August 29, 2024 and September 4, 2024, representatives of ProAssurance and representatives of Goldman Sachs participated in calls with representatives of The Doctors Company (only on the September 4, 2024 call) and representatives of Waller Helms to discuss the April 2024 Projections.
On September 9, 2024, representatives of Waller Helms, on behalf of The Doctors Company, delivered to representatives of Goldman Sachs a revised non-binding written indication of interest for The Doctors Company to acquire 100% of the outstanding common stock of ProAssurance for $23.00 in cash per share (the “September 9 Proposal”). On the previous trading day, September 6, 2024, the closing price of ProAssurance common stock was $13.02. The September 9 Proposal included certain proposed terms regarding The Doctors

Company’s regulatory obligations in connection with the proposed transaction, including that (i) The Doctors Company would be obligated to take all actions to obtain the governmental approvals required to consummate the proposed transaction, except that The Doctors Company would not be required to accept regulatory remedies that would have a material adverse effect on either of the parties or on the aggregate financial benefits reasonably expected to be realized by The Doctors Company in connection with the proposed transaction, (ii) The Doctors Company would not be required to accept any rate reduction or rate freeze in any jurisdiction, (iii) The Doctors Company would control the regulatory approval process and strategy, (iv) in the event certain required regulatory approvals were not obtained, The Doctors Company would be obligated to pay to ProAssurance a termination fee equal to 3% of the equity value of the proposed transaction, and (v) ProAssurance would be obligated to pay a regulatory termination fee to The Doctors Company in connection with a failure to obtain certain specified regulatory approvals. Representatives of Goldman Sachs shared the September 9 Proposal with ProAssurance senior management, who subsequently shared the proposal with the ProAssurance Board.
On September 9, 2024, the Transaction Committee met with representatives of ProAssurance management, including Mr. Rand, Goldman Sachs and Simpson Thacher in attendance to discuss the September 9 Proposal and potential next steps.
On September 11, 2024, at the end of a regularly scheduled meeting of the ProAssurance Board, the ProAssurance Board held a session with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. At the meeting, the ProAssurance Board discussed with ProAssurance management and its advisors the September 9 Proposal. Representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ preliminary financial analysis of the September 9 Proposal based on the April 2024 Projections. Representatives of Simpson Thacher and Willkie Farr reviewed with the ProAssurance Board the terms of the September 9 Proposal, including the proposed allocation of regulatory risk and the termination fee provisions in the September 9 Proposal. The ProAssurance Board also discussed certain risks and potential benefits of engaging with other potentially interested parties. Following discussion, the ProAssurance Board determined that it was not prepared to move forward with The Doctors Company pursuant to the regulatory construct set forth in the September 9 Proposal. The ProAssurance Board instructed its advisors to communicate its determination to The Doctors Company, and to further communicate to The Doctors Company that ProAssurance expected The Doctors Company to agree to (i) accept any regulatory conditions that would not constitute a material adverse effect on either party, and (ii) provide for a regulatory termination fee payable to ProAssurance equal to 6% of the equity value of the proposed transaction if the transaction was terminated as a result of failure to obtain regulatory approvals.
On September 13, 2024, at the direction of the ProAssurance Board, representatives of Goldman Sachs conveyed the determinations of the ProAssurance Board to representatives of Waller Helms and suggested that a call among counsel would be appropriate to further discuss and answer any questions relating to the ProAssurance Board’s views as to the regulatory construct set forth in the September 9 Proposal.
On September 16, 2024, representatives of Simpson Thacher and Willkie Farr had a call with representatives of Mayer Brown to discuss the terms of September 9 Proposal. During this call, representatives of Simpson Thacher conveyed ProAssurance’s position that (i) The Doctors Company would agree to accept any regulatory remedies that would not constitute a material adverse effect on either party, (ii) The Doctors Company would agree to pay a regulatory termination fee to ProAssurance equal to 6% of the equity value of the proposed transaction if the transaction was terminated as a result of failure to obtain regulatory approvals, and (iii) ProAssurance would not be obligated to pay a regulatory termination fee to The Doctors Company under any circumstances.
On September 18, 2024, representatives of Waller Helms informed representatives of Goldman Sachs that The Doctors Company would be submitting a further revised indication of interest with respect to the proposed transaction.
On September 20, 2024, representatives of Waller Helms, on behalf of The Doctors Company, delivered a further revised non-binding written indication of interest (the “September 20 Proposal”) to Goldman Sachs. On the previous trading day, September 19, 2024, the closing price of ProAssurance common stock was $13.50. The material terms (including the proposed valuation and regulatory provisions) were the same as set forth in the September 9 Proposal, except that (i) The Doctors Company would not be obligated to accept regulatory remedies that would constitute a material adverse effect on either party, (ii) The Doctors Company would not be required to accept any rate freezes or reductions that would, in the aggregate, be material to The Doctors Company and its subsidiaries (including ProAssurance and its subsidiaries), taken as a whole, it being understood that certain specified rate reductions would be material, (iii) the reverse termination fee payable by The Doctors Company in certain circumstances related to a failure of regulatory approvals was increased to 4% of the equity value of the proposed transaction, and (iv) ProAssurance would be required to pay a regulatory termination fee to The Doctors Company equal to 2% of the equity value of the proposed transaction under certain circumstances relating to the failure to obtain regulatory approvals, but which fee would only be payable in connection with a failure to obtain certain specified regulatory approvals. Representatives of Goldman Sachs shared the September 20 Proposal with ProAssurance senior management, who subsequently shared the proposal with the ProAssurance Board.
On September 23, 2024, the Transaction Committee met with representatives of ProAssurance management, including Mr. Rand, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. The committee reviewed with representatives of ProAssurance management, Goldman Sachs and Simpson Thacher the terms of the September 20 Proposal, the status of The Doctors Company’s due diligence process and certain considerations around timing of the proposed transaction.
Later on September 23, 2024, at the instruction of the Transaction Committee, Mr. Rand and Dr. Anderson held a one-on-one conversation to discuss the proposed transaction and materials terms, including with respect to the allocation of regulatory risk and closing certainty.
On September 30, 2024, Mr. Rand and Dr. Anderson spoke by telephone to continue their discussions regarding the proposed transaction, including the proposed allocation of regulatory risk, closing certainty and other matters.
On October 2, 2024, at the instruction of ProAssurance, representatives of Goldman Sachs conveyed to Waller Helms ProAssurance’s views with respect to the importance of the parties’ respective regulatory efforts, closing certainty and valuation. Representatives of Waller Helms conveyed to representatives of Goldman Sachs that The Doctors Company was not willing to assume a greater share of the regulatory risk in the proposed transaction without a corresponding reduction in valuation. Representatives of Goldman Sachs informed ProAssurance management of this communication.
On October 7, 2024, the Transaction Committee met, with ProAssurance senior management, including Mr. Rand, in attendance, to discuss the September 20 Proposal, material terms of the proposed transaction, and potential responses to The Doctors Company.
On October 9, 2024, representatives of Waller Helms informed representatives of Goldman Sachs that The Doctors Company was not in a position to submit a revised indication of interest without first receiving additional feedback from ProAssurance and its advisors with respect to certain terms.
On October 21, 2024, the Transaction Committee met, with ProAssurance senior management, including Mr. Rand, in attendance, to discuss The Doctors Company’s request for a response on certain key terms of the proposed transaction.
Later on October 21, 2024, at the direction of the Transaction Committee, representatives of Goldman Sachs conveyed to Waller Helms ProAssurance’s position as to (i) the scope of regulatory remedies that The Doctors Company should have to accept, if necessary, in order to achieve required regulatory clearances and (ii) the amount of the regulatory termination fee payable to ProAssurance in certain circumstances if the regulatory clearances are not received, noting that ProAssurance would be willing to accept a termination fee equal to 5% of the equity value of the proposed transaction.
On October 25, 2024, ProAssurance’s and The Doctors Company’s respective internal and external legal counsel participated in a videoconference to further discuss ProAssurance’s October 21, 2024 response.
On November 4, 2024, at the instruction of the Transaction Committee, representatives of Goldman Sachs contacted Waller Helms to discuss next steps with respect to the proposed transaction. Representatives of Waller Helms conveyed that The Doctors Company intended to review ProAssurance’s third quarter earnings release, expected on November 7, 2024, before providing further feedback to ProAssurance. Representatives of Waller Helms also noted that terms related to the allocation of regulatory risk remained open and that The Doctors

Company viewed its valuation of ProAssurance as directly linked to the level of regulatory certainty it could provide in a definitive agreement. As a follow up to this discussion, on November 15, 2024, representatives of Waller Helms communicated to representatives of Goldman Sachs that The Doctors Company was preparing a revised indication of interest, the terms of which would propose to link the merger consideration to the outcome of the regulatory approval process.
On November 18, 2024, the Transaction Committee met, with ProAssurance senior management, including Mr. Rand, in attendance, to discuss the proposed transaction, the recent discussions between ProAssurance’s and The Doctors Company’s respective advisors, and The Doctors Company’s due diligence review process.
On November 27, 2024, representatives of Waller Helms, on behalf of The Doctors Company, delivered to Goldman Sachs a revised non-binding written indication of interest for The Doctors Company to acquire 100% of the outstanding common stock of ProAssurance for $22.00 per share in cash (the “November 27 Proposal”). On the previous trading day, November 26, 2024, the closing price of ProAssurance common stock was $16.50. The November 27 Proposal contemplated the potential increase of the merger consideration to $24.00 in cash per share if, among other things, certain regulatory remedies were not imposed, and to $26.00 in cash per share if no insurance regulator required any decrease in any filed rates for either ProAssurance or The Doctors Company in connection with the regulatory approval process for the proposed transaction. The November 27 Proposal included certain proposed terms regarding The Doctors Company’s regulatory obligations in connection with the proposed transaction, including that (i) The Doctors Company would be obligated to take all actions to obtain the governmental approvals required to consummate the proposed transaction, except that The Doctors Company would not be required to accept regulatory remedies that would have a material adverse effect on either of the parties, (ii) the Doctors Company would control the regulatory approval process and strategy, and (iii) The Doctors Company would be obligated to pay to ProAssurance a termination fee equal to 4% of the equity value of the proposed transaction under certain circumstances relating to the failure to obtain regulatory approvals, but which fee would not be payable in the event certain specified regulatory approvals are not obtained (such exception, the “Reverse Termination Fee Exception”). Representatives of Goldman Sachs shared the November 27 Proposal with ProAssurance senior management, who subsequently shared the proposal with the ProAssurance Board.
On December 3, 2024, the Transaction Committee met with Mr. Rand and representatives of Goldman Sachs in attendance to discuss the November 27 Proposal, with a focus on the variable purchase price contemplated by the proposal. The Transaction Committee discussed the inherent uncertainty in the variable purchase price and expressed concerns that the purchase price was not tied to ProAssurance’s value but rather regulatory outcomes that were beyond ProAssurance’s control and highly uncertain in nature.
During the following weeks, ProAssurance management prepared updated draft financial projections of ProAssurance for fiscal years 2025 through 2029 to reflect certain revised assumptions including to reflect observable changes in market conditions. These projections also included various sensitivity analyses based on different assumptions with respect to the expected outlook relating to macroeconomic conditions and the loss environment.
On December 11, 2024, at the end of a regularly scheduled meeting of the ProAssurance Board, the ProAssurance Board held a session with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. Representatives of Simpson Thacher reviewed with the ProAssurance Board the process to date with respect to the interactions with The Doctors Company. Representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ preliminary financial analysis of the November 27 Proposal based on the updated draft financial projections. The ProAssurance Board also reviewed with representatives of Goldman Sachs certain counterparties that Goldman Sachs viewed as being the most likely to be interested in a potential acquisition of ProAssurance at this time, and most likely to be able to proceed expeditiously towards a potential transaction, if interested. Representatives of Willkie Farr reviewed with the ProAssurance Board the regulatory approval process and regulatory risks. The ProAssurance Board discussed with its legal and financial advisors and ProAssurance management potential responses to the November 27 Proposal. Upon discussion with its advisors, the ProAssurance Board instructed ProAssurance management to reiterate to The Doctors Company the ProAssurance Board’s focus on closing certainty in connection with a proposed transaction and the ProAssurance Board’s confidence on ProAssurance’s standalone prospects, and to propose to The Doctors Company that the ProAssurance Board would be willing to have further conversations regarding a potential transaction based on a valuation of $29.00 per share and a regulatory termination fee of 4% of equity value, subject to a “material adverse effect” standard with respect to The Doctors Company’s regulatory efforts.
On December 16, 2024, at the instruction of the ProAssurance Board, Mr. Rand delivered a letter to Dr. Anderson in response to the November 27 Proposal (the “December 16 Response Letter”). The December 16 Response Letter stated that ProAssurance believed the proposed consideration of $22.00 per share reflected in the November 27 Proposal undervalued ProAssurance, that ProAssurance stockholders should not be subject to valuation uncertainty in connection with a proposed transaction by virtue of the regulatory approval process as contemplated in the November 27 Proposal, and that ProAssurance would be willing to negotiate on the basis of a purchase price of $29.00 per share. The December 16 Response Letter further stated that ProAssurance expected The Doctors Company to be obligated to take all necessary actions to obtain regulatory approvals required to complete the transaction, subject only to the limitation The Doctors Company would not be required to agree to any remedy that would result in a material adverse effect on either party, and that, should The Doctors Company accept such terms with respect to regulatory efforts, ProAssurance was willing to accept setting the reverse termination fee at 4% of the equity value of the proposed transaction.
On January 8, 2025, Mr. Rand and Jeffrey Lisenby, ProAssurance’s General Counsel, met in person with Dr. Anderson and Robert White, President of The Doctors Company, in California to discuss the proposed transaction. During the meeting, Mr. Rand reiterated ProAssurance’s concerns with The Doctors Company’s position on the allocation of regulatory risk and reiterated ProAssurance’s focus on closing certainty for any proposed transaction.
On January 17, 2025, Dr. Anderson delivered to Mr. Rand a revised non-binding written indication of interest for The Doctors Company to acquire 100% of the outstanding common stock of ProAssurance for $24.00 in cash per share (the “January 17 Proposal”). On the previous trading day, January 16, 2025, the closing price of ProAssurance common stock was $15.25. As requested by ProAssurance in its December 16 Response Letter, the January 17 Proposal did not condition the proposed merger consideration on the outcome of the regulatory approval process. Additionally, the January 17 Proposal stated that The Doctors Company would be willing to accept ProAssurance’s proposal with respect to the parties’ regulatory efforts, the material adverse effect exception relating thereto and the amount of the regulatory reverse termination fee, as set forth in ProAssurance’s December 16 Response Letter, but expressly noted that the other terms applicable to such termination fee as set forth in the November 27 Proposal would continue to apply, including the Reverse Termination Fee Exception. In his cover note, Dr. Anderson also stated that, while The Doctors Company hoped to continue discussions about the proposed transaction based on the January 17 Proposal, The Doctors Company continued to prepare for alternative approaches at the end of the standstill period under the confidentiality agreement between the parties.
On January 22, 2025, the ProAssurance Board met with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. At this meeting, the ProAssurance Board reviewed the status of negotiations with The Doctors Company and the proposed transaction, including the terms of the January 17 Proposal. Representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ preliminary financial analysis of the January 17 Proposal based on the Financial Projections. The ProAssurance Board also discussed ProAssurance’s historical and projected financial performance, the overall timeline of the proposed transaction and next steps. With the consent of the ProAssurance Board, the financial projections, referred to herein as the “Financial Projections” and described under “The Merger Proposal (Proposal 1)—Certain Financial Projections” beginning on page 55 of this proxy statement, were provided to Goldman Sachs for its use and reliance in connection with its financial analyses of the proposed transaction. The ProAssurance Board also reviewed with representatives of Goldman Sachs certain counterparties that may be interested in a potential acquisition of ProAssurance at this time, and may be able to proceed expeditiously towards a potential transaction if interested. The ProAssurance Board further discussed with ProAssurance management and its advisors the potential risks and benefits of a potential outreach to certain potential counterparties, including the risk of a leak of the potential transaction with The Doctors Company, the terms of the January 17 Proposal, and the ability of ProAssurance to entertain unsolicited superior proposals following announcement of a transaction with The Doctors Company. The ProAssurance Board determined that it would be in the best interest of ProAssurance and its stockholders to contact certain counterparties in the event that acceptable terms could be agreed upon with The Doctors Company and prior to finalizing any transaction with The Doctors Company. The ProAssurance Board instructed ProAssurance management to respond to The Doctors Company that the ProAssurance Board believed that a valuation of $26.00 per share would represent an attractive offer for ProAssurance stockholders.
On January 23, 2025, at the direction of the ProAssurance Board, Mr. Rand delivered a letter to Dr. Anderson in response to the January 17 Proposal. The letter conveyed ProAssurance’s position that the proposed merger consideration of $24.00 per share reflected in the January 17 Proposal undervalued ProAssurance, noted that the ProAssurance Board believed that a valuation of $26.00 per share would represent an attractive offer for ProAssurance stockholders and further provided that, if The Doctors Company were to improve its proposal accordingly, ProAssurance would be willing to provide access to an expanded virtual data room and engage in discussion with respect to the negotiation of a definitive agreement for the proposed transaction. Also on January 23, 2025, Mr. Rand and Mr. Lisenby delivered this message in a call with Dr. Anderson and Mr. White.
Later on January 23, 2025, the Transaction Committee met, with ProAssurance senior management, including Mr. Rand, in attendance, to discuss the call between Mr. Rand and Dr. Anderson and next steps.
On January 24, 2025, Dr. Anderson delivered to Mr. Rand a revised non-binding written indication of interest for The Doctors Company to acquire 100% of the outstanding common stock of ProAssurance for $25.00 in cash per share (the “Final Proposal”), noting that this represented The Doctors Company’s “final and best” offer and would be on the terms proposed in the January 17 Proposal. On the previous trading day, January 23, 2025, the closing price of ProAssurance common stock was $14.77.
On January 26, 2025, the ProAssurance Board met with representatives of ProAssurance management, Goldman Sachs and Simpson Thacher in attendance. Upon discussion with ProAssurance management and its legal and financial advisors, the ProAssurance Board determined to direct ProAssurance management to engage with The Doctors Company towards the negotiation of definitive agreements with respect to the proposed transaction based on the Final Proposal. The ProAssurance Board also discussed with representatives of Goldman Sachs the process and strategy with respect to an outreach to certain counterparties that representatives of Goldman Sachs expected to be the most likely to be interested in a potential acquisition of ProAssurance at this time, and most likely to be able to proceed expeditiously towards a potential transaction if interested. The ProAssurance Board directed representatives of Goldman Sachs to reach out to such counterparties to determine their interest in a potential transaction with ProAssurance.
On January 27, 2025 and January 28, 2025, at the direction of the ProAssurance Board, representatives of Goldman Sachs contacted six counterparties to determine their respective interest in a potential acquisition of ProAssurance. Three of such potential acquirors, including a potential financial acquiror referred to herein as “Party A”, executed confidentiality agreements with ProAssurance and received certain confidential information regarding ProAssurance and its business. These confidentiality agreements contained customary standstill provisions, which included “don’t ask, don’t waive” language and which automatically terminated upon the public announcement of the merger. Each of the remaining three potential acquirors informed Goldman Sachs that they were not interested in a potential acquisition of ProAssurance at this time.
On February 7, 2025, at the instruction of ProAssurance, representatives of Simpson Thacher delivered an initial draft of the merger agreement to Mayer Brown.
On February 14, 2025, representatives of Mayer Brown delivered a revised draft of the merger agreement to Simpson Thacher. Thereafter, through the remainder of February and early March, the parties exchanged successive drafts of the merger agreement. ProAssurance, with the assistance of Simpson Thacher, and The Doctors Company with the assistance of Mayer Brown, negotiated various aspects of the transaction, including, among other things, the representations and warranties to be made by the parties, the restriction on the conduct of ProAssurance’s business until completion of the transaction, The Doctors Company’s obligations to obtain regulatory approvals, including regulatory standstill restrictions on The Doctors Company, the conditions to consummation of the transaction, the provisions governing ProAssurance’s ability to participate in discussions and negotiations with third parties relating to unsolicited proposals in certain cases, the right of the ProAssurance Board to change its recommendation that stockholders approve the merger in certain cases, including in response to a superior proposal, the termination provisions and the circumstances in which the respective termination fees would be payable by ProAssurance and The Doctor’s Company, respectively, the ability of each party to seek damages beyond the applicable termination fee in certain circumstances, provisions regarding the ProAssurance’s equity awards, employee benefit plans, severance and other compensation matters, and that the Reverse Termination Fee Exception would not apply to any termination fee payable by The Doctors Company to ProAssurance under the terms of the merger agreement.
On February 18, 2025, Party A submitted a non-binding written indication of interest to acquire 100% of the common stock of ProAssurance at a price that was below the Final Proposal. Party A’s offer also included an alternative proposal to acquire 9.9% of the outstanding capital stock of ProAssurance and enter into certain commercial arrangements with ProAssurance. None of the other five counterparties that representatives of Goldman Sachs had contacted provided a formal indication of interest.
On February 21, 2025, the ProAssurance Board met with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. Representatives of Goldman Sachs reviewed with the ProAssurance Board the results of the outreach to the six potential counterparties, including the proposal received from Party A. Upon discussion with ProAssurance management and its legal and financial advisors, the ProAssurance Board determined that it was not in the best interest of ProAssurance and its stockholders to further engage with such counterparties, including Party A. Representatives of Simpson Thacher discussed with the ProAssurance Board certain terms of the proposed merger agreement.
Also on February 21, 2025, ProAssurance and The Doctors Company agreed to amend the terms of the standstill provisions in the confidentiality agreement entered into between the parties in order to facilitate continued discussions. The amendment, among other things, extended the prohibition on public disclosure by The Doctors Company of its interest in a potential transaction with ProAssurance (which prohibition had previously expired on January 6, 2025). The standstill provisions fell away automatically upon the announcement of the merger agreement.
On February 27, 2025, representatives of Goldman Sachs contacted Party A and indicated that the purchase price in Party A’s bid was lower than a value at which ProAssurance was willing to engage. Following the delivery of such message, Party A did not deliver to ProAssurance or Goldman Sachs a revised indication of interest, or otherwise propose revised terms, with respect to a potential transaction involving ProAssurance.
Throughout late February 2025 and early March 2025, The Doctors Company and its representatives continued to conduct confirmatory due diligence on ProAssurance and its business. During this period, representatives of ProAssurance participated in a series of due diligence sessions with representatives of The Doctors Company, including on financial, actuarial, regulatory, legal and operational matters.
On March 5, 2025, during a regularly scheduled meeting of the ProAssurance Board, the ProAssurance Board held a session with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. Representatives of Goldman Sachs discussed with the ProAssurance Board the status of The Doctors Company’s due diligence process, and recent discussions among the parties’ respective legal and financial advisors with respect to timing of a potential announcement of the proposed transaction. Representatives of Simpson Thacher discussed with the ProAssurance Board the terms of the draft merger agreement. Representatives of Willkie Farr discussed with the ProAssurance Board certain regulatory matters. The ProAssurance Board discussed with ProAssurance management certain matters relating to communications with stockholders, employees and other constituencies following announcement of a transaction.
On March 11, 2025, Simpson Thacher delivered to Mayer Brown an initial draft of ProAssurance’s disclosure letter to the merger agreement. Thereafter and until the date of the merger agreement, the parties exchanged successive drafts of the ProAssurance disclosure letter.
On March 15, 2025, representatives of ProAssurance, The Doctors Company and their respective legal counsel held a meeting to discuss the remaining open terms of the merger agreement. During this meeting, the parties discussed and substantially aligned on material terms, including with respect to the circumstances in which the respective termination fees would be payable, the amount of each party’s termination fee, the provisions relating to control over the regulatory approval process, certain regulatory standstill restrictions on The Doctors Company’s obligations, and the ability of each party to seek remedies beyond the applicable termination fee in certain circumstances. Thereafter, between March 15, 2025 and March 19, 2025, representatives of Simpson Thacher and Mayer Brown discussed, negotiated and finalized the terms of the merger agreement and the disclosure letter.

On March 18, 2025, the ProAssurance Board met with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. At the meeting, representatives of Goldman Sachs and ProAssurance’s legal advisors updated the ProAssurance Board with respect to the developments over the past several days. Representatives of Simpson Thacher reviewed with the ProAssurance Board the directors’ fiduciary duties under applicable law and the terms of the draft merger agreement. Representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ preliminary financial analysis of the proposed transaction. The ProAssurance Board considered the terms of the proposed transaction and the risks and potential benefits of a potential transaction as compared to ProAssurance’s long-term strategic plan as an independent public company and the risks associated with executing such plan. Representatives of ProAssurance management reviewed with the ProAssurance Board certain matters relating to communications with various constituencies following announcement of a transaction.
On March 19, 2025, the ProAssurance Board held a meeting with representatives of ProAssurance management, Goldman Sachs, Simpson Thacher and Willkie Farr in attendance. Prior to the meeting, representatives of Goldman Sachs had provided to the ProAssurance Board, in writing, disclosure of certain relationships between Goldman Sachs and its affiliates and The Doctors Company. At the meeting, representatives of Simpson Thacher reviewed with the ProAssurance Board the directors’ fiduciary duties under applicable law and the terms of the final merger agreement. Representatives of Goldman Sachs reviewed with the ProAssurance Board Goldman Sachs’ financial analysis of the potential transaction based upon the Financial Projections provided to Goldman Sachs, with the consent of the ProAssurance Board, for Goldman Sachs’ use and reliance. Goldman Sachs rendered an oral opinion to the ProAssurance Board (which was subsequently confirmed by delivery of Goldman Sach’s written opinion dated as March 19, 2025), that, as of the date of the opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Goldman Sachs’ opinion, it was Goldman Sachs’ opinion that, the $25.00 in cash per share of ProAssurance common stock to be paid to the holders of shares of ProAssurance common stock (other than The Doctors Company and its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders. The written opinion is attached to this proxy statement as Annex B. The ProAssurance Board considered that, aside from their interests as ProAssurance stockholders, ProAssurance’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of other ProAssurance stockholders generally, as described in more detail in “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger” beginning on page 57 of this proxy statement. After further discussion and deliberation, the ProAssurance Board unanimously (i) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of ProAssurance and the ProAssurance stockholders, (iii) directed that the merger agreement be submitted to the ProAssurance stockholders for adoption and (iv) recommended that the merger agreement be adopted by the ProAssurance stockholders.
Following the meeting of the ProAssurance Board, at the direction of the ProAssurance Board, representatives of Simpson Thacher notified representatives of The Doctors’ Company and Mayer Brown that the ProAssurance Board had adopted resolutions approving the transaction. Promptly thereafter, ProAssurance and The Doctors Company both executed the merger agreement and announced the execution of the merger agreement.
Recommendation of the ProAssurance Board and Reasons for the Merger
The ProAssurance Board recommends that you vote “FOR” the merger proposal.
At a meeting of the ProAssurance Board held on March 19, 2025, the ProAssurance Board, acting in consultation with its outside legal counsel and financial advisors, unanimously (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (b) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of ProAssurance and the ProAssurance stockholders, (c) directed that the merger agreement be submitted to the ProAssurance stockholders for adoption and (d) recommended that the merger agreement be adopted by the ProAssurance stockholders.
When you consider the ProAssurance Board’s recommendation, you should be aware that ProAssurance’s directors may have interests in the merger that may be different from, or in addition to, the interests of

ProAssurance stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger”.
Factors the ProAssurance Board Considered Supporting the Approval of the Merger
In the course of reaching its decision, the ProAssurance Board consulted with ProAssurance’s management and financial and legal advisors, reviewed a significant amount of information and considered a number of potentially positive factors that it believed supported its decision, including, among others, the following (not necessarily in order of relative importance):
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Per share merger consideration. The ProAssurance Board considered the $25.00 per share in cash to be paid as merger consideration in relation to (a) the ProAssurance Board’s estimate of the current and future value of ProAssurance as an independent entity and (b) the market price of ProAssurance’s common stock described in the bullet immediately below.

•	Premium. The ProAssurance Board considered that the $25.00 per share in cash to be paid as merger consideration was an attractive value for the shares of ProAssurance common stock and represented:
•	a premium of 58.8% based on the closing price per share of ProAssurance common stock of $15.74 on March 18, 2025;
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a premium of 110.8% based on the closing price per share of ProAssurance common stock of $11.86 on March 18, 2024, the last trading day prior to The Doctors Company’s original non-binding indication of interest dated March 19, 2024;

•	a premium of 44.4% based on the highest closing trading price per share of ProAssurance common stock of $17.31 for the 52-week period ending on March 18, 2025;
•	a premium of 129.6% based on the lowest closing trading price per share of ProAssurance common stock of $10.89 for the 52-week period ending on March 18, 2025;
•	a premium of 64.8% based on the volume-weighted average price of $15.17 of the shares of ProAssurance common stock reported for the 30-trading day period ending on March 18, 2025;
•	a premium of 63.9% based on the volume-weighted average price of $15.25 of the shares of ProAssurance common stock reported for the 60-trading day period ending on March 18, 2025; and
•	a premium of 58.3% based on the volume-weighted average price of $15.79 of the shares of ProAssurance common stock reported for the 90-trading day period ending on March 18, 2025.
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Cash consideration. The ProAssurance Board considered the fact that the merger consideration would be paid solely in cash, which enables ProAssurance’s stockholders to realize value that has been created at ProAssurance, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company or engaging in a transaction in which all or a portion of the consideration is payable in stock. The ProAssurance Board weighed the certainty of realizing a compelling value for shares of ProAssurance common stock by virtue of the merger against the uncertain prospect that the trading value for ProAssurance common stock would approach the merger consideration in the foreseeable future, as well as the risks and uncertainties associated with its business.

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Strategic alternatives. The ProAssurance Board considered the potential values, benefits, risks and uncertainties facing ProAssurance stockholders associated with possible strategic alternatives to the merger (including potential alternative combinations and scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives. The ProAssurance Board also considered its alternatives in light of the risks associated with remaining an independent, standalone company. The ProAssurance Board considered these alternatives as compared to the risks and benefits of the proposed merger.

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Fairness opinion. The ProAssurance Board considered the financial analyses presentation by Goldman Sachs and the oral opinion of Goldman Sachs delivered to the ProAssurance Board (which was subsequently confirmed by delivery of Goldman Sachs’ written opinion dated as of March 19, 2025) that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the $25.00 in cash per share of ProAssurance common stock to be paid to the holders (other than The Doctors Company and its affiliates) of shares of ProAssurance common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The Goldman Sachs opinion is more fully described in “The Merger Proposal (Proposal 1)—Opinion of ProAssurance’s Financial Advisor” and the full text of such opinion is attached to this proxy statement as Annex B.
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Highest value reasonably obtainable. The ProAssurance Board believed the merger consideration of $25.00 per share of ProAssurance common stock represented the highest value reasonably obtainable for ProAssurance common stock for the foreseeable future, taking into account the business, operations, business strategy, assets, liabilities and general financial condition of ProAssurance and the inherent uncertainty with the variable purchase price in the November 27 Proposal which was not tied to ProAssurance’s value but rather regulatory outcomes that were beyond ProAssurance’s control. The ProAssurance Board also considered the progress and the outcome of ProAssurance’s negotiations with The Doctors Company, including the increase in the cash consideration offered by The Doctors Company from the time of its initial expression of interest to the end of negotiations, a number of favorable changes in the terms of the proposed transaction (including with respect to the parties’ obligations to obtain regulatory approvals and the provisions relating to the payment by The Doctors Company of a regulatory reverse termination fee in certain circumstances) from the time of such initial expression of interest to the end of negotiations, and a number of changes in the terms and conditions of the merger agreement from the initial markup of the merger agreement from The Doctors Company that were more favorable to ProAssurance.

At the direction of the ProAssurance Board, ProAssurance conducted a strategic review process, in which six parties, which the ProAssurance Board believed, in consultation with representatives of Goldman Sachs, to be the most likely to be interested in a potential acquisition of ProAssurance at this time and most likely to be able to proceed expeditiously towards a potential transaction if interested, were contacted to gauge their interest in a potential transaction with ProAssurance. Three of those six parties signed confidentiality agreements and received confidential information relating to ProAssurance. Discussions with representatives of these three parties did not lead to any indication of interest with terms as attractive as, or more attractive than, the terms of the indications of interest submitted by The Doctors Company.
The ProAssurance Board also considered that the structure of the transaction as a merger would result in detailed public disclosure and substantial time prior to consummation of the merger during which an unsolicited superior proposal could be submitted, and the ProAssurance Board considered the specific provisions of the merger agreement, which, subject to the terms and conditions thereof, permit ProAssurance to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals, and permit the ProAssurance Board to change its recommendation to ProAssurance stockholders regarding the merger agreement and to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal, subject to payment of a termination fee by ProAssurance.
Further, the ProAssurance Board believed, based on its negotiations with The Doctors Company, that the merger consideration was the highest price per share that The Doctors Company was willing to pay, without significant conditionality that was determined to be unacceptable to the ProAssurance Board, and that the merger agreement contained the most favorable terms to ProAssurance to which The Doctors Company was willing to agree.
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ProAssurance’s current condition. The ProAssurance Board considered information with respect to its financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, regulatory, economic and market conditions, trends and cycles.

•	ProAssurance’s future prospects. The ProAssurance Board considered ProAssurance’s future prospects if it were to remain independent, including the competitive landscape associated with operating a small-cap public company whose business is highly concentrated in the medical professional liability insurance business, the compliance costs of remaining a public company, financial and execution risks, the Company’s relationships with suppliers, collaborators and employees, and the risks associated with continued independence discussed below.
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Risks associated with continued independence. While the ProAssurance Board remained supportive of ProAssurance’s strategic plan and optimistic about its prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including, but not limited to those risks discussed in ProAssurance’s public filings with the SEC (see “Where You Can Find Additional Information” beginning on page 108 of this proxy statement) and the possibility that, if ProAssurance did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the ordinary shares would reach and sustain the $25.00 per share value of the merger consideration, as adjusted for present value, or that the trading price would never reach or would fail to sustain such level.

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Economic conditions. The ProAssurance Board considered the current state of the economy, equity and debt financing markets for insurance companies and uncertainty surrounding forecasted economic conditions both in the near term and the long term, which could reduce its ability to finance its ongoing operations or reduce or delay its profitability.

•	Merger agreement. The ProAssurance Board considered, in consultation with its counsel, the terms of the merger agreement, including:
•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;
•	the fact that the consummation of the merger is not conditioned on any financing arrangements or contingencies;
•	the fact that ProAssurance has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and the consummation of the merger;
•	the fact that the definition of “material adverse effect” has a number of customary exceptions and is generally a very high standard as applied by courts;
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the right of the ProAssurance Board to effect a change of recommendation or terminate the merger agreement in order to enter into a definitive written agreement providing for a superior proposal prior to obtaining the ProAssurance stockholder approval if the ProAssurance Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal constitutes a superior proposal and that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of The Doctors Company and payment to The Doctors Company of a termination fee of $52.6 million;

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the belief of the ProAssurance Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $52.6 million termination fee was reasonable in the context of comparable transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

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the ProAssurance Board’s right to change its recommendation prior to obtaining the ProAssurance stockholder approval if an intervening event has occurred and the ProAssurance Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of The Doctors Company;

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ProAssurance’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the ProAssurance Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that the third party has made a competing proposal that constitutes or would reasonably be expected to lead to a superior proposal;

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The Doctors Company’s obligation to pay to ProAssurance a termination fee of $52.6 million in the event that the merger agreement is terminated (a) due to a restraint arising in connection with any antitrust laws or insurance laws, or (b) due to failure to close by the end date and, at the time of such termination, (i) any of the conditions to closing relating to antitrust laws, insurance laws or consents has not been satisfied or waived and (ii) all other conditions to closing set forth in the merger agreement have been satisfied or waived; and

•	ProAssurance’s right, under specified circumstances, to specifically enforce The Doctors Company’s obligations under the merger agreement.
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Financing. The ProAssurance Board considered the fact that the merger is not conditioned on any financing arrangements or contingencies and that The Doctors Company has represented in the merger agreement that The Doctors Company has, and at all times from and after March 19, 2025 will have available to it (without taking into account any funds that would require a dividend to be paid to The Doctors Company from any of its Subsidiaries), and Merger Sub will have as of the effective time, sufficient funds for the satisfaction of all of The Doctors Company’s and Merger Sub’s obligations under the merger agreement, including (i) all payments contemplated by the merger agreement to be made by The Doctors Company, Merger Sub or the surviving corporation as of the effective time, (ii) the repayment, prepayment or discharge of any outstanding indebtedness of ProAssurance or its subsidiaries required to be repaid, prepaid or discharged prior to closing and (iii) the payment of all fees and expenses incurred in connection with the transactions contemplated by the merger agreement that are payable by The Doctors Company or Merger Sub in accordance with the terms of the merger agreement.

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Likelihood of consummation. The ProAssurance Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required antitrust approvals and insurance approvals, and the remedies available to ProAssurance under the merger agreement, as well as the commitment by The Doctors Company to use reasonable best efforts, subject to certain limitations, to consummate the merger as soon as reasonably practicable.

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The Doctors Company’s reputation. The ProAssurance Board considered that The Doctors Company is a creditworthy entity with substantial assets, and considered The Doctors Company’s reputation in the professional liability insurance industry, its financial capacity to complete an acquisition of this size and its prior track record of successfully completing acquisitions and integrating companies, which the ProAssurance Board believed supported the conclusion that a transaction with The Doctors Company could be completed efficiently and in an orderly manner.

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Appraisal rights. The ProAssurance Board considered the fact that ProAssurance stockholders who do not vote to adopt the merger agreement and who comply with the requirements of Section 262 of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

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Board’s independence and comprehensive review process. The ProAssurance Board considered the fact that the ProAssurance Board consisted of a majority of independent directors who unanimously approved the transaction following extensive discussions with a committee established by the ProAssurance Board to oversee the day-to-day process of and communications with any potential acquiror, ProAssurance’s management team, representatives of its legal and financial advisors, and also took into consideration the financial expertise and industry expertise held by a number of directors.

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Stockholders’ ability to reject the merger. The ProAssurance Board considered the fact that the merger is subject to the adoption of the merger agreement by a majority of voting power of the outstanding shares of ProAssurance common stock as of the close of business on the record date.

Other Factors Considered by the ProAssurance Board.
In the course of reaching its decision, the ProAssurance Board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):
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Participation in future gains. The ProAssurance Board considered the fact that ProAssurance will no longer exist as an independent public company and ProAssurance stockholders will forgo any future increase in ProAssurance’s value that might result from its possible growth as an independent company. The ProAssurance Board was optimistic about its prospects on a standalone basis, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by its strategic plan, particularly on a risk-adjusted basis and in light of the achievability of its Financial Projections.

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Regulatory risk. The ProAssurance Board considered the risk that the receipt of necessary antitrust and insurance approvals, which is beyond ProAssurance’s control, may be delayed, conditioned or denied. In this regard, the ProAssurance Board particularly considered the risk that governmental antitrust entities and insurance entities may require certain remedies and that The Doctors Company would not be required to agree to such remedies (see “The Merger Agreement—Efforts to Consummate the Merger”). The ProAssurance Board also considered that The Doctors Company may be required to pay a termination fee of $52.6 million to ProAssurance if the merger agreement is terminated under certain specified circumstances relating to the failure to obtain required antitrust approvals and insurance approvals pursuant to the terms and conditions of the merger agreement.

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Risks associated with a failure to consummate the merger. The ProAssurance Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. The ProAssurance Board noted the fact that, if the merger is not completed, (a) it will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition, an inability to pursue alternative business opportunities or make changes to its business during the pendency of the merger, and a potentially negative effect on its business and its relationships with clients, ceding companies, suppliers, business partners and employees, (b) the price of the ProAssurance common stock could decline, potentially significantly, to the extent the current market price reflects a market assumption that the merger will be completed, and (c) the market’s perception of ProAssurance could be adversely affected.

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Risks associated with the announcement and pendency of the merger. The ProAssurance Board considered the risk that the announcement and pendency of the merger could cause substantial harm to ProAssurance’s business relationships or relationships with its employees, or may divert management and employee attention away from the day-to-day operation of its business. The ProAssurance Board also considered its ability to attract and retain key personnel while the merger is pending and the potential adverse effects on its financial results as a result of that disruption.

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Restrictions on the operation of its business. The ProAssurance Board considered the restrictions on the conduct of its business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to its operations it would otherwise take absent the pending merger, subject to certain exceptions set forth in the merger agreement.

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Non-solicitation provision. The ProAssurance Board considered the fact that the merger agreement precludes ProAssurance from actively soliciting alternative acquisition proposals, subject to certain exceptions set forth in the merger agreement.

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Termination fee. The ProAssurance Board considered the possibility that the $52.6 million termination fee payable to The Doctors Company in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

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Tax treatment. The ProAssurance Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to ProAssurance stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder litigation. The ProAssurance Board considered the impact on ProAssurance of potential stockholder litigation in connection with the merger.
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Transaction costs. The ProAssurance Board considered the fact that ProAssurance has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

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Potential differing interests of directors and officers. The ProAssurance Board considered that, aside from their interests as ProAssurance stockholders, ProAssurance’s directors and officers have interests in the merger that may be different from, or in addition to, the interests of other ProAssurance stockholders generally. See “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger” beginning on page 57 of this proxy statement.

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Other risks. The ProAssurance Board considered the types and nature of the risks and uncertainties set forth in ProAssurance’s Annual Report on Form 10-K for fiscal year ended December 31, 2024 under Item 1A “Risk Factors” and current reports on Form 8-K.

While the ProAssurance Board considered potentially positive and potentially negative factors, the ProAssurance Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the ProAssurance Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of ProAssurance and its stockholders.
The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the ProAssurance Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the ProAssurance Board in that regard. In view of the number and variety of factors, the ProAssurance Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the ProAssurance Board may have given different weights to different factors. Based on the totality of the information presented, the ProAssurance Board collectively reached the unanimous decision to authorize and approve the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, in light of the factors described above and other factors that the members of the ProAssurance Board felt were appropriate.
Portions of this explanation of ProAssurance’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 26 of this proxy statement.
Opinion of ProAssurance’s Financial Advisor
Goldman Sachs rendered its oral opinion to the ProAssurance Board (which was subsequently confirmed by delivery of Goldman Sachs’ written opinion dated as of March 19, 2025) that, as of March 19, 2025 and based upon and subject to the factors and assumptions set forth therein, the $25.00 in cash per share of ProAssurance common stock to be paid to the holders of ProAssurance common stock (other than The Doctors Company and its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders of ProAssurance common stock.
The full text of the written opinion of Goldman Sachs, dated March 19, 2025, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the ProAssurance Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of ProAssurance common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the merger agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of ProAssurance for the five fiscal years ended December 31, 2024;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of ProAssurance;
•	certain other communications from ProAssurance to its stockholders;
•	certain publicly available research analyst reports for ProAssurance; and
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certain internal financial analyses and forecasts for ProAssurance, as prepared by its management and approved for Goldman Sachs’ use by ProAssurance, which are referred to as the Financial Projections.

Goldman Sachs also held discussions with members of the senior management of ProAssurance regarding their assessment of the past and current business operations, financial condition and future prospects of ProAssurance; reviewed the reported price and trading activity for the ProAssurance common stock; compared certain financial and stock market information for ProAssurance with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering this opinion, Goldman Sachs, with ProAssurance’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with ProAssurance’s consent that the Financial Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ProAssurance. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of ProAssurance or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and its services did not include any actuarial determination or evaluation by it or any attempt to evaluate actuarial assumptions and it relied on ProAssurance’s actuaries with respect to reserve adequacy. In that regard, Goldman Sachs made no analysis of, and expressed no opinion as to, the adequacy of the policy liabilities and accruals of ProAssurance. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of ProAssurance to engage in the transaction, or the relative merits of the transaction as compared to any strategic alternatives that may be available to ProAssurance; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than The Doctors Company and its affiliates) of ProAssurance common stock, as of the date of the opinion, of the $25.00 in cash per share of ProAssurance common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of ProAssurance; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ProAssurance, or class of such persons in connection with the transaction, whether relative to the $25.00 in cash per share of ProAssurance common stock to be paid to holders (other than The Doctors Company and its affiliates) of ProAssurance common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of ProAssurance common stock will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on ProAssurance, The Doctors Company, or the merger, or as to the impact of the merger on the solvency or viability of ProAssurance or The Doctors Company or the ability of ProAssurance or The Doctors Company to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the ProAssurance Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 18, 2025, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.
Analysis of Implied Premiums. Goldman Sachs analyzed the $25.00 in cash per share of ProAssurance common stock to be paid to holders of ProAssurance common stock pursuant to the merger agreement in relation to:
•	the closing price per share of ProAssurance common stock on March 18, 2025, the last trading day prior to the public announcement of the merger;
•	the closing price per share of ProAssurance common stock on March 18, 2024, the last trading day prior to The Doctors Company’s original non-binding indication of interest dated March 19, 2024;
•	the 52-week high closing trading price per share of ProAssurance common stock for the 52-week period ending March 18, 2025;
•	the 52-week low closing trading price per share of ProAssurance common stock for the 52-week period ending March 18, 2025;
•	the volume weighted average price (the “VWAP”) of the shares of ProAssurance common stock for the 30-trading day period ending March 18, 2025;
•	the VWAP of the shares of ProAssurance common stock for the 60-trading day period ending March 18, 2025; and
•	the VWAP of the shares of ProAssurance common stock for the 90-trading day period ending March 18, 2025.
This analysis indicated that the price per share to be paid to ProAssurance stockholders pursuant to the merger agreement represented:
•	a premium of 58.8% based on the closing price per share of ProAssurance common stock of $15.74 on March 18, 2025;
•
a premium of 110.8% based on the closing price per share of ProAssurance common stock of $11.86 on March 18, 2024, the last trading day prior to The Doctors Company’s original non-binding indication of interest dated March 19, 2024;

•	a premium of 44.4% based on the highest closing trading price per share of ProAssurance common stock of $17.31 for the 52-week period ending on March 18, 2025;
•	a premium of 129.6% based on the lowest closing trading price per share of ProAssurance common stock of $10.89 for the 52-week period ending on March 18, 2025;
•	a premium of 64.8% based on the VWAP of $15.17 of the shares of ProAssurance common stock for the 30-trading day period ending on March 18, 2025;

•	a premium of 63.9% based on the VWAP of $15.25 of the shares of ProAssurance common stock for the 60-trading day period ending on March 18, 2025; and
•	a premium of 58.3% based on the VWAP of $15.79 of the shares of ProAssurance common stock for the 90-trading day period ending on March 18, 2025.
Illustrative Dividend Discount Analysis. Using the Financial Projections, Goldman Sachs performed an illustrative dividend discount analysis on ProAssurance to derive a range of illustrative present values per share of ProAssurance common stock. Using the mid-year convention for discounting dividends and discount rates ranging from 7.50% to 9.00%, reflecting estimates of ProAssurance’s cost of equity, Goldman Sachs discounted to present value, as of December 31, 2024, (x) capital return to holders of ProAssurance common stock (in the form of dividends paid to holders of ProAssurance common stock) for the calendar years 2025 through 2029, as reflected in the Financial Projections, and (y) a range of terminal values for ProAssurance calculated by applying terminal year exit price to Book Value including the accumulated other comprehensive income (which we refer to as the “AOCI”) multiples ranging from 0.65x to 1.15x to a terminal year estimate of the Book Value (incl. AOCI) of ProAssurance, as reflected in the Financial Projections. The range of terminal year exit price to Book Value (incl. AOCI) multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical price to Book Value (incl. AOCI) multiples of ProAssurance. Goldman Sachs derived such discount rates reflecting estimates of ProAssurance’s cost of equity by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then divided the range of illustrative equity values it derived by the total number of ProAssurance standalone diluted shares outstanding. This analysis implied a value of $16.81 to $28.93 per share of ProAssurance common stock as of December 31, 2024 (based on the total number of ProAssurance standalone diluted shares outstanding as of March 18, 2025, which was comprised of ProAssurance common stock, ProAssurance RSUs and ProAssurance PSUs, as provided by ProAssurance’s management and approved for use by Goldman Sachs (the “ProAssurance standalone diluted shares outstanding”)).
Illustrative Present Value of Future Share Price Analysis. Using the Financial Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of ProAssurance common stock. For this analysis, Goldman Sachs first calculated and implied a range of theoretical future values per share of ProAssurance common stock as of December 31 for each of the fiscal years 2025 through 2027, by applying a range of multiples of illustrative price to Book Value (incl. AOCI) of 0.50x to 1.00x to estimates of ProAssurance’s projected Book Value (incl. AOCI) per share of ProAssurance common stock for each of the fiscal years 2025 through 2027 (based on the total number of ProAssurance standalone diluted shares outstanding as of December 31 of each year per the Financial Projections). This range of illustrative price to Book Value (incl. AOCI) multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical price to Book Value (incl. AOCI) multiples of ProAssurance.
Goldman Sachs then added the cumulative dividends per share of ProAssurance common stock expected to be paid to holders of shares of ProAssurance common stock through the end of each of fiscal years 2025 through 2027, using the Financial Projections. Goldman Sachs then discounted these implied future equity values per share of ProAssurance common stock to December 31, 2024, using an illustrative discount rate of 8.25%, reflecting the midpoint of Goldman Sachs’ range of estimates of ProAssurance’s cost of equity. Goldman Sachs derived such discount rate by application of CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $11.57 to $23.38 per share of ProAssurance common stock.
Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the property and casualty insurance industry since 2015. For each of the selected transactions, Goldman Sachs calculated and compared the implied equity value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s book value (including AOCI) (a “P/BV (incl. AOCI) multiple”) based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to ProAssurance, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of ProAssurance’s results, market sizes and product profile.
The following table presents the results of this analysis:

Announcement Date	Selected Transactions		Equity Value ($mm)	P/BV (incl. AOCI)
	Acquiror	Target
February 2023	Brookfield Reinsurance Ltd.	Argo Group International Holdings, Inc. (f/k/a Argo Group International Holdings, Ltd.)	$1,100	0.90x
January 2021	TowerBrook Capital Partners L.P.; Further Global Capital Management	ProSight Global, Inc.	$586	0.96x
August 2018	The Hartford Financial Services Group, Inc.	The Navigators Group, Inc.	$2,152	1.74x
June 2018	Stone Point Capital LLC; K-Z Evergreen, LLC	AmTrust Financial Services, Inc.	$2,950	1.04x
September 2017	CopperPoint Mutual Insurance Company	Pacific Compensation Corporation	$150	1.26x
May 2017	Intact Financial Corporation	OneBeacon Insurance Group, Ltd.	$1,702	1.65x
December 2016	Liberty Mutual Insurance	Ironshore Inc.	$2,935	1.38x
May 2015	Fosun International Ltd.	Ironshore Inc.	$2,300	1.21x

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of P/BV (incl. AOCI) multiples of 0.90x to 1.74x (representing the low and high, respectively, of the implied P/BV (incl. AOCI) multiples calculated for the transactions above) to ProAssurance’s Book Value (incl. AOCI) of $1.202 billion as of December 31, 2024, as provided by and approved for Goldman Sachs’ use by the management of ProAssurance, and based on the total number of ProAssurance standalone diluted shares outstanding as of March 18, 2025 to derive a reference range of implied values per share of ProAssurance common stock of $21.04 to $40.78.
Premia Paid Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from 2015 through March 18, 2025 involving a public company based in the United States as the target where the disclosed equity values for the transaction were greater than $500 million. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid relative to the target’s closing stock price one day prior to announcement of the respective transaction. This analysis indicated a median premium of 22.6% across the period. This analysis also indicated a 25th percentile premium of 8.2% and 75th percentile premium of 45.7% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 8.2% to 45.7% to the closing price per share of ProAssurance common stock of $15.74 as of March 18, 2025 and calculated a range of implied equity values per share of ProAssurance common stock of $17.03 to $22.93.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to ProAssurance or The Doctors Company or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the ProAssurance Board as to the fairness from a financial point of view to the holders (other than The Doctors Company and its affiliates) of the shares of ProAssurance common stock of the $25.00 in cash per share of ProAssurance common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ProAssurance, The Doctors Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The $25.00 in cash per share of ProAssurance common stock was determined through arm’s-length negotiations between ProAssurance and The Doctors Company and was approved by the ProAssurance Board. Goldman Sachs provided advice to ProAssurance during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to ProAssurance or the ProAssurance Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.
As described above, Goldman Sachs’ opinion to the ProAssurance Board was one of many factors taken into consideration by the ProAssurance Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of ProAssurance, The Doctors Company, any of their respective affiliates and third parties, and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs acted as financial advisor to ProAssurance in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. During the two-year period ended March 19, 2025, Goldman Sachs Investment Banking has not been engaged by ProAssurance or The Doctors Company or any of its/their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to ProAssurance, The Doctors Company and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
The ProAssurance Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated September 18, 2024, as supplemented by a letter agreement dated March 10, 2025, ProAssurance engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter, as supplemented, between ProAssurance and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $26 million, $5 million of which became payable at announcement of the merger, and the remainder of which is contingent upon consummation of the merger. In addition, ProAssurance has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Financial Projections
ProAssurance does not, as a matter of course, publicly disclose projections as to its future financial results. ProAssurance senior management prepared and provided to the ProAssurance Board at its meeting on January 22, 2025, certain non-public financial forecasts based on management’s reasonable best estimates, judgments and assumptions with respect to ProAssurance’s future financial performance at the time such forecasts were prepared, as further described in the section of this proxy statement entitled “The Merger

Proposal (Proposal 1)—Background of the Merger,” beginning on page 34 of this proxy statement, and which we refer to as the “Financial Projections”. With the consent of the ProAssurance Board, the Financial Projections were provided to Goldman Sachs for its use and reliance in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of ProAssurance’s Financial Advisor”, beginning on page 50 of this proxy statement. Goldman Sachs expressed no view or opinion as to these financial projections or the assumptions on which they were based. A summary of the Financial Projections is set forth below:
Financial Projections ($ in millions, except per share data)

	Fiscal Year Ending December 31,
	2025E	2026E	2027E	2028E	2029E
Net Written Premium	$882	$889	$903	$920	$939
Combined Ratio	108.0%	105.5%	103.5%	100.5%	97.5%
Adjusted Operating Income(1)	$52	$80	$104	$128	$156
Adjusted Operating Earnings per Share(2)	$1.01	$1.54	$1.99	$2.44	$2.94
Adjusted Operating Return on Equity(3)	4.2%	6.0%	7.4%	8.6%	9.8%
Ending Book Value including AOCI	$1,293	$1,369	$1,452	$1,540	$1,625
Book Value per Share including AOCI	$25.04	$26.35	$27.75	$29.21	$30.58
Common Dividends per Share	$0.00	$0.77	$1.00	$1.22	$1.47

(1)
Adjusted Operating Income is a non-GAAP financial measure and excludes the effects of items that ProAssurance believes do not reflect normal results from business operations. For purposes of the projections, no consideration was given to items such as: (i) net investment gain or loss, (ii) net investment gains (losses) attributable to segregated portfolio cells in which no profit/loss is retained, (iii) transaction-related costs, (iv) goodwill impairment, (v) foreign currency exchange gain or loss, (vi) non-operating income, (vii) guaranty fund assessments or recoupments and (viii) non-core operations, including net results from ProAssurance’s previous participation in Syndicates at Lloyd’s of London, which are in run-off as of the date hereof.

(2)
Adjusted Operating Earnings per Share was calculated as Adjusted Operating Income divided by the standalone average diluted shares outstanding as of the applicable date (inclusive of any incremental dilution from assumed share-based compensation effects).

(3)	Adjusted Operating Return on Equity was calculated as Adjusted Operating Income divided by average of beginning and ending total of shareholders’ equity.
The Financial Projections were not prepared with a view to public disclosure or with a view toward compliance with SEC rules and are included in this proxy statement only because, with the consent of the ProAssurance Board, the Financial Projections were provided to Goldman Sachs for its use and reliance in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of ProAssurance’s Financial Advisor.” The Financial Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, ProAssurance’s management. Ernst & Young LLP (“E&Y”) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections and, accordingly, E&Y does not express an opinion or any other form of assurance with respect thereto. The E&Y report incorporated by reference in this proxy statement relates to ProAssurance’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so. The Financial Projections were prepared solely for internal use of ProAssurance and are subjective in many respects. ProAssurance has made no representations to The Doctors Company or Merger Sub, in the merger agreement or otherwise, concerning any projected financial information, including the Financial Projections.
The Financial Projections are forward-looking statements. Although this summary of the Financial Projections is presented with numerical specificity, the Financial Projections reflect numerous variables, assumptions and estimates as to future events made by ProAssurance’s management that it believed were reasonable at the time the Financial Projections were prepared, taking into account the relevant information available to management at the time and presented as of the time of the preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of ProAssurance on a stand-alone basis as described above and subject to certain assumptions and limitations. Such variables, assumptions and estimates are inherently uncertain and many of which are beyond the control of ProAssurance’s management. Although ProAssurance’s management believes there is a reasonable basis for the

Financial Projections, ProAssurance cautions shareholders that future results could be materially different from the Financial Projections. Because the Financial Projections cover multiple years, by their nature, they become less predictive with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. The Financial Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. These estimates and assumptions may prove inaccurate for any number of reasons, including general economic conditions, competition and other risks. For information on factors that may cause ProAssurance’s future results to materially vary, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 26 of this proxy statement.
In addition, the Financial Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. Because the Financial Projections were developed on a stand-alone basis without giving effect to the merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies realized as a result of the merger or any changes to ProAssurance’s operations or strategy that may be implemented after completion of the merger. As a result, there can be no assurance that the Financial Projections will be realized, and actual results may be materially better or worse than those contained in the Financial Projections. The inclusion of this information should not be regarded as an indication that the ProAssurance Board, ProAssurance, Goldman Sachs, The Doctors Company, Merger Sub, and their respective representatives or affiliates or any other recipient of this information considered, or now considers, the Financial Projections to be necessarily predictive of actual future results. The summary of the Financial Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.
Except to the extent required by applicable federal securities laws, ProAssurance does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Financial Projections to reflect circumstances existing after the date when ProAssurance prepared the Financial Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Financial Projections are shown to be in error. By including in this document a summary of certain financial projections, neither ProAssurance nor any of its representatives or advisors (including Goldman Sachs) nor The Doctors Company or its representatives or affiliates makes any representation to any person regarding the ultimate performance of ProAssurance or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.
Certain of the measures included in the Financial Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by ProAssurance may not be comparable to similarly titled amounts used by other companies. With the consent of the ProAssurance Board, the non-GAAP financial measures were relied upon by Goldman Sachs in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of ProAssurance’s Financial Advisor”, beginning on page 50 of this proxy statement, and by the ProAssurance Board in connection with its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs for purposes of its financial analyses and opinion or by the ProAssurance Board in connection with its consideration of the merger. ProAssurance has not provided reconciliations of the non-GAAP financial measures included in these projections to the comparable GAAP measure due to the lack of reasonably accessible or reliable comparable GAAP measures for these measures and the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Accordingly, a reconciliation of the financial measures is not included herein.
Interests of ProAssurance’s Executive Officers and Directors in the Merger
In considering the recommendation of the ProAssurance Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as ProAssurance stockholders, ProAssurance’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of ProAssurance stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below and, with respect to the named executive officers of ProAssurance, are quantified in the “Golden Parachute Compensation” table below. The ProAssurance Board was aware of these interests and considered them when it approved the merger agreement and the merger. The calculations set forth herein are based on the outstanding ProAssurance equity awards as of May 12, 2025.
ProAssurance’s named executive officers are Edward L. Rand, Jr., Dana S. Hendricks, Jeffrey P. Lisenby, Kevin M. Shook and Robert D. Francis.
With respect to ProAssurance’s executive officers, these interests are described in more detail below, assuming the merger occurs and, where applicable, the executive officer experiences a qualifying termination of employment on January 1, 2026:
•
cash severance payments and other termination benefits following a qualifying termination of employment, pursuant to the terms of each named executive officer’s employment agreement or release and severance agreement, as applicable, in an estimated aggregate amount of $13,251,124.00 for all named executive officers;

•
accelerated vesting and cancelling and cashing out of ProAssurance RSUs and ProAssurance performance shares held by the named executive officers, in the aggregate amount of $18,006,475, based on awards outstanding as of May 12, 2025 that are expected to be unvested as of January 1, 2026 (valuing all presently outstanding performance shares based on assumed target level performance, adjusting for rounding to the nearest quarter of a hundred, and disregarding the tranche of ProAssurance RSUs that are scheduled to vest on May 23, 2025), for all named executive officers, based on the price per share of ProAssurance common stock of $25.00; and

•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ProAssurance’s certificate of incorporation and bylaws. With respect to non-employee members of the ProAssurance Board, these interests relate to the impact of the transaction on the directors’ outstanding ProAssurance equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ProAssurance’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the ProAssurance Board, subject in all respects to the limitations set forth in the merger agreement.

Treatment of Director and Executive Officer Common Stock
As is the case for any stockholder of ProAssurance, ProAssurance’s directors and executive officers will receive $25.00 per share in cash, without interest, and less any applicable withholding taxes, for each share of ProAssurance common stock that they own at the effective time. For information regarding beneficial ownership of ProAssurance common stock by each of ProAssurance’s current directors, ProAssurance’s named executive officers and all directors and executive officers as a group, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 101.
Treatment of Director and Executive Officer Equity Awards
As described in the section of this proxy statement entitled “The Merger Agreement—Treatment of ProAssurance Equity Awards” beginning on page 72, the merger agreement provides that the ProAssurance RSUs, ProAssurance performance shares and ProAssurance deferred shares will be treated as set forth below.
•
Restricted Stock Units. Immediately prior to the effective time, each outstanding unvested ProAssurance RSU will generally, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance RSU to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance RSU multiplied by (b) $25.00, less applicable tax withholdings.

•
Performance Shares. Immediately prior to the effective time, each outstanding unvested ProAssurance performance share will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance performance share to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance performance share, calculated based on target-level performance multiplied by (b) $25.00, less applicable tax withholdings.
•
Deferred Shares. Immediately prior to the effective time, all awarded ProAssurance deferred shares will, automatically and without any required action on the part of the holder thereof, be converted into an obligation to pay cash and will entitle the holder of such ProAssurance deferred shares to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance deferred shares multiplied by (b) $25.00.

Special rules govern the treatment of ProAssurance RSUs that may be granted following the entry into the merger agreement as part of the 2026 long-term incentive award cycle, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86.
Payments for Unvested Equity Awards
The following table sets forth the amounts that each of ProAssurance’s directors, named executive officers and all other executive officers would receive with respect to outstanding unvested ProAssurance RSUs and ProAssurance performance shares assuming the completion of the merger occurs on January 1, 2026. The numbers set forth below do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following May 12, 2025. The calculations set forth in the table below are based on outstanding unvested ProAssurance equity awards as of May 12, 2025 and the merger consideration of $25.00 (valuing all presently outstanding performance shares based on assumed target level performance, adjusting for rounding to the nearest quarter of a hundred, and disregarding the tranche of ProAssurance RSUs that are scheduled to vest on May 23, 2025). Depending on when the effective time occurs, certain ProAssurance equity awards shown in the table below may vest in accordance with their terms.
Estimated Payments for Unvested Equity Awards Table

Executive Officers and Directors(1)	Aggregate Amount Payable for Unvested ProAssurance RSUs ($)(2)	Aggregate Amount Payable for Unvested ProAssurance Performance Shares ($)(3)
Kedrick D. Adkins Jr.	—	—
Bruce D. Angiolillo	—	—
Richard J. Bielen	—	—
Fabiola Cobarrubias	—	—
Samuel A. Di Piazza, Jr.	—	—
Maye Head Frei	—	—
Staci M. Pierce	—	—
Scott C. Syphax.	—	—
Katisha T. Vance	—	—
Edward L. Rand, Jr.	3,726,525	5,389,900
Dana S. Hendricks	925,525	1,316,700
Jeffrey P. Lisenby	925,525	1,316,700
Kevin M. Shook	925,525	1,316,700
Robert D. Francis.	960,600	1,202,775

(1)	Directors only hold fully vested ProAssurance deferred shares, which are not subject to any vesting schedules. As such, these ProAssurance deferred shares are not reflected.
(2)
This amount includes the estimated value that each executive officer or director would receive in respect of outstanding unvested ProAssurance RSUs (other than the tranche of ProAssurance RSUs scheduled to vest on May 23, 2025) based on the merger consideration and the assumed closing of the merger on January 1, 2026 on a “single-trigger” basis, pursuant to the terms of the merger agreement solely as a result of the closing of the merger.

(3)
This amount includes the estimated value that each executive officer or director would receive in respect of outstanding unvested ProAssurance performance shares based on the merger consideration and the assumed closing of the merger on January 1, 2026 on a “single-trigger” basis based on deemed target level performance, pursuant to the terms of the merger agreement solely as a result of the closing of the merger.

Severance Benefits
Each currently employed executive officer is eligible for severance benefits in specified circumstances, as set forth in each such executive officer’s employment agreement or release and severance agreement, as applicable. If any of the executive officers are terminated by ProAssurance without “cause” or resign for “good reason” (each as defined in the employment agreements or release and severance agreement, as applicable), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of ProAssurance, the executive officers are entitled to receive (a) an amount equal to one times (two times in the case of Mr. Rand) the sum of the executive officer’s base salary and the average of the annual cash incentive awards and bonuses paid to the executive officer in each of the three complete calendar years prior to the executive officer’s termination of employment, payable in substantially equal installments over 12 months (36 months in the case of Mr. Rand) following the executive officer’s termination of employment, (b) if the executive officer elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 12 months following the executive officer’s termination, the end of the executive officer’s COBRA health continuation period or the executive officer becomes eligible for substantially similar coverage under a subsequent employer’s group health plan (24 months in the case of Mr. Rand), (c) except for Mr. Rand, outplacement services customary to the executive officer’s position and (d) if the executive officers resign for good reason, full acceleration of vesting of the number of (i) unvested ProAssurance RSUs held by the executive officer, reduced by a fraction the denominator of which equals the number of whole months remaining in the executive officer’s restricted period and the numerator of which equals the number of whole months in the period commencing on the date of the executive officer’s termination and ending on the last vesting date and (ii) ProAssurance performance shares that would have been earned if the award period ended on December 31 of the year of the executive officer’s termination (based on the performance measures for the applicable award period), pro-rated by the number of months during the award period the executive officer was employed.
In addition, in lieu of the payments and benefits described in the preceding paragraph, in the event that any of the executive officers are terminated by ProAssurance without cause or resign for good reason, in either case within 24 months following a “change of control” (as defined in the employment agreements or release and severance agreement, as applicable) (at any point following a change of control for Mr. Rand), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of ProAssurance, the executive officers are entitled to receive (a) an amount equal to two times the sum of the executive officer’s base salary plus the average of the annual cash incentive awards and bonuses paid to the executive officer in each of the three complete calendar years prior to the executive officer’s termination of employment, payable in substantially equal installments over 24 months (in a lump-sum in the case of Mr. Rand) following the executive officer’s termination of employment, (b) if the executive officer elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 18 months following the executive officer’s termination of employment, the end of the executive officer’s COBRA health continuation period or the executive officer becomes eligible for substantially similar coverage under a subsequent employer’s group health plan (24 months in the case of Mr. Rand), (c) except for Mr. Rand, outplacement services customary to the executive officer’s position and (d) if the executive officers resign for good reason, full acceleration of vesting of the number of (i) unvested ProAssurance RSUs held by the executive officer, reduced by a fraction the denominator of which equals the number of whole months remaining in the executive officer’s restricted period and the numerator of which equals the number of whole months in the period commencing on the date of the executive officer’s termination and ending on the last vesting date and (ii) ProAssurance performance shares that would have been earned if the award period ended on December 31 of the year of the executive officer’s termination (based on the performance measures for the applicable award period), pro-rated by the number of months during the award period the executive officer was employed.
Mr. Rand’s employment agreement provides that if the payments or benefits payable to Mr. Rand in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced to mitigate the issues resulting from the application of Sections 280G and 4999 of the Code only if such reduction would result in a higher net after-tax benefit to such executive officer (the “Section 280G modified net cutback provisions”). Mr. Lisenby’s release and separation agreement provides that ProAssurance will provide Mr. Lisenby with a tax gross-up if the payments or benefits payable to Mr. Lisenby in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code such that Mr. Lisenby will retain 100% of the amount that Mr. Lisenby would have received in connection with such change in control if Section 4999 of the Code did not apply.

Indemnification and Insurance
Pursuant to the terms of the merger agreement, ProAssurance’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 91 for a description of such ongoing arrangements.
Pro-Rata Annual Bonus Payment at Closing
Immediately prior to the effective time, ProAssurance shall, or shall cause its subsidiaries to, pay ProAssurance employees who are employed immediately prior to the effective time any unpaid annual bonus for completed performance periods and, with respect to any uncompleted performance period that includes the effective time, an amount at least equal to such ProAssurance employee’s target annual bonus for such performance period, pro-rated for any partial performance periods based on a fraction (a) the numerator of which is the number of days in the performance period that has elapsed through the effective time and (b) the denominator of which is the number of days in such performance period. With respect to the portion of the calendar year that includes the effective time that occurs after the effective time, The Doctors Company shall establish an annual bonus opportunity for such remaining portion of the calendar year that meets the requirements of the merger agreement.
Continuation of Employee Compensation and Benefit Levels
For a period of at least 12 months following the effective time (or, if earlier, the date on which the continuing employee terminates employment), each continuing ProAssurance employee will be entitled to receive (a) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such continuing employee immediately prior to the effective time, (b) a target annual cash bonus, and commissions opportunity, that, in each case, is substantially comparable to (i) for the remainder of the calendar year in which the closing date occurs, the target annual cash bonus, and commissions opportunity, provided to such continuing employee immediately prior to the effective time, and (ii) for the portion of the twelve (12) months that occurs in the calendar year following the calendar year in which the closing date occurs, the target annual cash bonus opportunity and commissions opportunity provided to similarly situated employees of The Doctors Company and its affiliates, (c) employee benefits (in each case, excluding defined benefit pension, deferred compensation, retiree medical, change in control, retention, and equity and equity-based compensation benefits) that are substantially comparable to either (i) the employee benefits provided to such continuing employee immediately prior to the effective time, or (ii) the employee benefits provided to similarly situated employees of The Doctors Company and its affiliates, and (d) a severance or termination arrangement that is no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time.
Other Interests
As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of ProAssurance’s executive officers have entered into any agreement with The Doctors Company regarding employment with, compensation from, or equity participation or reinvestment in, the surviving corporation or The Doctors Company on a going-forward basis following the completion of the merger. However, The Doctors Company (or its representatives) and some or all of ProAssurance’s executive officers may from time to time have discussions with respect to, or enter into, such arrangements.
280G Mitigation Actions and Tax Gross-Up Arrangements
ProAssurance may, in consultation with The Doctors Company, take certain actions before the effective time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code).
ProAssurance may implement the following strategies to mitigate any issues resulting from the application of Section 280G and 4999 of the Code and to maximize the net after-tax proceeds received by any individual subject to Section 4999 of the Code: (a) accelerate the vesting or payment of compensation (including annual bonuses) that is scheduled to vest or be paid in calendar year 2026, (b) accelerate the vesting or payment of compensation that would vest or become payable at the effective time in accordance with the applicable employment agreement or the terms of the applicable ProAssurance plan, or (c) enter into or expand non-competition agreements and obtain valuations with respect to such non-competition agreements.

Mr. Lisenby’s release and separation agreement provides that ProAssurance will provide Mr. Lisenby with a tax gross-up if the payments or benefits payable to Mr. Lisenby in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code such that Mr. Lisenby will retain 100% of the amount that Mr. Lisenby would have received in connection with such change in control if Section 4999 of the Code did not apply.
New Equity Awards
ProAssurance may grant additional RSUs, including to its executive officers, following the entry into the merger agreement as part of the 2026 long-term incentive award cycle, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86. No such awards have been granted as of the date hereof.
Retention Bonus Program
ProAssurance may grant cash-based retention bonus awards to employees not to exceed an aggregate amount agreed with The Doctors Company or 100% of any individual recipient’s annual base salary among certain employees, with the retention awards to become payable upon the closing date, subject to the award recipients’ continued employment through the closing date. See the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86.
Potential Merger-Related Payments to Named Executive Officers
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for ProAssurance’s named executive officers based on the merger, assuming that (a) the merger is completed on January 1, 2026, (b) each named executive officer experiences a qualifying termination of employment immediately following the completion of the merger, (c) each named executive officer’s base salary rate, target annual bonus and benefits levels remain unchanged from those in effect as of the date of this proxy statement, (d) each named executive officer’s ProAssurance equity awards remain unchanged as of May 12, 2025 and (e) the merger consideration is $25.00 per share. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. The calculations in the table below neither include amounts that ProAssurance’s named executive officers were already entitled to receive or were vested in as of the date of this proxy statement, nor do they include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all the salaried employees of ProAssurance. Additionally, the calculations do not reflect any possible reductions under the Section 280G modified net cutback provisions described above in the section entitled “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger—Severance Benefits” on page 60, and the amounts listed below assume that no Section 280G tax gross up amount will be payable to Mr. Lisenby. These amounts do not include any amounts payable in respect of any issuances or forfeitures of ProAssurance equity awards that may be made or occur after May 12, 2025 and prior to the completion of the merger, and do not reflect any ProAssurance equity awards that have vested or are expected to vest in accordance with their terms prior to the completion of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites /Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)(7)
Edward L. Rand, Jr.	4,876,000	9,116,425	—	56,875	—	—	14,049,300
Dana S. Hendricks	1,961,925	2,242,225	—	53,743	—	—	4,257,893
Jeffrey P. Lisenby	2,040,131	2,242,225	—	33,957	—	—	4,316,313
Kevin M. Shook	1,775,861	2,242,225	—	53,743	—	—	4,071,829
Robert D. Francis	2,371,969	2,163,375	—	26,920	—	—	4,562,264

(1)
This amount includes the estimated total cash severance payments that may be provided by ProAssurance upon a termination without cause or resignation for good reason in either case within 12 months following a change in control (or for Mr. Rand only, at any point following a change of control for Mr. Rand), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of ProAssurance, and includes an amount equal to two times the sum of the executive officer’s base salary plus the average of the annual cash incentive awards and bonuses paid to the executive officer in each of the three complete calendar years prior to the executive officer’s termination of employment, payable in substantially equal installments over 24 months (or for Mr. Rand only, in a lump-sum). All components of the cash severance amount are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment during the applicable change in control period).
(2)
This amount includes the estimated value of outstanding unvested ProAssurance RSUs (other than the tranche of ProAssurance RSUs scheduled to vest on May 23, 2025) and outstanding unvested ProAssurance performance shares, the vesting of which would be accelerated immediately prior to the effective time, pursuant to the merger agreement. The value set forth in the “Equity” column in the table above attributable to each type of accelerated ProAssurance equity award held by ProAssurance’s named executive officers is “single-trigger” (i.e., they vest and become payable solely as a result of the closing of the merger). The estimated amount of each component is set forth in the table below.

Name	ProAssurance RSUs ($)	ProAssurance Performance Shares ($)
Edward L. Rand, Jr.	3,726,525	5,389,900
Dana S. Hendricks	925,525	1,316,700
Jeffrey P. Lisenby	925,525	1,316,700
Kevin M. Shook	925,525	1,316,700
Robert D. Francis.	960,600	1,202,775

(3)
Although it is contemplated that the amounts outstanding under the ProAssurance executive nonqualified excess plan will be accelerated and paid out at closing, all such amounts are fully vested. As a result, these amounts are reflected as zero.

(4)
This amount includes the estimated value of health and welfare benefits that may be provided by ProAssurance upon a termination without cause or resignation for good reason in either case within 12 months following a change in control (or for Mr. Rand only, any such termination following a change in control), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of ProAssurance, an amount equal to, if the executive officer elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 18 months following the executive officer’s termination of employment, the end of the executive officer’s COBRA health continuation period or the executive officer becomes eligible for substantially similar coverage under a subsequent employer’s group health plan (or for Mr. Rand only, 24 months), and includes, for Ms. Hendricks, Mr. Lisenby, Mr. Shook and Mr. Frances only, outplacement benefits valued at $10,000. Such benefits are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment during the applicable change in control period).

(5)
Although Mr. Lisenby is entitled to a tax gross-up pursuant to his release and separation agreement, following ProAssurance’s 280G mitigation efforts, Mr. Lisenby’s tax gross-up amount is zero. As a result, this amount is reflected as zero.

(6)	None of the named executive officers have any other benefits that would be paid out upon a qualifying termination following completion of the merger.
(7)	Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.
Financing of the Merger
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The merger is not conditioned on any financing arrangements or contingencies. The Doctors Company has represented in the merger agreement that The Doctors Company has, and at all times from and after March 19, 2025 will have available to it (without taking into account any funds that would require a dividend to be paid to Parent from any of its Subsidiaries), and Merger Sub will have as of the effective time, sufficient funds for the satisfaction of all of The Doctors Company’s and Merger Sub’s obligations under the merger agreement, including (a) to make all payments contemplated by the merger agreement to be made by The Doctors Company, Merger Sub or the surviving corporation as of the effective time, (b) the repayment, prepayment or discharge of any outstanding indebtedness of ProAssurance or its subsidiaries required to be repaid, prepaid or discharged in connection with the closing and (c) the payment of all fees and expenses incurred in connection with the transactions contemplated by the merger agreement.

Regulatory Approvals Required for the Merger
Under the merger agreement and subject to certain limitations, each of ProAssurance and The Doctors Company has agreed to use their respective reasonable best efforts to, among other things, consummate the merger as soon as reasonably practicable. Completion of the merger is conditioned upon (a) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, (b) the expiration or termination of any voluntary agreement with a governmental entity entered into by ProAssurance, The Doctors Company or Merger Sub not to consummate the merger and (c) the receipt of each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust or insurance laws with respect to the merger as specified in the applicable exhibit to the merger agreement, which consents, approvals and clearances are described below in the sections entitled “The Merger Proposal (Proposal 1) – U.S. Insurance Regulatory Approvals” and “The Merger Proposal (Proposal 1) – Non-U.S. Insurance Regulatory Approvals” beginning on page 65.
United States Antitrust
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. ProAssurance and The Doctors Company plan to file an HSR notification with the Antitrust Division and the FTC as promptly as reasonably practicable.
At any time before or after the completion of the merger, the Antitrust Division or the FTC could take action under the U.S. antitrust laws, including seeking to prevent the merger, to rescind the merger or to clear the merger subject to the divestiture of assets of ProAssurance or The Doctors Company or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the transactions or permitting completion subject to the divestiture of assets of ProAssurance or The Doctors Company or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the transactions on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
Insurance Approvals
Insurance laws and regulations generally provide that no person may directly or indirectly acquire control of an insurance company unless and until that acquisition has been approved by the relevant domiciliary insurance regulator of that insurance company. Pursuant to those laws and regulations, The Doctors Company will file applications for prior approval or prior notifications relating to the various insurance company subsidiaries of ProAssurance with a number of state insurance regulators in the United States, Lloyd’s of London in the United Kingdom, and ProAssurance will file an application for prior approval relating to certain insurance company subsidiaries of ProAssurance with the Cayman Islands Monetary Authority (collectively, the “insurance regulators”). A filing will also be made by The Doctors Company seeking non-disapproval of the insurance department of the State of Texas relating to the change of control of ProAssurance’s subsidiaries that are licensed as insurance agencies in Texas.
Further, pursuant to the insurance laws and regulations of certain U.S. states, The Doctors Company will provide a prior notification to a number of applicable insurance regulatory authorities regarding the likely impact of the merger on market competition in its state.
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U.S. Insurance Regulatory Approvals. The insurance laws and regulations of all fifty U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company may occur, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, under the laws of certain U.S. states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled in that state. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing 10% or more of the voting securities of the domestic insurer. Because a person acquiring 10% or more of our common stock would indirectly control the same percentage of the stock of our insurance subsidiaries, the insurance change of control laws would apply to the acquisition of ProAssurance’s common stock by The Doctors Company pursuant to the merger agreement.

Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider factors such as the financial strength of the applicant, the integrity and experience of the applicant’s board of directors and executive officers, the applicant’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. The Doctors Company has filed applications with the insurance departments of the States of Alabama, California, Illinois, Missouri, Pennsylvania, Texas, Vermont and the District of Columbia with respect to ProAssurance’s insurance company or risk retention group subsidiaries domiciled in such states. Completion of the merger is conditioned on receiving the approval from each of the foregoing jurisdictions.
Further, several U.S. state insurance laws require prior notification to state insurance regulatory authorities of an acquisition of control of a non-domiciliary insurance company doing business in that state if the acquisition would result in specified levels of market concentration. While these prior notification statutes do not authorize the state insurance regulatory authorities to disapprove the acquisition of control, they authorize regulatory action in the affected state, including requiring the insurance company to cease and desist from doing certain types of business in the affected state or denying an application for a license to do business in the affected state, if particular conditions exist, such as the substantial lessening of competition in any line of business in such state. Completion of the merger is conditioned on the non-disapproval of such notifications to the insurance department of each of the following states: Alaska, Alabama, Arkansas, District of Columbia, Delaware, Georgia, Idaho, Indiana, Mississippi, Missouri, New Hampshire, New Mexico, Nevada, Oregon, South Carolina, Virginia and Wisconsin. To the extent determined by the regulatory authorities of the applicable state that prior notification is required, completion of the merger is also conditioned on the non-disapproval of such notifications to the insurance department of Colorado, Maryland, New Jersey, Pennsylvania and Rhode Island.
In addition to the foregoing, The Doctors Company will file an application for prior non-disapproval of the change of control with the insurance department of the State of Texas with respect to the Company’s subsidiaries that are licensed as insurance agencies in Texas. Completion of the merger is conditioned on the foregoing non-disapproval.
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Non-U.S. Insurance Regulatory Approvals. Applications for prior approval to regulators will also be filed with certain non-U.S. regulatory authorities: (a) Lloyd’s of London in the United Kingdom and (b) the Cayman Island Monetary Authority. Completion of the merger is conditioned on the approval of each of the foregoing non-U.S. regulatory authorities.

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Timing. Although The Doctors Company or ProAssurance do not expect the relevant insurance regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that The Doctors Company or ProAssurance, as applicable, will obtain all required insurance regulatory approvals within the period contemplated by the merger agreement. ProAssurance has no reason to believe that the completion of any of such reviews would cause any burdensome condition (as defined in the section of this proxy statement entitled “The Merger Proposal (Proposal 1) – Regulatory Approvals Required for the Merger” beginning on page 63, or that a challenge to the merger would be made, but there is no certainty of outcome.

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Other Insurance Approvals. Other than the approvals and notifications described above, neither The Doctors Company nor ProAssurance is aware of any material insurance regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the Doctors Company or ProAssurance discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all. The Doctors Company and ProAssurance are each required to use their respective reasonable best efforts to file all the necessary documentation and obtain all consents of third parties that are necessary to consummate the acquisition and to comply with the terms and conditions of all consents, approvals and authorizations of any third party or governmental entity.

General
Under the merger agreement and subject to certain limitations, ProAssurance and The Doctors Company have both agreed to use their reasonable best efforts to complete the merger, including obtaining any requisite antitrust approval and insurance regulatory approval, as soon as reasonably practicable. With respect to any approvals relating to antitrust laws or insurance laws, ProAssurance and The Doctors Company have also agreed to (a) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party,

(b) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement, (c) promptly notify the other party of any substantive communication received by the FTC, the Antitrust Division, the Insurance Regulators or any other governmental entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the FTC, the Antitrust Division, the Insurance Regulators or any other governmental entity with respect to the transactions contemplated by the merger agreement, (d) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the Antitrust Division, the Insurance Regulators or by any other governmental entity in respect of such registrations, declarations and filings or such transactions, and (e) permit the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the Antitrust Division, the Insurance Regulators or any other governmental entity or, in connection with any proceeding by a private party, with any other person. No party shall independently participate in any substantive meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry related to the parties’ efforts to close, including covenants with respect to regulatory matters, without giving the other parties sufficient prior notice of the meeting and, to the extent permitted by such governmental entity, the opportunity to attend and/or participate in such substantive meeting or communication. ProAssurance shall not commit to or agree with any governmental entity to stay, toll or extend any applicable waiting period, “pull-and-refile” pursuant to 16 C.F.R. 804.16 any filing made under the HSR Act, enter into a timing agreement, including any agreement to delay the consummation or not to consummate the transactions, or take any similar action, without the prior written consent of The Doctors Company. The parties to the merger agreement agreed that The Doctors Company shall control and direct (and ProAssurance shall cooperate with The Doctors Company in connection with) all strategy and decisions with respect to obtaining all approvals or other clearances under any applicable antitrust, foreign investment or insurance law, including all filings (including where to file and the timing of such filings) and any withdrawals and/or refiling thereof, strategies, processes, negotiation of settlements (if any), and related proceedings contemplated by the merger agreement, including for the avoidance of doubt the marketing or sale of any part of ProAssurance’s, The Doctors Company’s or any of their respective affiliates’ businesses or assets; provided, however, that The Doctors Company shall provide ProAssurance a reasonable opportunity to consult and consider such strategy and decisions and The Doctors Company will consider ProAssurance’s input and views with respect thereto in good faith (including with respect to any stay, toll or extension, “pull-and-refile”, entry into a timing agreement or any similar action described in the immediately preceding sentence). No such approvals, clearances or filings related to any foreign investment laws have been identified.
The Doctors Company is required to take any and all steps necessary, proper or advisable to (a) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law, foreign investment or insurance law or (b) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued under any antitrust, foreign investment or insurance law, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to the merger agreement to close the transactions contemplated by the merger agreement as expeditiously as practicable (but in no event later than the end date), including (a) the defense through litigation on the merits of any antitrust, foreign investment or insurance law claim seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement, and (b) (i) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of The Doctors Company, any of The Doctor Company’s subsidiaries and affiliates (collectively, “The Doctors Company Group”) or ProAssurance or its subsidiaries or any interest therein, (ii) otherwise taking or committing or agreeing to restrictions or actions that after the effective time would limit The Doctors Company’s or any member of The Doctors Company Group or

ProAssurance’s or its subsidiaries’ freedom of action or operations with respect to, or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or any interest or interests therein, including any rate freeze, rate decrease or restrictions to compete, or any capital contribution, capital support agreement, guarantee, keepwell or other similar capital maintenance undertaking (including to maintain a minimum risk-based capital level or rating), restrictions on dividends or distributions or (iii) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of The Doctors Company or any member of The Doctors Company Group or ProAssurance or its subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto or to such restrictions or actions. Notwithstanding anything to the contrary set forth in the merger agreement, neither The Doctors Company nor any member of The Doctors Company Group shall be obligated to undertake or become subject to any burdensome condition (as defined in the section of this proxy statement entitled “The Merger Agreement – Efforts to Consummate the Merger” beginning on page 87).
Although ProAssurance has reason to believe it will complete the antitrust reviews and insurance reviews in a timely manner, there is no certainty that these reviews will be completed within the period of time contemplated by the merger agreement. ProAssurance has no reason to believe that the completion of any of such reviews would be conditioned upon actions that would be materially adverse to ProAssurance or The Doctors Company, or that a challenge to the merger would be made. If a challenge is made, however, the results of such challenge cannot be predicted. Private parties or U.S. state attorneys general may also bring actions under the antitrust, insurance and other laws under certain circumstances. Further, antitrust or insurance regulatory approvals or clearances do not constitute an endorsement or recommendation of the merger.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of ProAssurance common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 103) whose shares of ProAssurance common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares of ProAssurance common stock (i.e., shares of ProAssurance common stock acquired at the same cost in a single transaction). The determination of the actual tax consequences of the merger to a holder of ProAssurance common stock will depend on the holder’s specific situation.
The tax consequences of the merger to you will depend on your particular circumstances. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 103 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of ProAssurance Common Stock
As promptly as reasonably practicable following the completion of the merger, the ProAssurance common stock currently listed on NYSE will cease to be listed on NYSE and will be deregistered under the Exchange Act.
Appraisal Rights
General
Under the DGCL, ProAssurance stockholders have the right to demand appraisal and to receive payment in cash for the fair value of their shares of ProAssurance common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the merger consideration, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. ProAssurance stockholders of record and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law. This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a ProAssurance stockholder of record or beneficial owner should exercise his, her or its right to seek appraisal under Section 262 of the DGCL.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of record, and beneficial owners, of shares of ProAssurance common stock who: (a) submit a written demand for appraisal of such person’s shares to ProAssurance prior to the vote on the merger agreement; (b) have not consented to or otherwise voted in favor of the merger agreement or otherwise withdrawn, lost or waived appraisal rights; (c) continuously are the record holders or beneficial holders, as applicable, of such shares through the effective time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger instead of the merger consideration. Any such ProAssurance stockholder of record or beneficial holder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as the merger consideration.
Section 262 of the DGCL requires that ProAssurance stockholders for whom appraisal rights are available be notified not less than 20 days before the special meeting. Either a copy of Section 262 of the DGCL or information directing ProAssurance stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice.
This proxy statement constitutes our notice to ProAssurance stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. ProAssurance stockholders of record and beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of ProAssurance unless certain stock ownership conditions are satisfied by ProAssurance stockholders of record and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, ProAssurance stockholders of record and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A ProAssurance stockholder of record or beneficial owner who loses, waives or otherwise fails to properly exercise his, her or its appraisal rights will be entitled to receive the merger consideration.
How to Exercise and Perfect Your Appraisal Rights
If you are a ProAssurance stockholder of record or a beneficial holder and wish to exercise the right to seek an appraisal of your shares of ProAssurance common stock, you must satisfy each of the following conditions:
You must deliver to ProAssurance a written demand for appraisal before the vote on approval of the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against or failing to vote for the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the

DGCL. The demand must reasonably inform us of the identity of the ProAssurance stockholder of record or beneficial holder and the intention of such holder to demand appraisal of his, her or its shares. A failure by such holder to make a written demand for appraisal before the vote with respect to the merger agreement is taken will constitute a waiver of appraisal rights.
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In the case of a ProAssurance stockholder of record, you must not vote in favor of, or consent in writing to, the merger agreement. A vote in favor of the merger agreement, by proxy submitted by mail, over the internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a ProAssurance stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the merger agreement or abstain from voting on the merger agreement. In the case of a beneficial owner, you must not instruct your broker, bank or other nominee to vote your share(s) in favor of the merger agreement;

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You must continuously hold or beneficially own, as applicable, shares of ProAssurance common stock from the date of making the demand through the effective time. You will lose your appraisal rights if you transfer the shares before the effective time; and

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You must otherwise comply with the requirements of Section 262 of the DGCL, including the requirement that you, another ProAssurance stockholder who has complied with the requirements of Section 262 or ProAssurance must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. ProAssurance is under no obligation to file any petition and has no present intention of doing so.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of ProAssurance common stock.
In addition, because shares of ProAssurance common stock are listed on a national securities exchange and are expected to continue to be listed on such exchange immediately prior to the consummation of the merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of ProAssurance common stock, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of ProAssurance common stock or (b) the value of the merger consideration for such total number of shares entitled to appraisal exceeds $1 million (collectively, the “ownership thresholds”). At least one of the ownership thresholds must be met in order for ProAssurance stockholders to be entitled to seek appraisal with respect to such shares of ProAssurance common stock.
In the case of a record holder of shares of ProAssurance common stock, voting, via the internet during the special meeting or by proxy, against, abstaining from voting on or failing to vote on the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. If you want to exercise your appraisal rights, you must not vote your shares of ProAssurance common stock via the internet during the special meeting or by proxy in favor of the merger agreement.
In the case of a beneficial owner of shares of ProAssurance common stock, brokers, banks and other nominees that hold shares in “street name” for their customers do not have discretionary authority to vote those shares on the merger agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of ProAssurance common stock held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the merger agreement, and does not revoke such instruction prior to the vote on the merger agreement, then such shares will be voted in favor of the merger agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you are a beneficial owner of shares of ProAssurance common stock who wishes to exercise appraisal rights, you must either not provide any instructions to your broker, bank or other nominee how to vote on the merger agreement or instruct such broker, bank or other nominee to vote against the merger agreement or abstain from voting on such proposal.

Who May Exercise Appraisal Rights
A holder of record or beneficial owner of shares of ProAssurance common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of ProAssurance common stock held of record or beneficially in that holder’s name. A demand for appraisal must be executed by or on behalf of the ProAssurance stockholder of record or beneficial owner, as applicable, and must reasonably inform ProAssurance of the identity of the ProAssurance stockholder of record or beneficial owner and that the ProAssurance stockholder intends to demand appraisal of his, her or its shares of ProAssurance common stock. In addition, in the case of a demand for appraisal made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by ProAssurance and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of ProAssurance common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the holder of record.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
ProAssurance Corporation
Attention: Jeffrey P. Lisenby
100 Brookwood Place
Birmingham, Alabama 35209

THE MERGER AGREEMENT
The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about ProAssurance contained in this proxy statement or in ProAssurance’s public reports filed with the SEC may supplement, update or modify the factual disclosures about ProAssurance contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by ProAssurance, The Doctors Company and Merger Sub were qualified and subject to important limitations agreed to by ProAssurance, The Doctors Company and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, and were not intended by the parties to the merger agreement to be a characterization of the actual state of facts or condition of ProAssurance, The Doctors Company or Merger Sub, except as expressly stated in the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by ProAssurance to The Doctors Company and Merger Sub, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the public filings made by ProAssurance with the SEC.
Additional information about ProAssurance may be found elsewhere in this proxy statement and ProAssurance’s other public filings. See “Where You Can Find Additional Information” beginning on page 108 of this proxy statement.
When the Merger Becomes Effective
The closing of the merger will take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m. (New York City time) on the third business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions), unless another time or place is agreed to in writing by ProAssurance and The Doctors Company.
At the closing, ProAssurance and The Doctors Company will cause the merger to be consummated by filing a certificate of merger with respect to the merger (the “certificate of merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the merger. The merger shall become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by ProAssurance and The Doctors Company in writing and specified in the certificate of merger in accordance with the DGCL.

Structure of the Merger; Directors and Officers
Upon the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into ProAssurance and the separate corporate existence of Merger Sub will cease, with ProAssurance continuing as the surviving corporation. At the effective time, (a) the certificate of incorporation of ProAssurance, as in effect immediately prior to the effective time, shall be amended and restated in its entirety, and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation, until thereafter amended and (b) without any further action on the part of ProAssurance or Merger Sub, the bylaws of Merger Sub as in effect immediately prior to the effective time, shall be the bylaws of the surviving corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of ProAssurance) until thereafter amended or restated as provided therein.
The board of directors of the surviving corporation immediately following the effective time shall consist of the members of the board of directors of Merger Sub at the effective time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law. The officers of ProAssurance at the effective time will be the initial officers of the surviving corporation and will hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation’s certificate of incorporation and bylaws and applicable law.
Effect of the Merger on ProAssurance Common Stock
At the effective time, each share of ProAssurance common stock issued and outstanding immediately prior to the effective time (other than cancelled shares, non-cancelled subsidiary shares and dissenting shares, as described in the merger agreement) will be converted into the right to receive the merger consideration. From and after the effective time, such ProAssurance common stock will no longer be outstanding and will automatically be cancelled and extinguished, and will cease to exist, and each former holder of certificates or book-entry shares, which immediately prior to the effective time represented such ProAssurance common stock, will cease to have any rights with respect thereto, except for the right to receive, upon surrender of such certificates or book-entry shares, the merger consideration.
Each cancelled share will cease to be outstanding, will be automatically cancelled and retired, and no consideration or payment will be delivered in exchange for such shares. Each non-cancelled subsidiary share issued and outstanding immediately prior to the effective time will be converted into and become a proportionally equivalent amount of issued, fully paid and non-assessable shares of the surviving corporation.
Treatment of ProAssurance Equity Awards
The merger agreement provides that outstanding ProAssurance equity awards will be treated as set forth below.
Restricted Stock Units. Immediately prior to the effective time, each outstanding unvested ProAssurance RSU will generally, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance RSU to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance RSU multiplied by (b) $25.00, less applicable tax withholdings.
Performance Shares. Immediately prior to the effective time, each outstanding unvested ProAssurance performance share will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ProAssurance performance share to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance performance share, calculated based on target-level performance multiplied by (b) $25.00, less applicable tax withholdings.
Deferred Shares. Immediately prior to the effective time, all awarded ProAssurance deferred shares will, automatically and without any required action on the part of the holder thereof, be converted into an obligation to pay cash and will entitle the holder of such ProAssurance deferred shares to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ProAssurance common stock subject to the ProAssurance deferred shares multiplied by (b) $25.00.

Any consideration payable in respect of the ProAssurance RSUs, ProAssurance performance shares and ProAssurance deferred shares will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than seven business days following the closing date. Notwithstanding the foregoing, if any payment owed to a holder of ProAssurance RSUs, ProAssurance performance shares or ProAssurance deferred shares cannot be made through the surviving corporation’s payroll system or payroll provider, then the surviving corporation will issue a wire transfer or direct deposit, or a check for such payment to such holder as promptly as practicable following the closing date but in no event later than five business days thereafter.
Special rules govern the treatment of ProAssurance RSUs that may be granted following the entry into the merger agreement as part of the 2026 long-term incentive award cycle, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86.
Payment for ProAssurance Common Stock
At or prior to the effective time, The Doctors Company will deposit, or cause to be deposited, with a paying agent designated by The Doctors Company and reasonably acceptable to ProAssurance, cash in an amount sufficient to pay the aggregate merger consideration except that, with respect to any dissenting shares, The Doctors Company will not be required to deposit or cause to be deposited with the paying agent funds sufficient to pay the per share merger consideration that would be payable in respect of such dissenting shares if such dissenting shares were not dissenting shares. Promptly after the effective time (and in any event within three business days after the effective time), the surviving corporation will cause the paying agent to mail or otherwise provide to each former holder of record of certificates that immediately prior to the effective time represented outstanding shares of ProAssurance common stock and each former holder of record of shares of ProAssurance common stock held in book-entry form (in each case, other than holders of only cancelled shares and dissenting shares, as described in the merger agreement) (a) transmittal materials, including a letter of transmittal, which will specify that delivery of certificates will be effected, and risk of loss and title to the certificates will pass only upon delivery of the certificates (or effective affidavits in lieu thereof in accordance with the merger agreement) and a duly completed and validly executed letter of transmittal with respect to such certificates to the paying agent, or, in the case of book-entry shares, only upon delivery of an “agent’s message,” (or such other evidence, if any, of the book-entry transfer as the paying agent may reasonably request) to the paying agent, such transmittal materials to be in a form and have such other provisions as ProAssurance and The Doctors Company may reasonably agree, and (b) instructions for use in effecting the surrender of the certificates or book-entry shares, as applicable, in exchange for cash in an amount equal to the product of the per share merger consideration multiplied by the number of shares of ProAssurance common stock previously represented by such certificates.
Following the effective time, upon surrender of a certificate (or an effective affidavit of loss in lieu thereof) for cancellation to the paying agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such certificate will be entitled to receive in exchange therefor as promptly as reasonably practicable after such surrender following the effective time, a cash payment in an amount (after giving effect to any required tax withholding) equal to the product of the per share merger consideration multiplied by the number of shares of ProAssurance common stock previously represented by such certificate and the certificate (or affidavit of loss in lieu thereof) so surrendered will immediately be cancelled. Each book-entry share representing shares of ProAssurance common stock (other than cancelled shares and dissenting shares, as described in the merger agreement) will be entitled to receive, and The Doctors Company will cause the paying agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the paying agent’s receipt of an “agent’s message” or such other evidence, if any, as the paying agent may reasonably request following the effective time, a cash payment in an amount equal to the product of the per share merger consideration multiplied by the number of shares of ProAssurance common stock previously represented by such book-entry share and the book-entry shares so surrendered will be cancelled. The paying agent will accept such certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to book-entry shares upon compliance with such reasonable terms and conditions as the paying agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of holders of the certificates or book-entry shares on any amount payable upon the surrender or delivery thereof.

Representations and Warranties
The merger agreement contains representations and warranties made by ProAssurance to The Doctors Company and Merger Sub and by The Doctors Company and Merger Sub to ProAssurance. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct (a) is material, (b) would result in a material adverse effect on the party making such representation or warranty or (c) would have a material adverse effect on the ability to consummate, or prevent the consummation of, the transactions). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain individuals from the party making the representation (who are specified in qualifying the “knowledge” of such party for purposes of the merger agreement) did not have actual knowledge. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to The Doctors Company by ProAssurance in connection with the merger agreement (the “disclosure letter”), in the case of certain representations and warranties made by ProAssurance, as well as the reports of ProAssurance filed with or furnished to the SEC during the period from January 1, 2024 through March 18, 2025 (excluding any disclosures set forth under the captions “Risk Factors” or “Forward-Looking Statements” and in any other section to the extent they are cautionary, predictive or forward-looking in nature).
In the merger agreement, ProAssurance has made representations and warranties to The Doctors Company and Merger Sub regarding:
•	organization, good standing, authority and qualification to conduct its business and that of its subsidiaries;
•	organizational documents;
•	capitalization;
•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;
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the consent of and filings with governmental entities needed in connection with ProAssurance’s execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

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the absence of violations of, or conflicts with, ProAssurance’s or its subsidiaries’ organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	compliance with certain laws and regulations (including possession of, and compliance with, licenses required to conduct ProAssurance’s business);
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the proper filing of reports with the SEC since January 1, 2023 (including the accuracy of the information contained in those reports) and the compliance with applicable listing and corporate governance rules and regulations of the NYSE;

•	the compliance with GAAP with respect to financial statements included in or incorporated by reference in its SEC filings;
•	certain disclosure controls and procedures and internal controls over financial reporting;
•	the absence of certain undisclosed liabilities or “off balance sheet arrangements”;
•	certain material contracts;
•	conduct of business in the ordinary course from December 31, 2024 through March 19, 2025;
•
the absence of any event that has had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on ProAssurance from December 31, 2024 through March 19, 2025;

•	the absence of any action taken by ProAssurance between December 31, 2024 and March 19, 2025 that if taken after March 19, 2025 would require certain consents by The Doctors Company;
•	absence of certain litigation and governmental orders;
•	labor and employment matters affecting ProAssurance or its subsidiaries, including ProAssurance’s employee benefit plans;
•	insurance;
•	real property;
•	tax matters;
•	information supplied by ProAssurance in connection with the proxy statement issued in connection with the special meeting;
•	intellectual property, data and information security and data privacy;
•	environmental matters;
•	statutory statements;
•	subsidiaries of ProAssurance that conduct the business of insurance;
•	insurance producers that engage customers on behalf of ProAssurance and subsidiaries of ProAssurance;
•	insurance policy reserves or provisions for claims, losses, loss adjustment expenses and unearned premiums contained in the statutory statements or financial statements of ProAssurance;
•	investment assets (as defined in the merger agreement) owned by subsidiaries of ProAssurance;
•	the opinion of ProAssurance’s financial advisor;
•	brokers and finders;
•	inapplicability to the merger of state or federal takeover statutes and anti-takeover provisions in ProAssurance’s organizational documents;
•	affiliate transactions; and
•	the absence of other representations and warranties by The Doctors Company or Merger Sub.
In the merger agreement, The Doctors Company and Merger Sub have made representations and warranties to ProAssurance regarding:
•	organization, good standing, authority and qualification to do business;
•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;
•
the consent of and filings with governmental entities needed in connection with the execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•
the absence of violations of, or conflicts with, The Doctors Company’s or Merger Sub’s organizational documents, applicable law and certain contracts as a result of The Doctors Company’s or Merger Sub’s execution, delivery and performance of the merger agreement by The Doctors Company and Merger Sub, the consummation of the merger and the other transactions contemplated by the merger agreement;

•	absence of certain litigation and governmental orders;
•	operation and ownership of Merger Sub;
•	information supplied by The Doctors Company and Merger Sub in connection with the proxy statement issued in connection with the special meeting;

•	brokers and finders;
•	financial statements and statutory statements of The Doctors Company;
•
the availability of sufficient funds to make all payments contemplated by the merger agreement and pay all fees and expenses incurred in connection with the transactions contemplated by the merger agreement that are payable by The Doctors Company or Merger Sub;

•	The Doctors Company’s ownership of ProAssurance common stock;
•	the absence of certain voting requirements;
•	solvency of the surviving corporation;
•
the absence of certain arrangements with any stockholder, member of management or director of ProAssurance related to the transactions contemplated by the merger agreement or management of the surviving corporation;

•	the absence of other representations and warranties by ProAssurance; and
•	The Doctors Company’s and Merger Sub’s access to information regarding ProAssurance.
For purposes of the merger agreement, a “material adverse effect” on ProAssurance means any event, development, change, effect or occurrence (“effect”) that, individually or in the aggregate, has a material adverse effect on or with respect to the assets, business, results of operation or financial condition of ProAssurance and its subsidiaries taken as a whole, provided that no effects relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination with any of the following, to constitute or contribute to a material adverse effect or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:
•
general conditions, changes or developments in the economy or the financial, debt, capital, credit or securities markets or political, business, legislative or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, including changes in interest rates or exchange rates, insurance premium rates, supply chain disruptions, or any suspension of trading in securities on any securities exchange (including changes in the value of the investment assets, to the extent arising from any of the foregoing);

•
general conditions, changes or developments in the industries or product markets in which ProAssurance or its subsidiaries operate, underwrite insurance or reinsurance or manage risk, or where ProAssurance’s products or services are developed, or sold;

•
changes after March 19, 2025 in any applicable laws or regulations or applicable accounting regulations or principles or actuarial principles or practices or, in each case, in the interpretation or enforcement thereof (including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator, and the FASB);

•	any epidemic, pandemic or other outbreak of illness or disease or public health event (including COVID-19);
•
the negotiation, execution and delivery of this Agreement or the public announcement or pendency of the merger or other transactions contemplated by the merger agreement, including any impact thereof on relationships, contractual or otherwise, with insureds, cedants, policyholders, brokers, agents, business partners, service providers, reinsurance providers, customers, lessors, suppliers, vendors, investors, lenders, partners, distributors, financing sources, regulators, unions, works councils, contractors, officers, directors or employees of the ProAssurance and its subsidiaries, including by reason of the identity of The Doctors Company or any of its affiliates or any communication by The Doctors Company or any of its affiliates with respect to the conduct of the business of ProAssurance and its subsidiaries or any transaction litigation (as defined in the merger agreement), provided, however, that this exception shall not apply to certain representations and warranties of ProAssurance made pursuant to the merger agreement;

•
any action taken (or not taken) (a) by The Doctors Company or any of its controlled affiliates or (b) by ProAssurance or any of its subsidiaries (a) that is required to be taken (or not to be taken) by the merger agreement and for which ProAssurance shall have requested in writing The Doctors Company’s consent to permit its non-compliance and The Doctors Company shall not have granted such consent or (b) at the written request of The Doctors Company, which action taken (or not taken) is not required under the terms of the merger agreement;
•
any hurricane, cyclone, tornado, earthquake, flood, tsunami, wildfire, natural or man-made disaster, force majeure event, act of God or other comparable event or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, cyberattack, data breach or terrorism, civil unrest, civil disobedience, national emergency or national or international political or social conditions (including, in each case, any continuation, escalation or worsening of any of the foregoing) (including increases in liabilities under or in connection with insurance or reinsurance contracts to which ProAssurance or any of its subsidiaries is a party arising from the foregoing);

•
any decline in the market price or trading volume of the shares or the credit rating, insurance or other rating, financial strength, claims paying ability or claims paying ratings of ProAssurance after March 19, 2025 (provided that this exception shall not prevent or otherwise affect a determination that any effects underlying such change has resulted in, or contributed to, a material adverse effect if not otherwise falling within the first through seventh exceptions listed above and the ninth exception listed below);

•
any failure by ProAssurance to meet any published analyst estimates or expectations of ProAssurance’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by ProAssurance to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings, premiums written or other financial performance or results of operations, in and of itself (provided that the exception in this bullet point) shall not prevent or otherwise affect a determination that any effects underlying such failure has resulted in, or contributed to, a material adverse effect if not otherwise falling within the first through eighth exception listed above; and

•
except in the cases of the first through fourth exceptions and the seventh exception listed above, to the extent that ProAssurance and its subsidiaries, taken as a whole, are disproportionately adversely affected thereby as compared with other participants of comparable size in the industries in which ProAssurance and its subsidiaries operate (in which case solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect).

Conduct of Business Pending the Merger
The merger agreement provides that, subject to certain exceptions in the disclosure letter, during the period from March 19, 2025 to the effective time (or, if earlier, the date, if any, on which the merger agreement is terminated by its terms) and except as required or expressly provided by the merger agreement, as required by applicable laws or except as consented to in writing by The Doctors Company (which consent may not be unreasonably withheld, conditioned or delayed), (a) ProAssurance will and will cause its subsidiaries to, conduct the business of ProAssurance and its subsidiaries in the ordinary and usual course of business consistent in all material respects with past practice and use its and their respective commercially reasonable efforts to preserve substantially intact its and their respective business organizations and material business relationships with customers, suppliers, creditors, lessors and other persons with whom ProAssurance and its subsidiaries have material business relationships, and (b) ProAssurance will not and will cause each of its subsidiaries not to:
•
amend or otherwise change ProAssurance’s certificate of incorporation or bylaws or, except for amendments that are solely ministerial in nature, the applicable governing instruments of any subsidiary of ProAssurance;

•
other than transactions with respect to investment assets or reinsurance transactions in the ordinary course of business, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or any investment in, any person, corporation, partnership or other business organization or division thereof, in each case, except for (a) acquisitions or investments with a fair market value or purchase price not to exceed $5,000,000 in the aggregate, (b) any wholly owned subsidiaries of ProAssurance, or (c) the acquisition of equitable security or interest issued to evidence an interest in segregated portfolio reinsurance cell acquired by ProAssurance or a company insurance subsidiary (as defined in the merger agreement);

•
grant, issue, sell, encumber, pledge or dispose of (or authorize the grant, issuance, sale or disposition of), any shares of capital stock, voting securities or other ownership interest, or any puts, calls, options, warrants, convertible securities or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of ProAssurance or any of its subsidiaries (except (a) for the issuance of shares upon the vesting or settlement of ProAssurance RSUs, ProAssurance performance shares, and ProAssurance deferred shares, (b) for any issuance, sale or disposition to ProAssurance or a wholly owned subsidiary of ProAssurance by any wholly owned subsidiary of ProAssurance or (c) for the grant of ProAssurance RSUs, ProAssurance performance shares, and ProAssurance deferred shares or any other award permitted to be granted under ProAssurance equity incentive plans as permitted in the disclosure letter;

•
reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of ProAssurance (except for the settlement of any ProAssurance RSUs, ProAssurance performance shares, or ProAssurance deferred shares, in each case, pursuant to the terms of the applicable ProAssurance equity incentive plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the ProAssurance’s wholly owned subsidiaries;

•
create or incur any lien (other than Permitted Liens) in excess of $5,000,000 of notional debt in the aggregate on any material assets of ProAssurance or its subsidiaries, except for liens (a) that are required by or automatically effected by contracts in place as of the day hereof or (b) that do not materially detract from the value of such assets;

•
make any loans, advances or capital contributions to, or investments in, any Person (other than to or in ProAssurance or any of its wholly owned subsidiaries) except (a) not in excess of $5,000,000 in the aggregate, (b) in the ordinary course of business consistent with past practice, (c) of expenses as required under the certificate of incorporation or the bylaws, (d) upfront payments for services to be provided or products to be supplied to the extent required under any material contract as of March 19, 2025 or (e) with respect to investment assets;

•
sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any person, corporation, partnership or other business organization or division thereof or otherwise sell, assign, exclusively license, allow to expire, or dispose of any assets, rights or properties other than (a) sales, dispositions or licensing of equipment and/or inventory and other assets, including real property, in the ordinary course of business or pursuant to existing contracts, (b) assignments of leases or sub-leases, in each case, in the ordinary course of business, (c) sales of marketable securities or dispositions of obsolete assets or equipment in the ordinary course of business, (d) sales of investment assets (e) reinsurance transactions, (f) sales among ProAssurance and its wholly owned subsidiaries or among ProAssurance’s wholly owned subsidiaries, (g) non-exclusive licenses under intellectual property owned by ProAssurance and its subsidiaries entered into in the ordinary course of business consistent with past practice, or (h) other sales, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to ProAssurance or any wholly owned subsidiary of ProAssurance or of assets, rights or properties with a value of less than $5,000,000 in the aggregate;

•
declare, set aside, make or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or distributions by any direct or indirect wholly owned subsidiary of ProAssurance to it or to any other direct or indirect wholly owned subsidiary of ProAssurance);

•
other than in the ordinary course of business or in connection with any other transaction permitted by the interim operating covenants set forth in the merger agreement, enter into any contract that would have been a material contract (under certain clauses of the definition thereof) had it been entered into prior to the merger agreement, materially amend, materially modify, or materially terminate any material contract or waive, release or assign any material rights or claims thereunder other than (a) expirations and renewals (on terms that are not materially adverse to ProAssurance in light of then-current market conditions) of any such contract in the ordinary course of business in accordance with the terms thereof, (b) non-exclusive licenses under intellectual property owned by ProAssurance and its subsidiaries entered into in the ordinary course of business consistent with past practice or (c) any agreement among ProAssurance and its wholly owned subsidiaries or among ProAssurance’s wholly owned subsidiaries;
•
except for intercompany loans between ProAssurance and any of its wholly owned subsidiaries or between any wholly owned subsidiaries of ProAssurance, incur, amend, refinance or prepay any indebtedness for borrowed money, or assume, guarantee, become liable for or endorse the obligations of any person (other than a subsidiary of ProAssurance), in each case, in excess of $5,000,000 in the aggregate, other than (a) borrowings under the existing credit agreement (as defined in the merger agreement) in an amount not to exceed $175,000,000 in the aggregate at any time, (b) guarantees by ProAssurance or any subsidiary of ProAssurance of indebtedness of ProAssurance or any other wholly owned subsidiary of ProAssurance, (c) indebtedness incurred in connection with a refinancing or replacement of existing indebtedness (but in all cases which refinancing or replacement shall not increase the aggregate amount of indebtedness permitted to be outstanding thereunder and in each case on customary commercial terms consistent in all material respects with or more beneficial than the indebtedness being refinanced or replaced), (d) indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements or otherwise incurred in the ordinary course of business, (e) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging contracts (i) (A) not entered for speculative purposes and (B) entered into in the ordinary course of business or which can be terminated on ninety (90) days or less notice without penalty or (ii) entered into in compliance with the investment guidelines (as defined in the merger agreement), or (f) indebtedness incurred among ProAssurance and its subsidiaries or among ProAssurance’s subsidiaries;

•
except as contemplated by the merger agreement or required by applicable law or any ProAssurance plan as of the date of the merger agreement, (a) increase the compensation or benefits of any of its directors, officers or employees (except in the ordinary course of business consistent with past practice with respect to employees with an annual salary or base wage rate below $350,000, including pursuant to the ProAssurance’s regular merit review process, and with respect to any ordinary course new hires or promotions), (b) grant any severance or termination pay to any ProAssurance employee not provided for under any ProAssurance plan (except in the ordinary course of business consistent with past practice with respect to employees with an annual salary or base wage rate below $350,000 or as required by applicable law), (c) establish, adopt, enter into, amend or terminate any employment, consulting or severance agreement with any of its present or former directors, officers or other employees, except for (i) any such arrangements in the ordinary course of business for employees with an annual salary or base wage rate below $350,000 or (ii) in connection with a replacement hiring on substantially the same terms as the employee being replaced, (d) grant any equity or equity-based awards (except as permitted in the disclosure letter), (e) accelerate the time of vesting or payment of any benefit or award, including a ProAssurance equity award, under any ProAssurance plan or otherwise, (f) hire or promote any employee (other than (i) hiring or promotions in the ordinary course of business for employees with an annual salary or base wage rate below $350,000 or (ii) replacement hiring on substantially the same terms as the employee being replaced), (g) terminate the employment of any employee with an annual salary or base wage rate in excess of $350,000 other than for cause or (h) establish, adopt, amend or terminate any ProAssurance plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a ProAssurance plan if it were in existence as of the date of the merger agreement, other than immaterial amendments to any ProAssurance plan that do not materially increase the annual cost to the ProAssurance of maintaining, and do not materially extend the ProAssurance’s commitment with respect to, such ProAssurance plan;

•
make any material change in any reinsurance, claims handling, reserving or accounting principles, policies or practices, except in the ordinary course or as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

•
other than as required by applicable law, (a) make any material change to any method of tax accounting, (b) make (other than in the ordinary course of business) or change any material tax election, (c) surrender any claim for a refund of material taxes, (d) file any material amended tax return, (e) enter into any closing agreement with respect to any material taxes, (f) settle or compromise any material tax liability, (g) change an annual tax accounting period, or (H) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;
•
other than any transaction litigation or with respect to insurance policies issued by ProAssurance or any company insurance subsidiary, commence, waive, release, assign settle or compromise any action (as defined in the merger agreement), other than settlements or compromises of litigation (a) in the ordinary course of business consistent with past practice, or (b) where the amount paid (net of insurance or reinsurance proceeds recoverable) does not exceed $1,000,000 individually or $5,000,000 in the aggregate (net of any indemnity, contribution or similar payments actually received by ProAssurance or its subsidiaries in respect thereof) or, if greater, does not materially exceed the total amount reserved for such matter in the ProAssurance’s financial statements, (c) where the amount is paid or reimbursed by an insurance carrier or a third party under an indemnity or similar obligation or (d) (i) does not impose any material restriction on ProAssurance’s business or the business of its subsidiaries or affiliates, (ii) does not relate to any transaction litigation and (iii) do not include an admission of liability or fault on the part of ProAssurance or its subsidiaries; provided that the foregoing shall not permit ProAssurance or any of its subsidiaries to settle or compromise any proceeding that is prohibited by the merger agreement;

•
adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of ProAssurance or any of its subsidiaries;

•
materially amend, materially modify, or otherwise materially change the investment guidelines or manage the investment portfolios of the company insurance subsidiaries in a manner that is inconsistent with the investment guidelines in any material respect;

•
make or agree to make any new capital expenditure or expenditures in excess of $3,000,000 individually or $10,000,000 in the aggregate, except for reasonable expenditures made in response to an emergency (as defined in the merger agreement); provided, that ProAssurance has, to the extent practicable under the circumstances, provided prior notice to and reasonably consulted with The Doctors Company;

•	amend in any material respect any investment policy of ProAssurance or any of its subsidiaries as in effect on March 19, 2025, or fail to comply with such investment policy in any material respect;
•	enter into any new line of business;
•	other than in the ordinary course of business consistent with past practice, enter into any material agreement or commitment with any insurance regulators (as defined in the merger agreement);
•
other than in the ordinary course of business consistent with past practice, make any material changes in the terms or policies with respect to the payments of commissions or compensation to any producers (as defined in the merger agreement);

•	abandon, modify, waive, terminate or allow to lapse any insurance company licenses (as defined in the merger agreement); and
•	agree, authorize or commit to do any of the foregoing actions.
Notwithstanding the above, nothing contained in the merger agreement gives The Doctors Company or Merger Sub, directly or indirectly, the right to control or direct ProAssurance’s or its subsidiaries’ operations prior to the effective time and nothing contained in the merger agreement gives ProAssurance, directly or indirectly, the right to control or direct The Doctors Company’s, Merger Sub’s or its subsidiaries’ operations prior to the effective time.
Other Covenants and Agreements
Access to Information
Subject to applicable law and certain other exceptions and limitations, from March 19, 2025 to the effective time, ProAssurance will, and will cause its subsidiaries, officers, directors, employees and representatives to, afford The Doctors Company and its representatives reasonable access, consistent with applicable law, during normal business hours to ProAssurance’s and its subsidiaries’ officers, employees, representatives and other personnel and books and records, real property, offices and facilities and furnish to The Doctors Company all financial, operating and other data and information, in each case, as The Doctors Company shall from time to time reasonably request (but other than for any such matters that relate to the negotiation and execution of the merger agreement, including with respect to the consideration or valuation of the merger or any financial or strategic alternatives thereto, or that relate to any alternative proposal or superior proposal (but without limiting ProAssurance’s obligations under the merger agreement)), in each case, solely for purposes of, and to the extent reasonably necessary for, facilitating the consummation of the merger (including for integration planning).
Non-Solicitation of Acquisition Proposals
From March 19, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, ProAssurance will not, and will cause its subsidiaries not to and will direct its and their respective representatives not to, directly or indirectly:
•
initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or the making of, any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations with any person (other than The Doctors Company, Merger Sub or their representatives), or furnish any non-public information or afford to any other person (other than The Doctors Company, Merger Sub or their representatives) access to the properties, assets, books, records or any personnel of ProAssurance or its subsidiaries, in any such case in connection with or with the intent to induce the making, submission or announcement of, any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal (other than to state that the terms of the non-solicitation provisions of the merger agreement prohibit such discussions or negotiations);

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal; or
•
negotiate, execute or enter into, any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any acquisition proposal (other than an acceptable confidentiality agreement executed in accordance with the terms of the merger agreement); provided that any determination or action by the ProAssurance Board that is permitted pursuant to certain terms of the merger agreement shall not be deemed to be a breach or violation of the non-solicitation provisions of the merger agreement.

Notwithstanding the foregoing, ProAssurance and the ProAssurance Board may:
•
comply with its disclosure obligations to its stockholders under applicable law or the rules and policies of the NYSE, take and disclose to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), make a “stop-look-and-listen” communication to ProAssurance stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to ProAssurance stockholders) or make any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal (as determined in good faith by the ProAssurance Board, after consultation with its outside counsel); provided, that the ProAssurance Board may not make a change of recommendation (as defined below) except to the extent otherwise permitted by certain provisions of the merger agreement;

•
prior to (but not after) obtaining the company requisite vote, engage in any communications with any person or group of persons and their respective representatives who has made a bona fide, written acquisition proposal after March 19, 2025 that did not otherwise result from a material breach of the non-solicitation provisions of the merger agreement, solely for the purpose of clarifying the terms thereof and conditions of such acquisition proposal;

•	prior to (but not after) obtaining the company requisite vote: (a) engage in any communications, negotiations or discussions with any person or group of persons and their respective representatives who has made a bona fide, written acquisition proposal after March 19, 2025 that did not otherwise result from a material breach of the non-solicitation provisions of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) and (b) provide access to ProAssurance’s or any of its subsidiaries’ properties, books and records and provide information or data in response to a request therefor by a person who has made such an acquisition proposal, in each case, if the ProAssurance Board (i) has determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or would reasonably be expected to constitute, result in or lead to a superior proposal and (ii) has received from the person who made the acquisition proposal an executed acceptable confidentiality agreement; provided that ProAssurance shall provide to The Doctors Company and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to The Doctors Company or Merger Sub prior to or promptly following the time it is provided to such person;
•	prior to (but not after) obtaining the company requisite vote make a change of recommendation in accordance with the applicable provisions of the merger agreement described below; or
•
resolve, authorize, commit or agree to do any of the foregoing (only to the extent such actions would be permitted pursuant to the applicable provisions in the merger agreement described above). For the avoidance of doubt, a factually accurate public statement by ProAssurance or the ProAssurance Board (or a committee thereof) solely to the extent that it (a) describes ProAssurance’s receipt of an acquisition proposal, (b) identifies the person or group of persons making such acquisition proposal, (c) provides the material terms of such acquisition proposal, or (d) describes the operation of the merger agreement with respect to the acquisition proposal will not, in any case, be deemed to be (i) an adoption, approval or recommendation with respect to such acquisition proposal or (ii) a change of recommendation.

From March 19, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent not otherwise permitted under the terms of the merger agreement, neither the ProAssurance Board nor any committee thereof shall make a change of recommendation.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, if a bona fide, written acquisition proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement is received by ProAssurance, and the ProAssurance Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal would, if consummated, constitute a superior proposal, the ProAssurance Board may, if the ProAssurance Board has determined in good faith after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, (a) effect a change of recommendation or (b) terminate the merger agreement pursuant to the terms thereof in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that ProAssurance pays to The Doctors Company the termination payment of $52.6 million required to be paid pursuant to the merger agreement (as described below); provided further, that, prior to taking such actions described in clauses (a) or (b) above:
•
ProAssurance must give The Doctors Company a written notice four business days in advance (such period from the time ProAssurance gives notice until 5:00 p.m. New York City time on the fourth business day immediately following the day on which ProAssurance delivered such notice), which notice shall set forth in writing that the ProAssurance Board intends to consider whether to take such action and include copies of or a summary of the material terms and conditions of the acquisition proposal that is the basis of the proposed action of the ProAssurance Board and unredacted copies of any proposed agreements relating to such acquisition proposal, and the identity of the party making such acquisition proposal;

•
after giving such notice and prior to taking any action described in clauses (a) or (b) above, ProAssurance shall, and shall direct its representatives to, negotiate in good faith with The Doctors Company (to the extent requested by The Doctors Company), to enable The Doctors Company to propose such revisions to the terms of the merger agreement; and

•
at the end of the notice period, prior to and as a condition to taking any action described in clauses (a) or (b) above, the ProAssurance Board shall take into account in good faith any changes to the terms of the merger agreement proposed in writing by The Doctors Company in response to the notice from ProAssurance and any other information offered by The Doctors Company in response to such notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such acquisition proposal continues to constitute a superior proposal and that the failure to take such action described in clauses (a) or (b) above would continue to be reasonably likely to be inconsistent with the fiduciary duties of the directors of the ProAssurance Board under applicable law, if such changes proposed in writing by The Doctors Company (if any) were to be given effect. Any change of the financial terms or other material amendment, revision or supplement to any acquisition proposal will be deemed to be a new acquisition proposal and require a new notice by ProAssurance with a notice period of three business days.

Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, other than as provided in the provisions of the merger agreement related to acquisition proposals and change of recommendation, the ProAssurance Board may effect a change of recommendation if, (a) an intervening event (as defined below) has occurred, and (b) prior to taking such action, the ProAssurance Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that prior to effecting such change of recommendation, (i) ProAssurance shall give notice to The Doctors Company four business days in advance, which notice shall include a reasonably detailed description of such intervening event, (ii) after giving such notice and prior to effecting a change of recommendation, ProAssurance shall, and shall direct its representatives to, negotiate in good faith with The Doctors Company (to the extent requested by The Doctors Company), to enable The Doctors Company to propose revisions to the terms of the merger agreement and (iii) at the end of the notice period, prior to and as a condition to effecting a change of recommendation, the ProAssurance Board shall take into account in good faith any changes to the terms of the merger agreement proposed in writing by The Doctors Company in response to the notice from ProAssurance and any other information offered by The Doctors Company in response to such notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (A) such intervening event remains in effect and (B) the failure to effect a change of recommendation in response to such intervening event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law if such changes proposed in writing by The Doctors Company (if any) were to be given effect.
ProAssurance agrees that immediately following March 19, 2024, it shall promptly (and in any event within 48 hours) give notice to The Doctors Company in writing of the receipt of any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to, any acquisition proposal, which notice shall include a copy or a summary of the material terms and conditions of, and unredacted copies of any proposed agreements relating to such acquisition proposal (but not the identity of the person making such acquisition proposal or such inquiry, proposal, indication of interest or offer solely to the extent prohibited under the terms of any confidentiality agreement entered into prior to the date of the merger agreement), and shall thereafter keep The Doctors Company informed, on a reasonably current basis, of the status and material terms of any such acquisition proposal and inquiries, proposals, indications of interest or offers (including any material amendments or proposed material amendments thereto) and the status of any such discussions or negotiations and provide to The Doctors Company any nonpublic information concerning ProAssurance either prior to or promptly following being provided to any other person in connection therewith that was not previously provided to The Doctors Company. ProAssurance agrees that it shall not enter into any confidentiality agreement with any person subsequent to March 19, 2025 which prohibits ProAssurance from providing information to The Doctors Company as described above.
ProAssurance agreed that following March 19, 2025, it shall (a) immediately cease any solicitations, discussions or negotiations with any person (other than the parties to the merger agreement and their respective representatives) in connection with any acquisition proposal or any inquiry, proposals, indications of interests or offers that would reasonably be expected to lead to an acquisition proposal, in each case that existed as of March 19, 2025, (b) promptly request each person (other than the parties to the merger agreement and their respective representatives) that has prior to March 19, 2025 executed a confidentiality agreement in connection with its consideration of acquiring ProAssurance to return or destroy all confidential information furnished to such person by or on behalf of it or any of its subsidiaries or its or their representatives in the 12 months prior to March 19, 2025 and (c) promptly terminate all physical and electronic data access previously granted to such persons. Any violation (other than an inadvertent or de minimis violation) of the restrictions set forth in the merger agreement by any director, executive officer or investment banker of ProAssurance or any director or officer of any of ProAssurance’s subsidiaries that is an employee of ProAssurance or any of its subsidiaries will be deemed to be a breach of the merger agreement by ProAssurance. Notwithstanding anything to the contrary in the merger agreement, but subject to ProAssurance’s compliance with the non-solicitation and change of recommendation provisions of the merger agreement, ProAssurance may grant a waiver, amendment or release under any confidentiality or standstill agreement (or any confidentiality or standstill provision of any agreement) to the extent necessary to allow for a confidential acquisition proposal to be made to ProAssurance or the ProAssurance Board so long as ProAssurance promptly notifies The Doctors Company thereof (but not the identity of such counterparty) after granting any such waiver, amendment or release.
The parties agreed that any violation (other than an inadvertent or de minimis violation) of the foregoing restrictions by any director, executive officer or investment banker of ProAssurance or any director or officer of any of the subsidiaries of ProAssurance that is an employee of ProAssurance or any of its subsidiaries shall be deemed to be a breach of the merger agreement by ProAssurance.
For purposes of the merger agreement, “acquisition proposal” means: any proposal or offer from any person or group of persons (other than The Doctors Company, Merger Sub or their respective affiliates) relating to, (a) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any person or group (as defined under Section 13 of the Exchange Act) of assets or one or more businesses that constitute 20% or more of the consolidated assets, net revenues or net income or fair market value (as determined in good faith by the ProAssurance Board) of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of ProAssurance) of ProAssurance and its subsidiaries, taken as a whole, (b) any direct or indirect acquisition or purchase resulting in any person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of ProAssurance, (c) any tender offer or exchange offer that if consummated would result in any person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of ProAssurance, or (d) any merger (including a reverse merger in which ProAssurance is the surviving corporation), reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving ProAssurance (or any subsidiary of ProAssurance whose business constitutes 20% or more of the net revenues or net income or fair market value (as determined in good faith by the ProAssurance Board) of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of ProAssurance) of ProAssurance and its subsidiaries, taken as a whole); in each case of clauses (a) through (d), other than the transactions contemplated by the merger agreement; provided, that any proposal or offer to the extent related to any purchase of assets, properties or businesses to be divested or held separate pursuant to a regulatory remedy (as defined in the merger agreement) in accordance with the further actions and efforts provision of the merger agreement shall not be deemed an acquisition proposal.
For purposes of the merger agreement, “intervening event” means: any event, development, change, effect or occurrence (but specifically excluding any acquisition proposal or superior proposal) that is material to ProAssurance and its subsidiaries, taken as a whole, and that was not known by the ProAssurance board as of March 19, 2025 (or, if known, the consequences of which were not reasonably foreseeable by the ProAssurance Board as of March 19, 2025), which becomes known to ProAssurance or to the ProAssurance Board after March 19, 2025; provided that in no event shall any of the following be taken into account in determining whether an intervening event has occurred: (a) changes in the market price or trading volume of any securities of ProAssurance or its subsidiaries in and of itself (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “intervening event”, be taken into account in determining whether an intervening event has occurred), (b) any event, development, change, effect or occurrence relating to Parent, Merger Sub or any of their respective Affiliates, or (c) the fact, in and of itself, that ProAssurance exceeds any internal or analyst’s projection, guidance, budget, expectation, forecast or estimate for any period (it being understood that the underlying causes of any such matter may, if they are not otherwise excluded from the definition of “intervening event”, be taken into account in determining whether an intervening event has occurred).

For purposes of the merger agreement, “superior proposal” means: a bona fide, and written acquisition proposal (except that the references in the definition thereof to “20% or more” shall be deemed to be references to “50% or more”), that the ProAssurance Board, after consultation with its outside legal counsel and its financial advisor(s), in good faith determines (a) is reasonably likely to be consummated in accordance with its terms and (b) would, if consummated, result in a transaction that is more favorable from a financial point of view to the ProAssurance stockholders than the transactions contemplated hereby, in each case after taking into account all such factors and matters deemed relevant in good faith by the ProAssurance Board, including legal, financial (including the financing terms of any such proposal), regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of any financing contingency, the likelihood of termination, the likely timing of closing, the identity of and any prior dealings with the person or persons making the proposal, timing or other aspects of such proposal and the transactions contemplated hereby and any other aspects considered relevant in good faith by the ProAssurance Board and after taking into account any changes to the terms of the merger agreement irrevocably offered in writing by The Doctors Company in response to such superior proposal pursuant to, and in accordance with, the merger agreement.
For purposes of the merger agreement, “change of recommendation” means any of the following actions by the ProAssurance Board: (a) failure to include the recommendation that the merger agreement be adopted by ProAssurance stockholders in this proxy statement (the “recommendation”), (b) withdrawing, modifying, amending, qualifying or changing the recommendation, (c) failing to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of ProAssurance common stock (other than by The Doctors Company or an affiliate of The Doctors Company), in each case, within 10 business days after the commencement thereof, it being understood and agreed that, for all purposes of the merger agreement, a communication by the ProAssurance Board to ProAssurance stockholders in accordance with Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed to constitute a change of recommendation (so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a change of recommendation) or (d) formally resolving to effect or publicly announce an intention or resolution to effect any of the foregoing.
For the avoidance of doubt, none of (a) the determination by the ProAssurance Board that an acquisition proposal constitutes a superior proposal, (b) the taking of any action by ProAssurance, the ProAssurance Board or any of its representatives permitted by the applicable provisions of the merger agreement relating to ProAssurance’s non-solicitation obligations (c) the delivery by ProAssurance to The Doctors Company of any notice contemplated by the applicable change of recommendation provisions, or (d) the public disclosure, in and of itself, of the items in clauses (a) through (c) if required by applicable law, will in and of itself constitute a change of recommendation.
For purposes of the merger agreement, “company requisite vote” means: the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of common stock entitled to vote thereon at the special meeting, or any adjournment or postponement thereof, to adopt the merger agreement.
Company Stockholder Meeting and Related Actions
ProAssurance, acting through the ProAssurance Board (or a committee thereof), shall, as promptly as reasonably practicable following the date on which ProAssurance is made aware that the SEC will not review this proxy statement or has no further comments on this proxy statement, take all action required under the DGCL, ProAssurance’s certificate of incorporation, ProAssurance’s bylaws and the applicable requirements of the NYSE to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable a special meeting of its stockholders for the purpose of (a) approving and adopting the merger agreement and (b) if and only if required by the DGCL, ProAssurance’s certificate of incorporation, ProAssurance’s bylaws, and the applicable requirements of the NYSE or otherwise mutually agreed, a vote upon other matters of the type customarily brought before a special meeting of stockholders in connection with the approval of a merger or the transaction contemplated by a merger agreement (including any adjournment or postponement thereof); except that ProAssurance may postpone, recess or adjourn such special meeting (and shall postpone, recess or adjourn if requested by The Doctors Company (but in such case ProAssurance shall not be required to postpone, recess or adjourn the special meeting to a date that is more than twenty business days after each such postponement, recess or adjournment)) (i) to the extent the Company has determined in good faith (after consultation with outside counsel) that it is required by applicable law, including to allow additional time (up to ten business days after commencement of the applicable tender offer or exchange offer) for ProAssurance to file a Schedule 14D-9 in response to any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of ProAssurance common stock, (ii) to allow reasonable additional time to solicit additional proxies if reasonably requested by The Doctors Company to the extent ProAssurance reasonably believes necessary in order to obtain company requisite vote or to the extent ProAssurance reasonably believes necessary in order to obtain the company requisite vote, (iii) if as of the time for which the special meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of ProAssurance common stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the special meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the ProAssurance Board has determined in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by ProAssurance stockholders prior to the special meeting.
ProAssurance, acting through the ProAssurance Board (or a committee thereof), is required to (a) include in the proxy statement the recommendation, and, subject to the consent of Goldman Sachs, the written opinion of Goldman Sachs and (b) use its reasonable best efforts to obtain the company requisite vote (it being understood that the ProAssurance Board will not be required to recommend in favor of the adoption of the merger agreement if a change of recommendation has been effected in accordance with the terms of the merger agreement). ProAssurance shall reasonably cooperate and keep The Doctors Company informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive proxy statement.
Employee Matters
For a period of at least twelve (12) months following the effective time (or, if earlier, the date on which the continuing employee terminates employment), (a) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such continuing employee immediately prior to the effective time, (b) a target annual cash bonus, and commissions opportunity, that, in each case, is substantially comparable to (i) for the remainder of the calendar year in which the closing date occurs, the target annual cash bonus, and commissions opportunity, provided to such continuing employee immediately prior to the effective time, and (ii) for the portion of the twelve (12) months that occurs in the calendar year following the calendar year in which the closing date occurs, the target annual cash bonus opportunity and commissions opportunity provided to similarly situated employees of The Doctors Company and its affiliates, (c) employee benefits (in each case, excluding defined benefit pension, deferred compensation, retiree medical, change in control, retention, and equity and equity-based compensation benefits) that are substantially comparable to either (i) the employee benefits provided to such continuing employee immediately prior to the effective time, or (ii) the employee benefits provided to similarly situated employees of The Doctors Company and its affiliates, and (d) a severance or termination arrangement that is no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time.
In addition, to the extent that The Doctors Company modifies any coverage or benefit plan in which continuing employees participate, The Doctors Company or any of its subsidiaries (including ProAssurance and any subsidiaries thereof) shall use reasonable best efforts to (a) waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of The Doctors Company or its affiliates to be waived with respect to continuing employees and their eligible dependents to the extent such pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods were satisfied under a corresponding ProAssurance plan, (b) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred under a corresponding ProAssurance plan prior to the effective time for which payment has been made and (c) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar ProAssurance Plan, give each continuing employee service credit for such continuing employee’s employment with ProAssurance for purposes of eligibility to participate and vesting credit (but excluding for vesting or benefit accrual purposes of any equity or equity-based compensation award made on or after the closing, and excluding benefit accrual for purposes of any defined benefit pension plan or retiree medical plan) under each applicable The Doctors Company benefit plan as if such service had been performed with The Doctors Company.

It is also anticipated that:
•
In the event that the effective time does not occur prior to February 20, 2026, ProAssurance shall be permitted to make ordinary course annual long-term incentive equity grants to employees; provided, however, that (a) all awards by ProAssurance shall be time-based awards in lieu of performance-based awards and (b) the grant date fair market value of such awards, in the aggregate, shall be no greater than the value of the corresponding awards (assuming target performance for performance-based awards) that were granted to employees as part of the February 2025 annual long term equity incentive grants, and (c) if the effective time occurs during the calendar year 2026, the equity awards shall not accelerate and vest in full but instead shall vest as to one-third of the shares covered by such awards, and the remainder of such awards shall be forfeited without consideration;

•	ProAssurance shall be permitted to grant ordinary course annual equity awards to non-employee directors consistent with its past practice;
•
ProAssurance may grant cash-based retention bonus awards to employees not to exceed a specified aggregate amount (as agreed with The Doctors Company) or 100% of any individual recipient’s annual base salary among certain employees, with the retention awards to become payable upon the closing date, subject to the award recipients’ continued employment through the closing date;

•	ProAssurance may (as agreed with The Doctors Company) establish annual bonus plan targets and incentive opportunities for 2026 consistent with past practice; and
•
ProAssurance may, in consultation with The Doctors Company, implement the following strategies to mitigate any issues resulting from the application of Section 280G and 4999 of the Code and to maximize the net after-tax proceeds received by any individual subject to Section 4999 of the Code: (a) accelerate the vesting or payment of compensation (including annual bonuses) that is scheduled to vest or be paid in calendar year 2026, (b) accelerate the vesting or payment of compensation that would vest or become payable at the effective time in accordance with the Agreement or the terms of the applicable ProAssurance plan, or (c) enter into or expand non-competition agreements and obtain valuations with respect to such non-competition agreements.

Efforts to Consummate the Merger
ProAssurance and The Doctors Company will (and, in the case of The Doctors Company, will cause each member of The Doctors Company Group to) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including insurance laws, or pursuant to any contract or agreement to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the end date) and to consummate the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable, including (a) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, (b) obtaining as promptly as reasonably practicable (and in any event no later than the end date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions contemplated by the merger agreement, (c) without limiting the obligations of The Doctors Company under the merger agreement, avoiding the entry of, effecting the dissolution of, and having vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to close the contemplated transactions as expeditiously as practicable (but in no event later than the end date), including the defending through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person or entity (including any governmental entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement, and (d) executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement. In furtherance and not in limitation of the foregoing, (1) each party to the merger agreement agrees to file, or cause to be filed, all appropriate Notification and Report forms pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as reasonably practicable, (2) The Doctors Company shall, and shall use its reasonable best efforts to cause each of its control persons under applicable law, if applicable, to file a “Form A” approval of acquisition of control with the insurance regulators as further discussed in the section of this proxy statement entitled “The Merger Proposal – Regulatory Approvals Required for the Merger” beginning on page 63 with respect to the acquisition of control of the company insurance subsidiaries (the “Form A Filings”), within twenty business days after March 19, 2025, (3) The Doctors Company shall file any pre-acquisition notifications on “Form E” or similar market share notifications (the “Form E Filings”) (a) in each jurisdiction in which a Form A filing is made or required to be made pursuant to the merger agreement, as further discussed in the section of this proxy statement entitled “The Merger Proposal – Regulatory Approvals Required for the Merger” beginning on page 63, concurrently with each such Form A and (b) in each other jurisdiction, within twenty business days after the date on which the last Form A filing described in clause (a) has been filed, but in no event later than forty business days after March 19, 2025, and in each case of this clause (b), only where required by applicable insurance laws, (4) The Doctors Company shall file a change-of-control application with Lloyd’s of London with respect to PRA Corporate Capital Ltd. within twenty business days after March 19, 2025, (5) ProAssurance shall file with the Cayman Islands Monetary Authority an application for approval for acquisition of control with respect to those subsidiaries of ProAssurance that are licensed entities in the Cayman Islands, within twenty business days after March 19, 2025, (6) The Doctors Company shall, and shall use its reasonable best efforts to cause each of its control persons under applicable law, if applicable, to file a FIN531 change-of-control filing with the Texas Department of Insurance pursuant to Tex. Ins. Code § 4001.253 with respect to those Subsidiaries of Company that are licensed as insurance agencies in the State of Texas, within twenty business days after March 19, 2025, (7) The Doctors Company or ProAssurance, as applicable, shall, and shall use its reasonable best efforts to cause each of their control persons under applicable law, if applicable, to, make any other necessary, proper, or advisable registrations, filings, and notices under non-U.S. insurance laws within twenty business days after March 19, 2025, and (8) each party to the merger agreement agrees to and to file, or cause to be filed, any filing (or, for jurisdictions where submission of a draft prior to formal notification is appropriate, a draft thereof) required under any other applicable antitrust, foreign investment, or insurance law with respect to the transactions contemplated hereby as promptly as practicable and in any event within twenty business days of March 19, 2025 (unless otherwise agreed to by the parties), and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such other antitrust, foreign investment or insurance law and to take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or such other antitrust, foreign investment or insurance law as promptly as reasonably practicable.
In connection with the efforts and obligations referenced in the paragraph above to obtain all requisite actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations for the transactions contemplated by the merger agreement under the HSR Act or any other applicable antitrust, foreign investment or insurance law, each of The Doctors Company and Merger Sub, on the one hand, and ProAssurance and the Insurance Company Subsidiaries, on the other hand, will (a) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement; (c) promptly notify the other party of any substantive communication received by such party from, or given by such party to, the FTC, the Antitrust Division or any other U.S. or foreign governmental entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ or any other governmental entity with respect to the transactions contemplated by the merger agreement; (d) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the DOJ or by any other governmental entity in respect of such registrations, declarations and filings or such transactions contemplated by the merger agreement; and (e) permit the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with the FTC, the DOJ or any other governmental entity or, in connection with any proceeding by a private party, with any other person. No party to the merger agreement shall independently participate in any substantive meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry relating to the above without giving the other parties sufficient prior notice of the meeting and, to the extent permitted by such governmental entity, the opportunity to attend or participate in such substantive meeting or communication. ProAssurance shall not commit to or agree with any governmental entity to stay, toll or extend any applicable waiting period, “pull-and-refile” pursuant to 16 C.F.R. 804.16 any filing made under the HSR Act, enter into a timing agreement, including any agreement to delay the consummation or not to consummate the transactions, or take any similar action, without the prior written consent (email to be sufficient) of The Doctors Company. The parties to the merger agreement acknowledge and agree that The Doctors Company shall control and direct (and ProAssurance shall cooperate with The Doctors Company in connection with) all strategy and decisions with respect to obtaining all approvals or other clearances under any applicable antitrust, foreign investment or insurance law, including all filings (including where to file and the timing of such filings) and any withdrawals and/or refiling thereof, strategies, processes, negotiation of settlements (if any), and related proceedings contemplated by the merger agreement, including for the avoidance of doubt the marketing or sale of any part of ProAssurance’s, The Doctors Company’s or any of their respective affiliates’ businesses or assets; provided, however, that The Doctors Company shall provide ProAssurance a reasonable opportunity to consult and consider such strategy and decisions and The Doctors Company will consider ProAssurance’s input and views with respect thereto in good faith (including with respect to any stay, toll or extension, “pull-and-refile”, entry into a timing agreement or any similar action described in the immediately preceding sentence).
The Doctors Company shall, and shall cause each member of the Doctors Company Group to, take any and all steps necessary, proper and advisable to (a) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust, foreign investment or insurance law or (b) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued under any antitrust, foreign investment or insurance law, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to the merger agreement to close the contemplated transactions as expeditiously as practicable (but in no event later than the end date), including (i) the defense through litigation on the merits of any claim under any antitrust, foreign investment or insurance law asserted in any court, agency or other proceeding by any person or entity (including any governmental entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement and (ii) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of The Doctors Company or any member of The Doctors Company Group, or ProAssurance or its subsidiaries or any interest therein, (iii) otherwise taking or committing or agreeing to restrictions or actions that after the effective time would limit The Doctors Company’s, any member of The Doctors Company Group’s, or ProAssurance’s or its subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of The Doctors Company, The Doctors Company Group or ProAssurance or its subsidiaries or any interest or interests therein, including any rate freeze, rate decrease or restrictions to compete, or any capital contribution, capital support agreement, guarantee, keepwell or other similar capital maintenance undertaking (including to maintain a minimum risk-based capital level or rating), restrictions on dividends or distributions or (iv) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal, and holding separate of assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of The Doctors Company, The Doctors Company Group, or ProAssurance or its subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto or to such restrictions or actions (such sale, lease, license, divestiture, disposal and holding separate or other action described in clause (ii), a “regulatory remedy”); provided that notwithstanding anything to the contrary set forth in the merger agreement, neither The Doctors Company nor any member of The Doctors Company Group shall be required to take or cause to be taken, do or cause to be done, propose, negotiate, commit to, suffer, become subject to, agree to or effect any regulatory remedy, or take any other action described in this paragraph (including as a result of any award, judgment, injunction or other order issued, entered or otherwise put into effect as a result of any claim asserted by an person) under any antitrust law, foreign investment law or insurance law, that would or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, results of operation or financial condition (x) ProAssurance and its subsidiaries, taken as a whole, or (y) The Doctors Company and its subsidiaries, taken as a whole (any such action, a “burdensome condition”). Prior to The Doctors Company being entitled to invoke a burdensome condition, the parties and their respective representatives shall promptly confer in good faith in order to (x) exchange and review their respective views and positions as to any burdensome condition or potential burdensome condition, (y) discuss in good faith potential approaches that would avoid such burdensome condition or mitigate its impact including with respect to further discussions with or analyses or other information to be provided to any U.S. or foreign governmental entity, and (z) negotiate in good faith with respect to any potential modification of the terms of the merger agreement or the other agreements or transactions contemplated hereby, on mutually acceptable terms and on an equitable basis, in a way that would substantially eliminate any such burdensome condition or sufficiently mitigate its adverse effect so that it would no longer constitute a burdensome condition hereunder. ProAssurance shall effectuate or agree to effectuate a regulatory remedy if requested to do so by The Doctors Company and shall not effectuate or agree to effectuate a regulatory remedy without the prior written consent of The Doctors Company.
Subject to the obligations set forth above, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the merger or any other transaction contemplated by the merger agreement, or any other agreement contemplated by the merger agreement, (a) each party to the merger agreement shall, and The Doctors Company shall cause each member of The Doctors Company Group to, cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, modified, suspended, eliminated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, restrains, enjoins, prohibits, makes unlawful, restricts or delays consummation of the transactions contemplated by the merger agreement and (b) The Doctors Company and Merger Sub or any other member of The Doctors Company Group shall, and The Doctors Company shall cause each member of The Doctors Company Group to defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by the merger agreement. Notwithstanding the foregoing, neither of ProAssurance nor The Doctors Company shall be required to agree to any term or take any action (in each case, including any regulatory remedy) in connection with its foregoing obligations in the merger agreement that is not conditioned upon consummation of the merger. Notwithstanding the foregoing, except as set forth in the provisions of the merger agreement relating to closing conditions, obtaining any approval or consent from any Person pursuant to the merger agreement shall not be a condition to the obligations of the parties to consummate the transactions contemplated by the merger agreement.
Except as required or permitted by the merger agreement or as required by applicable law, neither The Doctors Company nor Merger Sub nor any member of The Doctors Company Group shall, and The Doctors Company shall cause each member of The Doctors Company Group not to, (a) acquire or enter into a definitive agreement agreeing to acquire, including by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any person, corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, or otherwise acquire or agree to acquire any assets, properties or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation or purchase would reasonably be expected to or (b) take any other action (except for any action giving rise to (i) any rate filing which includes an actuarial memorandum signed by a qualified actuary or policy form filing or (ii) any filing required to be made under applicable insurance laws in connection with any ordinary course transaction between The Doctors Company and any of its affiliates, other than Merger Sub (or among The Doctors Company’s affiliates (other than Merger Sub)) that The Doctors Company would, based on the information and circumstances actually known by The Doctors Company at the time such action is taken, reasonably expect to: (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any governmental entity or private party necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period; (B) increase the risk of any governmental entity or private party seeking or entering an order prohibiting the consummation of the transactions contemplated by the merger agreement; (C) increase the risk of not being able to remove any such order on appeal or otherwise; or (D) materially delay or prevent the consummation of the transactions contemplated by the merger agreement.

Notwithstanding the foregoing, commercially or competitively sensitive information and materials of a party to the merger agreement will be provided to the other party on an outside-counsel-only basis, while, to the extent feasible, making a version in which the commercially or competitively sensitive information has been redacted available to the other party. Materials provided to the other party or its counsel pursuant to the preceding sentence may be redacted to remove references (a) concerning the valuation of ProAssurance, (b) as necessary to comply with contractual arrangements, or (c) as necessary to address reasonable attorney-client privilege or confidentiality concerns; provided that, if ProAssurance in good faith believes that material not covered by the preceding clauses (a through c) nevertheless warrants redaction from information and materials it provides to The Doctors Company’s counsel on an outside-counsel-only basis, The Doctors Company will consider in good faith a request for consent to such redaction, such consent not to be unreasonably withheld.
Indemnification of Directors and Officers; Insurance
From and after the effective time through the sixth anniversary of the date on which the effective time occurs, The Doctors Company shall cause the surviving corporation to indemnify and hold harmless each present (as of the effective time) and former director and officer of ProAssurance or any of its subsidiaries (in each case, when acting in such capacity), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of, relating to or in connection with the fact that such person is or was a director or officer of ProAssurance or any of its subsidiaries or serving in such capacity at the request thereof or any acts or omissions occurring or alleged to occur prior to the effective time in such person’s capacity as a director or officer of ProAssurance or any of its subsidiaries or serving in such capacity at the request thereof, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that ProAssurance would have been permitted under its certificate of incorporation or bylaws in effect as of immediately prior to the effective time and under Delaware law. The Doctors Company shall cause the surviving corporation to advance expenses (including reasonable legal fees and expenses) incurred in the defense of any proceeding, including any expenses incurred in enforcing such person’s rights under the indemnification provisions of the merger agreement, and such indemnified party is entitled to receive such advancement to the fullest extent permitted under the certificate of incorporation, the bylaws, or equivalent organizational documents of any applicable subsidiary, in each case, as in effect as of immediately prior to the effective time, and under applicable law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable law. In the event of any such proceeding (a) neither The Doctors Company nor the surviving corporation will settle, compromise or consent to the entry of any judgment in any proceeding in which indemnification could be sought by such indemnified party hereunder, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such proceeding or such indemnified party otherwise consents and (b) the surviving corporation will reasonably cooperate in the defense of any such matter. In the event any proceeding is brought against any indemnified party and in which indemnification could be sought by such indemnified party, (i) the surviving corporation will have the right to control the defense thereof after the effective time, (ii) each indemnified party will be entitled to retain his or her own counsel, whether or not the surviving corporation will elect to control the defense of any such proceeding, but in each case, subject to the terms of the merger agreement, (iii) the surviving corporation will pay all reasonable fees and expenses of any counsel retained by an indemnified party promptly after statements therefor are received, whether or not the surviving corporation elects to control the defense of any such proceeding and (iv) no indemnified party will be liable for any settlement effected without his or her prior express written consent. Any indemnified party wishing to claim indemnification under the merger agreement, upon learning of any proceeding, will promptly notify The Doctors Company thereof; but the failure of such indemnified party to so notify will not relieve The Doctors Company or the surviving corporation of any liability it may have to such indemnified party except to the extent such failure materially prejudices The Doctors Company, the surviving corporation or any of their respective affiliates. The provisions in the surviving corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable to such directors and officers than such provisions contained in ProAssurance’s certificate of incorporation and bylaws in effect as of March 19, 2025, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.

ProAssurance will purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ProAssurance and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated by the merger agreement, and from insurance carriers having the same or better credit rating as ProAssurance’s directors’ and officers’ liability insurance carrier as of March 19, 2025; provided, however, that after the effective time, The Doctors Company and the surviving corporation will not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by ProAssurance prior to March 19, 2025 in respect of the coverage required to be obtained pursuant thereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. In the event ProAssurance elects to purchase such a “tail policy,” the surviving corporation will (and The Doctors Company will cause the surviving corporation to) maintain such “tail policy” in full force and effect for at least six years from the effective time and continue to honor their respective obligations thereunder. If ProAssurance elects not to purchase such a “tail policy,” then The Doctors Company shall maintain, or shall cause the surviving corporation to maintain, at no expense to the beneficiaries, in effect for at least six years from the effective time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ProAssurance (provided that The Doctors Company or the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having the same or better credit rating as ProAssurance’s directors’ and officers’ liability insurance carrier as of March 19, 2025; provided, however, that after the effective time, The Doctors Company and the surviving corporation will not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by ProAssurance prior to March 19, 2025 in respect of the coverage required to be obtained pursuant thereto under each such policy, but in such case shall obtain a policy with the greatest coverage available for a cost not exceeding such amount from insurance carriers having the same or better credit rating as ProAssurance’s directors” and officers’ liability insurance carrier as of March 19, 2025. The Doctors Company agrees to honor and perform under, and to cause the surviving corporation to honor and perform under, all indemnification agreements entered into by ProAssurance or any of its subsidiaries with any indemnified party.
Miscellaneous Covenants
The merger agreement contains additional agreements among ProAssurance, The Doctors Company and Merger Sub relating to, among other matters:
•	the filing by ProAssurance of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;
•	notification upon the occurrence of certain matters;
•	the coordination of and with respect to press releases and other public announcements or filings relating to the transactions;
•	actions necessary to cause Merger Sub and the surviving corporation to perform its obligations under the merger agreement;
•	the delisting of ProAssurance and of the shares of ProAssurance common stock from the NYSE and the deregistration of ProAssurance common stock under the Exchange Act;
•	anti-takeover statutes that become applicable to the transactions;
•
any stockholder transaction litigation brought against ProAssurance and/or its directors or its officers after March 19, 2025 and prior to the effective time relating to the merger agreement, the merger or any other transactions contemplated by the merger agreement;

•
dispositions prior to the effective time of ProAssurance common stock (including derivative securities with respect thereto) pursuant to the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ProAssurance to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
the delivery of a payoff letter by ProAssurance to The Doctors Company with respect to the existing credit agreement to the extent reasonably required by The Doctors Company prior to the effective time; and

•	other matters and actions set forth in the disclosure letter.
Conditions to the Closing of the Merger
The respective obligations of each of ProAssurance, The Doctors Company and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by ProAssurance and The Doctors Company (to the extent permitted by applicable law)) at or prior to the closing date of the following conditions:
•	ProAssurance shall have obtained the company requisite vote;
•
no governmental entity of competent jurisdiction shall have enacted or promulgated any law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect; and

•
the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated, any voluntary agreement with a governmental entity entered into by the parties to the merger agreement in accordance with the merger agreement not to consummate the merger shall have expired or been terminated, and each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust or insurance laws with respect to the merger, which consents, approvals and clearances are described in the sections entitled “The Merger Proposal (Proposal 1) – U.S. Insurance Regulatory Approvals” and “The Merger Proposal (Proposal 1) – Non U.S. Insurance Regulatory Approvals” beginning on page 65 have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be.

The respective obligations of The Doctors Company and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by The Doctors Company (to the extent permitted by applicable law)) at or prior to the closing date of the following conditions:
•
certain representations and warranties of ProAssurance in the merger agreement made with respect to organization and qualification, organizational documents, capitalization, authority, opinions of financial advisor, brokers and takeover statutes must be true and correct in all material respects as of March 19, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date); certain other representations and warranties of ProAssurance in the merger agreement made with respect to capitalization must be true and correct in all respects as of March 19, 2025 and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) other than for inaccuracies that, in the aggregate, do not increase the aggregate consideration payable by The Doctors Company pursuant to the merger agreement by more than $5,000,000; certain representations and warranties of ProAssurance in the merger agreement made with respect to the absence of certain changes or events in respect of a material adverse effect must be true and correct in all respects as of March 19, 2025 and as of the closing date as though made on and as of such date; all other representations and warranties of ProAssurance in the merger agreement must be true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties) in each case as of March 19, 2025 and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;

•
ProAssurance must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time;

•	since March 19, 2025, no material adverse effect shall have occurred;
•	no burdensome condition shall be in effect; and
•
The Doctors Company must have received a certificate signed by an executive officer of ProAssurance certifying that each of the conditions set forth in the preceding three bullet points have been satisfied.

The obligation of ProAssurance to effect the merger is also subject to the satisfaction (or written waiver by ProAssurance (to the extent permitted by applicable law)) at or prior to the closing date of the following conditions:
•
certain representations and warranties of The Doctors Company and Merger Sub in the merger agreement made with respect to authority must be true and correct (without giving effect to any “materiality,” “parent material adverse effect” or similar qualifiers contained in any such representations and warranties) in all material respects as of March 19, 2025 and as of the closing date as though made on and as of such date (except to the extent that such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) and the other representations and warranties in the merger agreement must be true and correct (without giving effect to any “materiality,” “Parent material adverse effect” or similar qualifiers contained in any such representations and warranties), in each case as of March 19, 2025 and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement or prevent or materially impair or materially delay the ability of The Doctors Company or Merger Sub to perform their obligations under the merger agreement (a “parent material adverse effect”);

•
each of The Doctors Company and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•
ProAssurance must have received a certificate signed by an executive officer of The Doctors Company, certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.

Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the company requisite vote is obtained (except as otherwise expressly noted), as follows:
•	by mutual written consent of ProAssurance and The Doctors Company;
•
by either ProAssurance or The Doctors Company upon written notice to the other party if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “restraint”);

•
by either ProAssurance or The Doctors Company upon written notice to the other party if the effective time shall not have occurred on or before 5:00 p.m. (New York time) on September 19, 2026 (the “end date”); provided that this right to terminate the merger agreement shall not be available to the party seeking to terminate if such party (or, in the case of The Doctors Company, of Merger Sub) has materially breached any provision of the merger agreement in any manner that has been the primary cause of or primarily resulted in the failure of the effective time to occur on or before the end date;

•
by either ProAssurance or The Doctors Company upon written notice to the other party if the company requisite vote shall not have been obtained at the special meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

by written notice from ProAssurance:
•
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of The Doctors Company or Merger Sub contained in the merger agreement, such that certain of ProAssurance’s closing conditions to consummate the merger would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by ProAssurance to The Doctors Company or (b) the end date; provided that ProAssurance shall not have the right to terminate the merger agreement pursuant to this provision if ProAssurance is then in material breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement such that certain of The Doctors Company or Merger Sub’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•
prior to obtaining the company requisite vote, in order to enter into a definitive agreement providing for a superior proposal, subject to and in accordance with ProAssurance and the ProAssurance Board having complied with the terms and conditions of the merger agreement related to change of recommendation with respect to such superior proposal and the acquisition proposal that was a precursor thereto; provided that ProAssurance pays the company termination payment at or prior to the time of such termination in accordance with the merger agreement (it being understood that ProAssurance may enter into such definitive agreement simultaneously with such termination of the merger agreement);

by written notice from The Doctors Company if:
•
there shall have been a breach of any representation, warranty, covenant or agreement on the part of ProAssurance contained in the merger agreement, such that certain of The Doctors Company’s and Merger Sub’s closing conditions to consummate the merger would not be satisfied, in either such case, and such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by The Doctors Company to ProAssurance or (b) the end date; provided that The Doctors Company shall not have the right to terminate the merger agreement pursuant to this provision if The Doctors Company or Merger Sub is then in material breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement such that certain of ProAssurance’s closing conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•	prior to obtaining the company requisite vote, if a change of recommendation shall have occurred.
Termination Fees
ProAssurance must pay to The Doctors Company a termination fee of $52.6 million in the event that:
•	the merger agreement is terminated by ProAssurance to accept a superior proposal;
•	the merger agreement is terminated by The Doctors Company in response to a change of recommendation; or
•
the merger agreement is terminated by either The Doctors Company or ProAssurance because the merger has not been consummated by the end date or the company requisite vote has not been obtained upon a vote taken at the special meeting or any postponement or adjournment thereof at which a vote on the adoption of the merger agreement was taken, or by The Doctors Company because ProAssurance materially breaches any of its representations, warranties, covenants or agreements of the merger agreement such that The Doctors Company’s closing conditions would not be satisfied and, if curable, ProAssurance fails to timely cure such breach, and, in each case, (a) at any time after March 19, 2025 and prior to the taking of a vote to approve the merger agreement at the special meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of the merger agreement), (i) an acquisition proposal shall have been made to ProAssurance or the ProAssurance Board, (ii) an acquisition proposal shall have been made directly to ProAssurance’s stockholders, or (iii) an acquisition proposal shall have otherwise become publicly known, and in each case, such acquisition proposal shall have not been withdrawn prior to (A) the termination (in the case of termination for failure to consummate the merger by the end date or uncured breach by ProAssurance of its representations, warranties, covenants or agreements) or (B) the taking of a vote to approve the merger agreement (in the case of termination for failure to obtain the company requisite vote) and (b) on or before the date that is 12 months after such termination, ProAssurance enters into a definitive agreement with respect to an acquisition proposal (which is subsequently consummated) or shall have consummated an acquisition proposal (with references to “20% or more” in the definition of acquisition proposal deemed to be references to “more than 50%” for purposes of this paragraph).
The Doctors Company must pay to ProAssurance a termination fee of $52.6 million in the event that:
•
the merger agreement is terminated (a) due to a restraint arising in connection with any antitrust laws or insurance laws, or (b) due to failure to close by the end date, and, in each case, at the time of such termination (i) any of the conditions to closing relating to antitrust laws, insurance laws or consents has not been satisfied or waived and (ii) all other conditions to closing of The Doctors Company and Merger Sub set forth in the merger agreement have been satisfied or waived.

If either ProAssurance or The Doctors Company fail to pay any termination fee described above, as applicable, within the specified time period, ProAssurance or The Doctors Company, as applicable, will be required to reimburse the other party’s reasonable out-of-pocket costs and expenses incurred in connection with any suit taken to collect payment of such amounts in which the other party prevails. Neither ProAssurance or The Doctors Company will be required to pay the applicable termination fee on more than one occasion.
Effect of Termination
If the merger agreement is terminated in accordance with its terms, the merger agreement will become void and there shall be no liability or obligation on the part of any party thereto, except as provided by certain provisions of the merger agreement, including but not limited to those related to confidentiality, publicity, the payment of any termination fee as described above, payment of costs and expenses as described below and certain other obligations which will survive the termination in accordance with the terms and conditions of the merger agreement; provided that the termination of the merger agreement will not relieve any party thereto of any liability for damages resulting from such party’s willful breach prior to the termination of the merger agreement by any party thereto. In circumstances in which the termination fee is paid by The Doctors Company or ProAssurance, such termination fee will be the sole and exclusive monetary remedy of the other party, except for breaches of the confidentiality and publicity provisions of the merger agreement.
Expenses Generally
Except as otherwise provided in the merger agreement, each party will bear its own expenses in connection with the merger agreement and the transactions contemplated by the merger agreement. Filing fees and other expenses incurred in connection with obtaining any consents or making any filings under any antitrust laws or insurance laws will be borne by The Doctors Company. Expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by The Doctors Company and ProAssurance.
Amendments; Waiver
Subject to the provisions of applicable law, at any time before the effective time, the parties to the merger agreement may modify or amend the merger agreement only by written agreement, executed and delivered by duly authorized officers of the respective parties.
At any time before the effective time, any party to the merger agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto and (c) subject to the requirements of applicable law, waive compliance with any of the covenants, agreements or conditions contained in the merger agreement. Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing the merger agreement. For the purposes relating to this provision, The Doctors Company and Merger Sub will be treated as a single party.
Specific Performance
The parties to the merger agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.
Governing Law and Jurisdiction
The merger agreement and any disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).
Each of the parties to the merger agreement irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement or the actions of The Doctors Company, Merger Sub or ProAssurance in the negotiation, administration, performance and enforcement thereof and (b) agrees that it will not bring any action relating to the merger agreement or any of the transactions contemplated by the merger agreement in any court other than the courts of the State of Delaware.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL
(PROPOSAL 2)
In accordance with Section 14A of the Exchange Act, ProAssurance is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of ProAssurance in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger” beginning on page 57. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, ProAssurance is asking its stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to ProAssurance’s named executive officers in connection with the merger, as disclosed under “The Merger Proposal (Proposal 1)—Interests of ProAssurance’s Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ProAssurance, The Doctors Company or the surviving corporation. Accordingly, because ProAssurance is contractually obligated to pay such merger-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of ProAssurance common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the named executive officer merger-related compensation proposal. Broker non-votes, if any, will have no effect on the outcome of the named executive officer merger-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the named executive officer merger-related compensation proposal, your shares will be voted in favor of the named executive officer merger-related compensation proposal.
The ProAssurance Board unanimously recommends that ProAssurance stockholders vote “FOR” the named executive officer merger-related compensation proposal.

ADJOURNMENT PROPOSAL
(PROPOSAL 3)
ProAssurance stockholders are being asked to approve a proposal that will give ProAssurance the authority to adjourn the special meeting from time to time, as necessary, as determined in good faith by the ProAssurance Board, including for the purpose of soliciting additional proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.
Assuming a quorum is present, approval of the adjournment proposal requires the vote of the holders of a majority of the outstanding shares of ProAssurance common stock present in person or represented by proxy at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. Broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. ProAssurance does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.
The ProAssurance Board unanimously recommends that ProAssurance stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF PROASSURANCE COMMON STOCK
Market Information
ProAssurance common stock trades on the NYSE under the symbol “PRA”. The following table shows the high and low closing sales price of ProAssurance common stock for ProAssurance’s second fiscal quarter of 2025 (through May 13, 2025, the latest practicable date before the printing of this proxy statement) and each of ProAssurance’s preceding fiscal quarters in 2025, 2024, 2023 and 2022.

Fiscal Year	High	Low
2025
First Quarter	$23.35	$13.99
Second Quarter (through May 13, 2025)	$23.36	$22.88
2024
First Quarter	$13.99	$11.86
Second Quarter	$15.16	$12.22
Third Quarter	$15.04	$10.89
Fourth Quarter	$17.31	$14.37
2023
First Quarter	$19.97	$17.50
Second Quarter	$18.85	$12.12
Third Quarter	$19.00	$15.24
Fourth Quarter	$18.71	$12.37
2022
First Quarter	$27.14	$23.25
Second Quarter	$27.39	$20.41
Third Quarter	$24.15	$18.67
Fourth Quarter	$22.44	$16.99

The closing sales price of ProAssurance common stock on May 13, 2025, the latest practicable date before the printing of this proxy statement, was $23.00 per share. The closing sales price of ProAssurance common stock on the NYSE on March 18, 2025, the last trading day prior to the announcement of the execution of the merger agreement, was $15.74 per share. You are urged to obtain current market quotations for ProAssurance common stock when considering whether to approve the merger proposal.
Holders
At the close of business on May 12, 2025, the record date for the special meeting, 51,070,243 shares of ProAssurance common stock were issued and outstanding, held by approximately 2,154 holders of record.
Dividends
ProAssurance paid a dividend of $0.05 per share on April 13, 2023 to stockholders of record as of the close of business on March 29, 2023 in an aggregate amount of $2.7 million. Since then through the date of this proxy statement, ProAssurance has not paid any dividends. ProAssurance does not intend to pay cash dividends to ProAssurance stockholders for the foreseeable future and intends to retain earnings, if any, for future operation and expansion of ProAssurance’s business. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the valid termination of the merger agreement, ProAssurance may not declare or pay dividends without The Doctors Company’s written consent (except for dividends or distributions by any direct or indirect wholly owned subsidiary of ProAssurance to it or to any other direct or indirect wholly owned subsidiary of ProAssurance).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of ProAssurance common stock as of May 12, 2025 by (a) each person known to ProAssurance to beneficially own more than 5% of the outstanding ProAssurance common stock, (b) each of ProAssurance’s directors and named executive officers and (c) all of ProAssurance’s directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The percentage of beneficial ownership of our shares of common stock is calculated based on 51,070,243 shares of common stock outstanding as of May 12, 2025.
Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to ProAssurance’s knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is c/o ProAssurance, 100 Brookwood Place, Birmingham, Alabama 35209.

Name of Beneficial Owner	Number of Shares(1)	Percent (%)
Significant Stockholders
BlackRock, Inc.(2)	7,468,439	14.62%
The Vanguard Group, Inc.(3)	5,836,255	11.43%
T. Rowe Price Investment Management, Inc.(4)	4,573,573	8.96%
Magnetar Financial LLC.(5)	3,013,195	5.90%
Dimensional Fund Advisors, LP(6)	2,838,938	5.56%

Directors and Named Executive Officers(7)
Kedrick D. Adkins Jr.	28,889	*
Bruce D. Angiolillo	31,551	*
Richard J. Bielen	6,520	*
Fabiola Cobarrubias	21,083	*
Samuel A. Di Piazza, Jr.	40,880	*
Maye Head Frei	27,197	*
Staci M. Pierce	6,520	*
Edward L. Rand, Jr.(8)	235,414	*
Scott C. Syphax	21,083	*
Katisha T. Vance	30,058	*
Robert D. Francis	15,973	*
Dana S. Hendricks	31,239	*
Jeffrey P. Lisenby	83,914	*
Kevin M. Shook	39,027	*
All Directors and Executive Officers as a Group (14 Persons)	619,348	1.21%

*	Less than 1%
(1)	Based solely on ownership information reported in the filings on Schedule 13G and Schedule 13D detailed below.
(2)
In a Schedule 13G filed on January 22, 2024 with the SEC, BlackRock, Inc., a parent holding company, disclosed that, as of December 31, 2023, it had sole voting power with respect to 7,374,839 shares of Common Stock and sole dispositive power with respect to 7,468,439 shares of Common Stock.

(3)
In a Schedule 13G filed on February 13, 2024 with the SEC, The Vanguard Group, Inc., an investment adviser, disclosed that, as of December 29, 2023, it had sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 34,301 shares of Common Stock, sole dispositive power with respect to 5,744,423 shares of Common Stock and shared dispositive power with respect to 91,832 shares of Common Stock.

(4)
In a Schedule 13G filed on November 14, 2024 with the SEC, T. Rowe Price Investment Management, Inc., an investment advisor, disclosed that, as of September 30, 2024, it had sole voting power with respect to 4,539,326 shares of Common Stock and sole dispositive power with respect to 4,573,573 shares of Common Stock.

(5)
In a Schedule 13D filed on April 11, 2025 with the SEC, Magnetar Financial LLC, an investment adviser, disclosed that, as of April 9, 2025, it had sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 3,013,195 shares of Common Stock, sole dispositive power with respect to 0 shares of Common Stock and shared dispositive power with respect to 3,013,195 shares of Common Stock.

(6)
In a Schedule 13G filed on February 9, 2024 with the SEC, Dimensional Fund Advisors, LP, an investment advisor, disclosed that, as of December 29, 2023, it had sole voting power with respect to 2,778,709 shares of Common Stock and sole dispositive power with respect to 2,838,938 shares of Common Stock.

(7)
Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to the beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. The information excludes ProAssurance RSUs and ProAssurance performance shares granted to executive officers that are unvested. No executive officer holds unexercised stock options.

(8)	Shares are held in a joint brokerage account for Mr. Rand and his spouse.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of ProAssurance common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the provisions of the United States Internal Revenue of 1986, as amended (the “Code”), applicable Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger.
This discussion addresses only the consequences of the exchange of shares of ProAssurance common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income or any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	a bank, insurance company, or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);
•	a real estate investment trust or regulated investment company;
•	a dealer or broker in stocks and securities or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of shares subject to the alternative minimum tax provisions of the Code;
•
a holder of shares that received the shares through the exercise of an employee stock option, through a settlement of a restricted stock unit or performance share award, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;
•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;
•	a holder of shares that exercises appraisal rights;
•	a foreign pension fund and its affiliates;
•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	a United States expatriate; or
•
a holder of shares that is required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ProAssurance common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding ProAssurance common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ProAssurance common stock that is:
•	an individual citizen or resident, for U.S. federal income tax purposes, of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of ProAssurance common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).
U.S. Holders
General. The exchange of ProAssurance common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of ProAssurance common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of ProAssurance common stock (i.e., shares of ProAssurance common stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of ProAssurance common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of ProAssurance common stock that it holds.
Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of ProAssurance common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a U.S. holder of ProAssurance common stock who (a) furnishes a correct taxpayer identification number (“TIN”), certifies that such U.S. holder is not subject to backup withholding on the Internal Revenue Service (“IRS”) Form W-9 included in the transmittal materials that such U.S. holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (b) provides proof that such U.S. holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.
Non-U.S. Holders
General. A non-U.S. holder’s receipt of cash in exchange for shares of ProAssurance common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of ProAssurance common stock for cash pursuant to the merger and certain other conditions are met; or

•	ProAssurance is and has been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). An individual non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). ProAssurance believes it is not and has not during the five years preceding the merger been a “United States real property holding corporation” for U.S. federal income tax purposes.
Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or The Doctors Company has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS and the required information is furnished to the IRS in a timely manner.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROASSURANCE URGES YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE PROASSURANCE STOCKHOLDER PROPOSALS
ProAssurance intends to hold our 2025 annual meeting of stockholders on May 21, 2025. Pending completion of the merger, ProAssurance stockholders will continue to be entitled to attend and participate in future annual meetings of stockholders. ProAssurance will hold an annual meeting of stockholders in 2026 only if the merger has not already been completed. The deadline for submitting proposals for inclusion in ProAssurance’s proxy materials for presentation at ProAssurance’s annual meeting of stockholders to be held in 2025 has passed. Stockholders who intend to have a proposal considered for inclusion in ProAssurance’s proxy materials for presentation at ProAssurance’s annual meeting of stockholders to be held in 2026 pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Secretary of ProAssurance at our offices at 100 Brookwood Place, Birmingham, Alabama 35209 in writing not later than December 12, 2025, which is 120 days prior to the one-year anniversary of the mailing date of ProAssurance’s proxy statement for its annual meeting of stockholders to be held on May 21, 2025, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of ProAssurance’s 2025 annual meeting, in which case the deadline for such proposals will be a reasonable time before ProAssurance begins to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.
Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in ProAssurance’s bylaws. Accordingly, for a proposal or nomination to be timely under ProAssurance’s bylaws, written notice must have been delivered to the Secretary of ProAssurance at ProAssurance’s principal executive offices no later than December 31, 2025. Failure to deliver a proposal or nomination in accordance with this procedure may result in it not being timely received. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to ProAssurance’s Secretary at 100 Brookwood Place, Birmingham, Alabama 35209.
In addition to satisfying the foregoing requirements under ProAssurance’s bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than ProAssurance’s nominees must have provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2026, unless the date of the 2026 annual meeting of stockholders changes by more than 30 calendar from the anniversary of the 2025 annual meeting of stockholders, in which case such notice must instead be provided by the later of (a) 60 calendar days prior to the date of the 2026 annual meeting and (b) the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by ProAssurance.
Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. ProAssurance has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless ProAssurance has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, ProAssurance will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which ProAssurance delivered a single copy of any of these materials. This request may be submitted by contacting ProAssurance, 100 Brookwood Place, Birmingham, Alabama 35209, 02110, (800) 282-6242, Attention: Jeffrey P. Lisenby, General Counsel and Secretary. ProAssurance will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary. A number of brokerage firms with account holders who are ProAssurance stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows ProAssurance to “incorporate by reference” documents it files with the SEC into this proxy statement, which means that ProAssurance may disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that ProAssurance files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):
•	ProAssurance’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 6, 2025 (File No. 001-16533);
•	ProAssurance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 24, 2025 (File No. 001-16533);
•	ProAssurance’s Current Reports on Form 8-K filed on March 19, 2025 and March 20, 2025 (File No. 001-16533).
Any additional documents that ProAssurance may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting, are also incorporated by reference into this proxy statement (other than any additional documents or information furnished and not filed with the SEC).
ProAssurance, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of ProAssurance is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 11, 2025. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in this proxy statement.
You can obtain any of the filings incorporated by reference into this proxy statement from ProAssurance or from the SEC through the SEC’s website at http://www.sec.gov. ProAssurance will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
Attention: Jeffrey P. Lisenby, General Counsel and Secretary
Tel. (800) 282-6242
ProAssurance maintains an internet site at www.ProAssurancegroup.com. Such website and the information contained on or connected to it shall not be deemed to be incorporated into this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. PROASSURANCE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 14, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER

among

PROASSURANCE CORPORATION,

THE DOCTORS COMPANY

and

JACKSON ACQUISITION CORPORATION

Dated as of March 19, 2025

A-i

A-ii

Exhibits:
Exhibit A	Certificate of Incorporation of the Surviving Corporation
Exhibit B	Regulatory Approvals and Clearances

A-iii

INDEX OF DEFINED TERMS
Acceptable Confidentiality Agreement 80
Acquisition Proposal 53
Action 23
Affiliate 81
Agreement 1
Anti-Corruption Laws 17
Antitrust or Foreign Investment Law 81
Applicable Date 17
Applicable SAP 81
Bankruptcy and Equity Exception 15
Book-Entry Shares 7
Burdensome Condition 61
Business Day 81
Bylaws 12
Cancelled Shares 3
Cancelled Subsidiary Shares 4
Capitalization Date 12
Certificate of Incorporation 12
Certificate of Merger 2
Certificates 7
Change of Recommendation 57
Closing 2
Closing Date 2
Code 24
Common Stock 12
Company 1
Company Deferred Compensation Plan 67
Company Disclosure Letter 11
Company Employees 82
Company Equity Award 81
Company Insurance Subsidiaries 34
Company Insurance Subsidiary 34
Company Notice 51
Company Performance Shares 81
Company Plan 81
Company Related Parties 78
Company Requisite Vote 14
Company RSU 82
Company Securities 13
Company Stock Plan 82
Company Subsidiary Securities 14
Company Termination Payment 82
Company Transaction Obligations 78
Confidentiality Agreement 64
Continuing Employees 66
Contract 20
control 82
COVID-19 82
Data Protection Law 32
Deferred Shares 5
Delaware Secretary of State 2
DGCL 1
Dissenting Shares 10
DOJ 59
Effect 84
Effective Time 2
End Date 74
Environmental Laws 82
ERISA 81
ERISA Affiliate 82
Exchange Act 16
Exchange Fund 6
Excluded Shares 3
Existing Credit Agreement 82
FASB 83
Financial Advisor 38
Foreign Investment Law 83
Form A Filings 58
FTC 59
GAAP 83
Governmental Entity 16
Healthcare Reform Laws 83
A-iv

Holding Company Act Reports 35
HSR Act 81
Indemnified Parties 68
Insurance Company Licenses 16
Insurance Contract 83
Insurance Law 83
Insurance Regulators 83
Intellectual Property 32
Intervening Event 54
Investment Assets 37
Investment Guidelines 37
IRS 23
Knowledge 83
Law 83
Leased Real Property 27
Licenses 16
Lien 83
Material Adverse Effect 84
Material Contract 22
Merger 1
Merger Sub 1
Non-Cancelled Subsidiary Shares 4
Notice Period 51
Owned Real Property 27
Parent 1
Parent Disclosure Letter 39
Parent Financial Statements 42
Parent Group 58
Parent Insurance Approvals 41
Parent Material Adverse Effect 74
Parent Related Parties 78
Parent Statutory Statements 42
Parent Termination Fee 77
Parent Transaction Obligations 78
Parties 1
Party 1
Paying Agent 6
Payoff Letter 71
Per Share Merger Consideration 3
Permitted Liens 85
Person 85
Personal Information 32
Preferred Stock 12
Proceeding 68
Producers 36
Proxy Statement 31
Real Property Leases 27
Recommendation 15
Regulatory Remedy 61
Reinsurance Contract 86
Representatives 49
Reserves 37
Restraint 74
Sanctions Laws 86
SEC 17
SEC Reports 18
Securities Act 18
Share 3
Statutory Statements 33
Stockholders Meeting 56
Subsidiary 86
Superior Proposal 54
Surviving Corporation 2
Surviving Corporation Share 4
Takeover Law 38
Tax Return 86
Taxes 86
Transaction Documents 86
Transaction Litigation 70
WARN Act 25
Willful Breach 86
A-v

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of March 19, 2025 (this “Agreement”), is entered into by and among ProAssurance Corporation, a Delaware corporation (the “Company”), The Doctors Company, a California-domiciled reciprocal inter-insurance exchange (“Parent”), and Jackson Acquisition Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).
RECITALS
WHEREAS, it is proposed that Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Board of Directors of the Company has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and the stockholders of the Company, (iii) directed that this Agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that this Agreement be adopted by the stockholders of the Company;
WHEREAS, the Board of Directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Merger Sub and Parent, as the sole stockholder of Merger Sub and (iii) recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement;
WHEREAS, the Board of Governors of Parent has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent and the members of Parent, and declared advisable this Agreement and (ii) approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I

THE MERGER
Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.
Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, or remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m., New York City time, on the third (3rd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.
Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing the certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.4 Certificate of Incorporation; Bylaws.
(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and in accordance with applicable Law, in each case consistent with the obligations set forth in Section 6.10.
(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein or by the certificate of incorporation of the Surviving Corporation and in accordance with applicable Law, in each case consistent with the obligations set forth in Section 6.10.
Section 1.5 Directors and Officers.
(a) The board of directors of the Surviving Corporation immediately following the Effective Time shall consist of the members of the board of directors of Merger Sub at the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable Law.
(b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS
Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:
(a) Merger Consideration. Each share of Common Stock (as defined below) (each such share, a “Share”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by (A) Parent, Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time, (B) the Company, including Shares held in treasury by the Company, or (C) any wholly owned Subsidiary of the Company that are Cancelled Subsidiary Shares (as defined below), and, in each case, not held on behalf of third parties as of immediately prior to the Effective Time (collectively, the “Cancelled Shares”), (ii) Shares owned by any wholly owned Subsidiary of the Company that are Non-Cancelled Subsidiary Shares (as defined below) and not held on behalf of third parties as of immediately prior to the Effective Time and (iii) the Dissenting Shares (as defined below) (the Cancelled Shares, such Non-Cancelled Subsidiary Shares and the Dissenting Shares, together, the “Excluded Shares”)) shall be converted automatically into and shall thereafter represent the right to receive $25.00 per share in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of such Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article II.
(b) Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, shall be automatically cancelled and retired without any conversion thereof or payment, delivery or exchange of any consideration therefor and shall cease to exist.
(c) Merger Sub. Each share of common stock, par value $0.0001 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share (each such share, a “Surviving Corporation Share”), of the Surviving Corporation and shall, other than as contemplated by Section 2.1(d), constitute the only outstanding shares of capital stock of the Surviving Corporation.
(d) Non-Cancelled Subsidiary Shares. Each Non-Cancelled Subsidiary Share issued and outstanding immediately prior to the Effective Time shall be converted into and become such number (rounded to six (6) decimal places) of issued, fully paid and non-assessable Surviving Corporation Shares that results in the wholly owned Subsidiary of the Company that owned such Non-Cancelled Subsidiary Share owning the same proportion of the total issued and outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary’s Non-Cancelled Subsidiary Share represented as of immediately prior to the Effective Time.
(e) For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i) “Cancelled Subsidiary Shares” means, with respect to each wholly owned Subsidiary of the Company, an amount of Shares equal to the maximum number of Shares owned by such Subsidiary as of immediately prior to the Effective Time that would be permitted to be distributed as a dividend to the Company (assuming such distribution is declared and made immediately prior to the Effective Time and each Share has a value equal to the Per Share Merger Consideration and taking into account for this purpose as required by applicable Law any dividend or distributions that may have been declared or made by such Subsidiary from time to time in the twelve (12) month period prior to the Closing Date) in accordance with applicable Law, including Insurance Laws, and without requiring any approval by any Insurance Regulator (which number shall in no event exceed the number of Shares owned by such Subsidiary). For the avoidance of doubt, no dividend or distribution shall be deemed declared with respect to any Cancelled Shares by virtue of the execution of this Agreement.
(ii) “Non-Cancelled Subsidiary Shares” means, with respect to each wholly owned Subsidiary of the Company, Shares owned by such Subsidiary that are not cancelled pursuant to Section 2.1(b).
Section 2.2 Treatment of Company Equity Awards.
(a) Treatment of Company RSUs. Immediately prior to the Effective Time, except as otherwise agreed to in writing between a holder of a Company RSU and Parent, each Company RSU that is outstanding immediately prior to the Effective Time that was granted under a Company Stock Plan, shall, automatically and without any required action on the part of the holder thereof, (i) immediately vest and be cancelled and (ii) only entitle the holder of such Company RSU to receive (without interest) in respect of such Company RSU, an amount in cash equal to the product of (A) the total number of Shares subject to such Company RSU immediately prior to the Effective Time and (B) the Per Share Merger Consideration, such amount to be payable in accordance with Section 2.2(e).
(b) Treatment of Company Performance Shares. Immediately prior to the Effective Time, except as otherwise agreed to in writing between a holder of a Company Performance Share and Parent, each Company Performance Share that is outstanding immediately prior to the Effective Time that was granted under a Company Stock Plan, shall, automatically and without any required action on the part of the holder thereof, (i) immediately vest and be cancelled and (ii) only entitle the holder of such Company Performance Share to receive (without interest) in respect of such Company Performance Share, an amount in cash equal to the product of (A) the total number of Shares subject to such Company Performance Share immediately prior to the Effective Time, calculated based on target-level performance and (B) the Per Share Merger Consideration, such amount to be payable in accordance with Section 2.2(e).

(c) Treatment of Deferred Shares. Immediately prior to the Effective Time, all amounts held in deferred compensation accounts representing awarded Shares deferred under the Company Director Deferred Stock Compensation Plan (the “Deferred Shares”), and any accrued dividend equivalents in such deferred compensation accounts that have been converted into Deferred Shares, shall, except as otherwise agreed to in writing between the holder of such Deferred Shares and Parent, automatically and without any required action on the part of the holder thereof, (i) convert into an obligation to pay cash and (ii) only entitle the holder of such Deferred Shares to receive (without interest) in respect of such Deferred Shares, an amount in cash equal to the product of (A) the total number of Shares subject to such Deferred Shares immediately prior to the Effective Time and (B) the Per Share Merger Consideration, such amount to be payable in accordance with Section 2.2(e). The Company Director Deferred Stock Compensation Plan shall otherwise be administered in accordance with its terms.
(d) Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and take all such actions as are necessary to approve and effectuate the provisions of this Section 2.2 and to terminate the Company Stock Plans and Company Director Deferred Stock Compensation Plan and provide that no further awards shall be made thereunder, including making any determinations and/or adopting any resolutions of the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company as may be necessary.
(e) Required Payments. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Company RSUs and Company Performance Shares (which shall be subject to any required Tax withholdings as provided in Section 2.3(f)) and Deferred Shares. As promptly as reasonably practicable following the Closing Date, but in no event later than seven (7) Business Days following the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the applicable former holders of Company RSUs, Company Performance Shares, and Deferred Shares to receive a payment from the Surviving Corporation, through its payroll system or payroll provider (to the extent applicable), of all amounts required to be paid to such former holders as of the Effective Time in respect of Company RSUs, Company Performance Shares, and Deferred Shares that were cancelled and converted pursuant to Sections 2.2(a), 2.2(b) or 2.2(c), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Company RSUs, Company Performance Shares, or Deferred Shares as of the Effective Time pursuant to Sections 2.2(a) or 2.2(b) and 2.2(c), as applicable, cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation shall (A) by wire transfer or direct deposit or (B) by check sent by courier to such holder as promptly as practicable following the Closing Date (but in no event more than five (5) Business Days thereafter) provide such payment owed to such holder (less applicable withholding Taxes). Notwithstanding the foregoing, to the extent any such amounts relate to a Company Equity Award that is nonqualified deferred compensation subject to Section 409A of the Code, the Company and/or the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company Equity Award that will not trigger a tax or penalty under Section 409A of the Code.
Section 2.3 Surrender of Shares.
(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent and reasonably acceptable to the Company to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to Section 2.1(a). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration pursuant to Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a). With respect to any Dissenting Shares, Parent shall not be required to deposit or cause to be deposited with the Paying Agent funds sufficient to pay the Per Share Merger Consideration that would be payable in respect of such Dissenting Shares if such Dissenting Shares were not Dissenting Shares. The Paying Agent shall invest the Exchange Fund solely as directed by Parent; provided that such investments shall be in short-term obligations of or guaranteed by the United States of America, in short-term commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a) and Section 2.3(c).
(b) Exchange Procedures.
(i) Transmittal Materials. Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any (“Certificates”), and each former holder of record of Shares held in book-entry form (“Book-Entry Shares”) (in each case, other than holders of only Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) and a duly completed and validly executed letter of transmittal with respect to such Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the book-entry transfer of Book-Entry Shares as the Paying Agent may reasonably request), such transmittal materials to be in such form and to have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration.
(ii) Certificates. Following the Effective Time, upon surrender of one or more Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions as contemplated in Section 2.3(b)(i), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, each holder of record of one or more Certificates, if any, shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after such surrender following the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificates by (B) the Per Share Merger Consideration, and the Certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.
(iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to receive the Per Share Merger Consideration that such holder is entitled to pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall upon receipt by the Paying Agent following the Closing of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after such receipt following the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.
(iv) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates or Book-Entry Shares, as applicable, are registered, a check for any cash to be exchanged upon due surrender of the Certificates or Book-Entry Shares, as applicable, may be issued to such transferee or other Person if the Certificates or Book-Entry Shares, as applicable, formerly representing such Shares are properly presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stamp, transfer or other similar Taxes have been paid or are not applicable.
(v) Right to Receive Consideration; Fees. Until surrendered as contemplated by this Section 2.3(b), each Certificate and Book-Entry Share (other than Cancelled Shares and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together, if applicable, with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Paying Agent will accept each Certificate and Book-Entry Share upon compliance with such reasonable terms and conditions as the Paying Agent may reasonably impose to cause an orderly exchange thereof in accordance with its bona fide exchange practices. The Surviving Corporation shall pay all charges and expenses of the Paying Agent in connection with the exchange of Shares for the Per Share Merger Consideration.
(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation only as general creditors thereof for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) upon due surrender of Certificates or Book-Entry Shares acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and the Surviving Corporation shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of such holder’s claim for the Per Share Merger Consideration payable upon such due surrender of its Certificates or Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.
(d) No Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article II, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and after giving effect to any required Tax withholdings as provided in Section 2.3(f)). The Per Share Merger Consideration paid upon surrender of

Certificates or receipt by the Paying Agent of an “agent’s message”, if applicable, in the case of Book-Entry Shares, in each case in accordance with the terms of this Article II, shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.
(e) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent as a condition to the payment of any amount the holder of such Certificate is entitled to as set forth in this Article II, the posting by such Person of a bond in customary amount and upon such customary terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate and, subject to such Person’s compliance with the exchange provisions set forth in Section 2.3(b)(iii) (other than the surrender of a Certificate), the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the amount the holder of such Certificate is entitled to as set forth in this Article II.
(f) Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, the Company and the Surviving Corporation (and any agent or Affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.2, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, the Paying Agent, Merger Sub, the Company or the Surviving Corporation (or any agent or Affiliate thereof), as the case may be, such deducted or withheld amounts (i) shall timely be remitted by the Paying Agent, Parent, Merger Sub, the Company or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made by the Paying Agent, Parent, Merger Sub, the Company or the Surviving Corporation, as the case may be.
Section 2.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby) any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted such Shares in favor of the adoption of this Agreement and who are entitled to and have properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(f), and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each Dissenting Share shall no longer be outstanding, shall automatically be cancelled and extinguished and shall cease to exist at the Effective Time, and each holder of Dissenting Shares shall be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL. The Company shall give Parent (a) prompt written notice of any written demands for appraisal, any withdrawals of such demands, and any other demand, notice, withdrawal or instrument pursuant to applicable Law that are received by or delivered to the Company relating to stockholders’ rights of appraisal or to such demands or withdrawals and (b) the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or propose or agree to do any of the foregoing.

Section 2.5 Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares, Company RSUs, Company Performance Shares and Deferred Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.5 shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.
Section 2.6 Further Assurances. If at any time after the Effective Time, Parent or the Surviving Corporation reasonably believes or is advised that any further instruments, deeds, assignments, actions or assurances are reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby or to carry out the purposes and intent of this Agreement, then Parent and the Surviving Corporation and their respective officers and directors shall be authorized to execute and deliver, following the Effective Time, all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby and to carry out the purposes and intent of this Agreement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub that, except (a) as disclosed in the SEC Reports, filed with, or furnished to, the SEC on or after the January 1, 2024 and prior to the Business Day preceding the date of this Agreement (excluding any disclosures set forth in the SEC Reports (i) under the captions “Risk Factors” or “Forward-Looking Statements” and (ii) in any other section to the extent they are cautionary, predictive or forward-looking in nature) or (b) as set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter corresponding to a section or subsection of this Article III shall also be deemed disclosure with respect to any other section or subsection of this Article III to the extent the relevance of such item is reasonably apparent on the face of such disclosure:
Section 3.1 Organization and Qualification; Subsidiaries.
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.
(b) The Company and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be in good standing is not material to the Company and its Subsidiaries, taken as a whole.
(c) Section 3.1(c) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary and (ii) the jurisdiction of organization of each such Subsidiary.
(d) Each Subsidiary of the Company is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except in each case as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary of the Company is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case, to the extent such concept is applicable, where the failure to be in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.2 Certificate of Incorporation and Bylaws.
(a) The Company has made available to Parent, prior to the date hereof, a true, correct and complete copy of the amended and restated certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the amended and restated bylaws, as amended to date (the “Bylaws”), of the Company as currently in effect. The Certificate of Incorporation and the Bylaws are in full force and effect, and the Company is not in violation of the foregoing documents in any material respect.
(b) With respect to each Subsidiary of the Company, the Company has made available to Parent, prior to the date hereof, a true, correct and complete copy of the organizational documents of such Subsidiary. No Subsidiary of the Company is in violation of any provision of its organizational documents, except for such violations that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.3 Capitalization.
(a) The authorized capital stock of the Company consists of (x) one hundred million (100,000,000) shares of common stock, $0.01 par value (the “Common Stock”) and (y) fifty million (50,000,000) shares of preferred stock, $0.01 par value (the “Preferred Stock”). As of the close of business on March 17, 2025 (the “Capitalization Date”):
(i) 51,069,793 shares of Common Stock were issued and outstanding;
(ii) no shares of Preferred Stock were issued or outstanding;
(iii) 10,498,034 shares of Common Stock were held by the Company in its treasury;
(iv) 2,108,934 shares of Common Stock were held by Subsidiaries of the Company; and
(v) there were (A) 839,025 Shares underlying outstanding Company RSUs, (B) 485,646 Shares underlying outstanding Company Performance Shares (assuming target-level performance), and (C) 222,090 Shares underlying outstanding Deferred Shares, in each such case as granted or provided for under the Company Stock Plans, along with the applicable award agreements with respect to which any Company Equity Awards have been issued thereunder, and pursuant to which any Company Equity Awards are outstanding.
(b) From the close of business on the Capitalization Date until the date of this Agreement, the Company has not (i) granted any Company Equity Awards or other options, warrants, restricted stock, restricted stock units, stock appreciation rights or other awards, (ii) issued any shares of its capital stock, including any Shares, or any other Company Securities, except for Shares issued pursuant to the vesting, exercise or settlement of Company Equity Awards in accordance with the terms of the applicable Company Stock Plans, and (iii) split, combined or reclassified any shares of its capital stock. Except as set forth in Section 3.3(a) or as set forth in Section 3.3(c) of the Company Disclosure Letter, as of the date of this Agreement, (A) there are not outstanding or authorized any (1) shares of capital stock or other voting securities of the Company other than any Shares issuable as a result of the vesting, exercise or settlement of any Company Equity Awards between the date of this Agreement and the Capitalization Date, (2) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or (3) options, warrants, calls, phantom stock, rights of first refusal, equity or equity-based compensation awards, profit participations, stock appreciations, or other equity or equity-based interests or rights, or other rights to acquire from the Company, or obligations or contractual commitments of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company (collectively, “Company Securities”) and (B) there are no outstanding contractual obligations requiring the Company to repurchase, redeem or otherwise acquire any Company Securities. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights and were or will be issued in compliance in all material respects with applicable Law. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(c) Section 3.3(c) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, a list of all outstanding Company RSUs, Company Performance Shares, and Deferred Shares, the number of shares of Common Stock subject to each such Company Equity Award, the grant date, the exercise price per share (to the extent applicable), the name of the holder thereof, the plan under which such Company Equity Award was granted, and the vesting schedule applicable to each such Company Equity Award. As of the date hereof, other than the Company Equity Awards on Section 3.3(c) of the Company Disclosure Letter, no equity or equity-based awards (including cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of the Company or its Subsidiaries) are outstanding.
(d) Since the Applicable Date, all dividends and distributions (including dividend equivalents) on shares of the capital stock of the Company that have been declared or authorized prior to the date hereof have been paid in full.
(e) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company. All outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.
(f) All of the outstanding shares of capital stock of, or other equity interests in, each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and all such shares are owned by the Company or a Subsidiary of the Company and are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for transfer restrictions of general applicability arising under securities laws. Except as set forth on Section 3.3(f) of the Company Disclosure Letter, as of the Capitalization Date, no Subsidiary of the Company owns any shares of capital stock of the Company or has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity securities or interests of the Subsidiaries on any matter. As of the date of this Agreement, none of the Company or any of its Subsidiaries, directly or indirectly, owns any interest in any person other than (x) as set forth on Section 3.1(c) of the Company Disclosure Letter and (y) Investment Assets. Except as set forth in Section 3.3(f) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are not outstanding or authorized any (A) securities of any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of any Subsidiary of the Company or (B) options, warrants, calls, phantom stock, rights of first refusal, equity or equity-based compensation awards, profit participations, stock appreciations, or other equity or equity-based interests or rights, or other rights to acquire from any Subsidiary of the Company, or obligations or contractual commitments of any Subsidiary of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of any Subsidiary of the Company (collectively, “Company Subsidiary Securities”), in each case of clauses (A) and (B), that are not directly or indirectly owned by the Company and (ii) there are no outstanding contractual obligations requiring any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Subsidiary Securities from any third party.
Section 3.4 Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.10, to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof (the “Company Requisite Vote”) and the filing of the Certificate of Merger with the Delaware Secretary of State. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a duly called and held meeting, has adopted resolutions (a) approving and declaring the advisability of this Agreement and the transactions contemplated hereby, including the Merger, (b) determining that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the Company’s stockholders, (c) approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (d), resolving to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger in accordance with the terms hereof (the “Recommendation”) and (e) directing that this Agreement be submitted to the stockholders of the Company for their adoption. As of the date of this Agreement, the Board of Directors of the Company has not rescinded, modified or withdrawn such resolutions in any way. The only vote or approval of the holders of any class or series of capital stock of the Company which is required under applicable Law and the Certificate of Incorporation and Bylaws to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger, is the Company Requisite Vote.
Section 3.5 No Conflict; Required Filings and Consents.
(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach, violate or conflict with the Certificate of Incorporation or Bylaws or the organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by Section 3.5(b) have been obtained, all filings described in Section 3.5(b) have been made and the Company Requisite Vote has been obtained, contravene, conflict with, breach or violate any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets are bound or (iii) except with respect to the Existing Credit Agreement, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default or result in a breach or violation), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment, approval, notice, payment, modification or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of the Company pursuant to, any Material Contract, except, in the case of clauses (ii) and (iii), for any such contravention, conflict, violation, breach, default, loss, right or other occurrence which (A) does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) would not reasonably be expected to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.
(b) Subject to the accuracy of Parent’s and Merger Sub’s representations set forth in Section 4.3(b), the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission, arbitrator or arbitral body (public or private), Insurance Regulator or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities Laws, Takeover Laws and “blue sky” Laws, (ii) applicable filings and approvals under any applicable Antitrust or Foreign Investment Law, including the filing of a premerger notification and report form by the Company under the HSR Act, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL, (v) approvals, filings, and notices under all applicable Insurance Laws, including the approvals, filings, and notices as set forth in Section 3.5(b)(v) of the Company Disclosure Letter (the “Company Insurance Approvals”), (vi) the Parent Insurance Approvals, (vii) as set forth in Section 3.5(b)(vii) of the Company Disclosure Letter and (viii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement or (B) have a Material Adverse Effect.
Section 3.6 Compliance.
(a) The Company and its Subsidiaries are, and since the Applicable Date have been, in compliance with all applicable Laws, except for any non-compliance that does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) since the Applicable Date, neither the Company nor any of its Subsidiaries (x) has received any written notice or, to the Knowledge of the Company, oral notice from any Governmental Entity regarding any actual or alleged failure by the Company to comply with any applicable Law or (y) has provided any notice to any Governmental Entity regarding any violation by the Company or any of its Subsidiaries of any applicable Law, and (ii) neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Entity, under which it has any material ongoing obligations or restrictions, with respect to any actual or alleged violation of any applicable Law.
(b) The Company and its Subsidiaries have, and at all times since the Applicable Date had, all permits, licenses, authorizations, exemptions, orders, consents, approvals, clearances, permissions, registrations, orders and franchises from Governmental Entities required to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof and as of the Effective Time (“Licenses”), in each case except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or since the Applicable Date has been, in conflict with, or in default or violation of any of, the Company’s Licenses, except for any such conflicts, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Licenses belonging to the Company Insurance Subsidiaries (“Insurance Company Licenses”) are valid and in full force and effect, and each Company Insurance Subsidiary is in compliance with the terms and requirements of all Insurance Company Licenses, in each case except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Company Insurance Subsidiaries (A) has received any written notice from any Governmental Entity regarding any actual or proposed revocation, suspension or termination of, or material modification to, any Insurance Company License, in each case other than any such item that has been cured or otherwise resolved to the satisfaction of such Governmental Entity or that is no longer being pursued by such Governmental Entity; and (B) is not subject to any administrative or judicial proceeding that would reasonably be expected to result in any modification, termination or revocation of any Insurance Company License, in each case except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of the Company Insurance Subsidiaries is subject to any requirement imposed by a Governmental Entity to maintain specified capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions imposed by applicable Insurance Laws of general application.
(d) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, for the preceding five (5) years none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, director, officer, or employee of any of the Company or its Subsidiaries, is or has been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other similar applicable Law that prohibits corruption or bribery (collectively, “Anti-Corruption Laws”). The Company has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Corruption Laws.

(e) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, for the preceding five (5) years, (i) the Company and its Subsidiaries have complied with applicable Sanctions Laws and (ii) the Company instituted and maintained policies and procedures reasonably designed to ensure compliance with Sanctions Laws.
(f) For the preceding five (5) years, the Company and its Subsidiaries have not (i) received from any Governmental Entity any written, or to the Knowledge of the Company, oral notice of an investigation or inquiry regarding an actual or alleged violation of Anti-Corruption Laws or Sanctions Laws or (ii) made any voluntary or involuntary disclosure to a Governmental Entity regarding an actual or alleged violation of Anti-Corruption Laws or Sanctions Laws.
Section 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities.
(a) The Company has timely filed or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto) in each case required to be filed or furnished on or prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) (on a publicly available basis) since January 1, 2023 (the “Applicable Date”) (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto, collectively, the “SEC Reports”) and has timely paid all fees due in connection therewith. As of their respective SEC filing dates, or, if amended, supplemented or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment, supplement or superseding filing prior to the date of this Agreement, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended, supplemented or superseded by a later SEC Report filed prior to the date of this Agreement; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or otherwise required to file any form or report with the SEC. As of the date hereof, there are no outstanding or unresolved comments from the SEC staff with respect to any SEC Report. To the Knowledge of the Company, as of the date of this Agreement, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation. The Company is in compliance in all material respects with the applicable listing and corporate governance rules of the New York Stock Exchange.
(b) The consolidated financial statements of the Company and its consolidated Subsidiaries (including all notes and schedules thereto) included in or incorporated by reference into the SEC Reports (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (in each case, except as may be indicated in the notes and schedules thereto and except, in the case of unaudited statements, for the absence of footnote disclosures and normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof (taking into account the notes and schedules thereto) and the consolidated statements of operations, cash flows and stockholders’ equity for the periods indicated (in each case, subject to normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC and to any other adjustments described therein, including the notes and schedules thereto), and (iii) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. None of the Company or any of its Subsidiaries is a party to, or has any obligation or other commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC). Since December 31, 2024, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.
(c) Since the Applicable Date, the Company has established and maintained disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurance that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents under the Exchange Act. Since the Applicable Date, the Company has maintained internal control over financial reporting (as defined in Rule 13a-5 or 15d-5, as applicable, under the Exchange Act). Such internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since the Applicable Date, none of the Company, any of its Subsidiaries, the Board of Directors or the Company’s independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company or any of its Subsidiaries, (ii) any illegal act or fraud, whether or not material, that involves the management or other Company Employees, or (iii) any claim or allegation of the foregoing. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and such assessment concluded that such system was effective. Since the Applicable Date, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder.
(d) The Company is, and since December 31, 2024 has been, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act that are applicable to the Company. Each of the principal executive oﬃcer and the principal ﬁnancial oﬃcer of the Company has made all certiﬁcations required by Rule 13a-14 or Rule 13a-15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to each SEC Report where such certification is required.
(e) Except (i) as disclosed, reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company contained in the Company’s quarterly report on Form 10-K for the period ended December 31, 2024, (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2024, (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement and (iv) for liabilities or obligations permitted by this Agreement or incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities (whether or not accrued, contingent or otherwise, known or unknown, or due or to become due) of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto.
Section 3.8 Contracts.
(a) Except (i) for this Agreement, (ii) for the Contracts filed no less than one (1) Business Day prior to the date hereof as exhibits to the SEC Reports and (iii) for the Company Plans, Section 3.8(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of any note, bond, mortgage, indenture, deed of trust, contract, agreement, license, lease or other similar instrument or binding obligation (whether written or oral) (each, a “Contract”) which is in effect as of the date hereof (or pursuant to which the Company or any of its Subsidiaries has any continuing obligations thereunder) and under which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries is bound, that:
(i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K (provided that such Contracts need not be set forth on Section 3.8(a)(i) of the Company Disclosure Letter if true, correct and complete copies (subject to redaction) have been filed as exhibits to the SEC Reports prior to the date hereof);

(ii) contains covenants that (A) in the case of any Contract with any Producer, require the Company or any of its Subsidiaries to conduct business with any Person on a preferential, most favored nations or exclusive basis, and (B) in the case of any Contract other than those contemplated by the immediately preceding clause (A), (1) limit in any material respect the freedom of the Company or any of its Subsidiaries to compete or engage in any line of business or with respect to any class of products, or with any Person or (2) contain material exclusivity obligations or otherwise limit in any material respect the freedom or right of the Company or any of its Subsidiaries to research, develop, sell, distribute or manufacture any products or services for any other Person, including such provisions which require the Company or any of its Subsidiaries to conduct business with any Person on a preferential, most favored nations or exclusive basis;
(iii) other than with respect to any partnership that is wholly owned by the Company or any of its Subsidiaries, is a joint venture, partnership or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, that is material to the Company and its Subsidiaries, taken as a whole;
(iv) other than (A) solely among wholly owned Subsidiaries of the Company or (B) endorsements for collection or deposit in the ordinary course of business, relates to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $5,000,000;
(v) constitutes any acquisition or divestiture Contract (whether by merger, consolidation, purchase or sale of stock or otherwise) of any interest in any Person or any business, line of business or division thereof, or a material portion of the assets of any Person pursuant to which the Company or any of its Subsidiaries has outstanding obligations in respect of any “earnout” or similar contingent or deferred payments involving more than $5,000,000 payable by the Company or its Subsidiaries aggregate over the term of the Contract from and after the date of this Agreement (excluding, for the avoidance of doubt, acquisitions or dispositions of Investment Assets, or of supplies, products, properties, or other assets in the ordinary course of business or of supplies, products, properties, or other assets that are obsolete, worn out, surplus, or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);
(vi) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company;
(vii) (A) a Reinsurance Contract involving assumed net reserves as of December 31, 2023 in excess of $7,500,000 or (B) a ceded Reinsurance Contract that, together with all other ceded Reinsurance Contracts involving the same assuming reinsurer, involves net reserves as of December 31, 2024 in excess of $7,500,000, or, in either case, is a Reinsurance Contract entered into after December 31, 2024 that would reasonably be expected to involve assumed or ceded net reserves in excess of such thresholds as of the date hereof;
(viii) grants any right of first refusal or right of first offer that limits the ability of the Company, any Subsidiary of the Company or any of their respective Affiliates to own, operate, sell, transfer, pledge or otherwise dispose of any businesses, securities or assets;
(ix) requires or guarantees aggregate payments by or to the Company and/or any Subsidiary of the Company of more than $5,000,000 over the twelve (12) month period ending December 31, 2025;
(x) are any keepwell or similar agreement under which the Company or any of its Subsidiaries has directly guaranteed any liabilities or obligations of another Person or under which another Person has directly guaranteed any liabilities or obligation of the Company or any of its Subsidiaries, in each case involving liabilities or obligations in excess of $5,000,000;
(xi) involves or constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract relating to a forward, swap or other hedging transaction, in each case, in excess of $5,000,000;

(xii) involves the settlement of any pending or threatened claim, action or proceeding that (A) requires payment obligations of the Company or any Subsidiaries after the date hereof in excess of $5,000,000 or (B) involves any Governmental Entity, other than claims settled under Insurance Contracts;
(xiii) under which the Company or a Subsidiary of the Company has directly or indirectly made any advance, loan, extension or credit to any Person (other than a wholly owned Subsidiary of the Company);
(xiv) is with a Governmental Entity;
(xv) is an investment advisory or investment management agreement or arrangement to which the Company or any of its Subsidiaries is a party or under which any Investment Asset is invested or managed or any third party has the right or power to make discretionary or investment decisions with respect to any Investment Asset and, in each case, that is material to the Company and its Subsidiaries, taken as a whole;
(xvi) relate to development or assignment of material Intellectual Property owned by the Company or any of its Subsidiaries, other than Intellectual Property assignment and invention assignment agreements assigning material Intellectual Property rights to the Company or any of its Subsidiaries entered into with employees or third-party contractors in the ordinary course of business;
(xvii) contain a license or grant of rights in, to or under material Intellectual Property (excluding (A) licenses granted or for the benefit of the Company or any of its Subsidiaries of commercially available, “off-the-shelf” software available on standard terms for an annual payment of less than $5,000,000, (B) licenses of open source software, (C) non-exclusive licenses to Intellectual Property owned by the Company or any of its Subsidiaries entered into in the ordinary course of business, and (D) non-exclusive licenses that are incidental to Contracts under which the license to or from the Company or one of its Subsidiaries is not the primary purpose of such Contract); and
(xviii) any collective bargaining agreement or similar agreement with any labor unions, works councils, or other labor organizations representing any employees employed by the Company or any of its Subsidiaries.
Each Contract required to be set forth in Section 3.8(a) of the Company Disclosure Letter or filed as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (in each case, excluding any Company Plan) is referred to herein as a “Material Contract”.
(b) Each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (and to the Knowledge of the Company is enforceable against each other party thereto), subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires or terminates after the date hereof in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (A) neither the Company nor any of its Subsidiaries has received written, or to the Knowledge of the Company, oral notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract nor to the Knowledge of the Company, is any such party threatening in writing to do so and (B) there is no breach or default under any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries. The Company has made available to Parent true, correct and complete copies of all Material Contracts (or a written summary if not in writing) as of the date of this Agreement (including all amendments and supplements thereto), except for instances where the failure to be so complete is immaterial.

Section 3.9 Absence of Certain Changes or Events. (a) Since December 31, 2024 through the date of this Agreement, except as contemplated by this Agreement, the Company and its Subsidiaries have not taken any action that, if taken after the date hereof, would require the consent of Parent pursuant to the terms of Section 5.1(b)(ii), (vi), (vii), (x), (xiii), or (xv) (b) since December 31, 2024 through the date of this Agreement, there has not occurred any Effect that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (c) since December 31, 2024 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects (except with respect to this Agreement and the discussions, negotiations and transactions related thereto) consistent with past practice.
Section 3.10 Absence of Litigation. There are no suits, claims, charges, actions, audits, investigations, examinations or inquiries by any Governmental Entity, litigations, arbitrations or other proceedings, whether civil, criminal, administrative or investigative (each, an “Action”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties, other than any such Action that (a) does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) would reasonably be expected to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries or any of their respective material properties or assets is or are subject to any order, writ, ruling, settlement, judgment, injunction, decree or award of a Governmental Entity except for those that (i) do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) would not reasonably be expected to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.
Section 3.11 Employee Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan.
(b) With respect to each Company Plan set forth on Section 3.11(a) of the Company Disclosure Letter, the Company has made available to Parent a copy thereof to the extent in writing (or a written summary if not in writing) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required (iv) for the most recently completed fiscal year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any and (v) all material, non-routine correspondence from any Governmental Entity from within the past three (3) years.
(c) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable Laws, (ii) with respect to each Company Plan, as of the date of this Agreement, no material actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, (iii) each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification, (iv) all Company Plans that are subject to Section 409A of the Code comply with Section 409A of the Code in form and have been administered in all material respects in accordance with their terms and Section 409A of the Code and (v) no event has occurred, and no conditions or circumstances exist, that would reasonably be expected to subject the Company, or any Company Plan, to material penalties or excise taxes under Sections 4980D, 4980H, 6721 or 6722 of the Code.
(d) Except as set forth on Section 3.11(d) of the Company Disclosure Letter, no Company Plan provides for and none of the Company, its Subsidiaries, or any of its ERISA Affiliates has now or at any time within the preceding six (6) years maintained, had an obligation to contribute to, or any liability with respect to: (i) a plan subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (iv) a “multiple employer plan” (within the meaning of Section 413(c) of the Code),(v) post-employment or retiree health benefits or other welfare, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or similar Laws at the sole cost of the covered individual, (vi) a “gross-up” or similar payment in respect of any taxes that may become payable under Sections 409A or 4999 of the Code, or (vii) a plan subject to Section 457A of the Code. With respect to any Company Plan that is subject to Title IV of ERISA: (A) there has been no reportable event that was not timely reported and resolved with the Pension Benefit Guaranty Corporation (the “PBGC”) or applicable federal authority (as described in Section 4043 of ERISA or the regulations thereunder, other than events for which the thirty (30) day notice period has been waived pursuant to such regulations), (B) no steps have been taken to terminate any such plan, (C) there has been no withdrawal (within the meaning of Section 4063 of ERISA) of a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (D) no event or condition has occurred which would be reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan, (E) no event or condition has occurred which would give rise to liabilities under Section 4062(e) of ERISA, (F) the minimum funding standards of Section 412 of the Code have been satisfied, no waiver of the minimum funding standards have been granted and none of the Companies or any of their ERISA Affiliates has requested a funding waiver, and (G) no event has occurred with respect to any such plan which has resulted or could reasonably be expected to result in a lien being imposed on the assets of the Companies or any of their ERISA Affiliates. The Company, its Subsidiaries and ERISA Affiliates have paid all premiums due to the PBGC, if any, with respect to each Company Plan and no other liability to the PBGC has been incurred by the Company, its Subsidiaries or ERISA Affiliates.
(e) There have been no non-exempt “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan and none of the Company or any of its ERISA Affiliates has engaged in any prohibited transaction that would be reasonably be expected to result in material penalties or taxes.
(f) Except as set forth on Section 3.11(f) of the Company Disclosure Letter, none of the execution or the consummation of the transactions contemplated by this Agreement would (i) accelerate the time of payment, vesting, or funding, or increase the amount, of any compensation or benefit due any such current or former Company Employee, director or contractor under any Company Plan or otherwise, except as expressly provided in this Agreement, (ii) entitle any current or former Company Employee, director or contractor any compensation or benefit under any Company Plan or otherwise or (iii) result in any payments or benefits which would, in the aggregate, constitute excess parachute payments as defined under Section 280G of the Code(without regard to subsection (b)(4) thereof), or would not be deductible under Section 280G of the Code.
Section 3.12 Labor and Employment Matters.
(a) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being negotiated by the Company as of the date hereof. As of the date hereof, there are no strikes, work stoppages, slowdowns, lockouts or similar material labor disputes pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries. There are no (i) unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, (ii) to the Knowledge of the Company, union organizing efforts regarding any Company Employees, or (iii) liabilities or obligations under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law (collectively, the “WARN Act”) that remain unsatisfied.
(b) The Company is in material compliance with all laws regarding labor, employment and employment practices, including but not limited to, worker classification, wages, hours of work, discrimination, collective bargaining, immigration, workers’ compensation, unemployment compensation, withholding, and occupational safety and health. The Company is in material compliance with all Laws regarding: (x) the classification of independent contractors and consultants providing personal services to the Company, and (y) the classification of exempt employees under the Fair Labor Standards Act and similar state Laws. Except as with respect to de minimis amounts, the Company (i) has withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries, and other payments to current and former employees, consultants, and independent contractors, (ii) is not liable for any arrearage of wages or Taxes or any interest, fine, or penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, or other benefits or obligations for current or former employees.
(c) As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened actions or proceedings relating to employees or employment practices.
(d) Since the Applicable Date, the Company has not taken and currently has no plans to take any action that could constitute a “mass layoff” or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act or could otherwise trigger any notice requirement or liability under any state or local plant closing notice Law.
(e) No executive officer or other key employee of the Company is subject to any non-compete, non-solicitation, non-disclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of the Company and, to the Knowledge of the Company, no executive officer or other key employee of the Company has taken steps or is otherwise planning to terminate his or her employment with the Company for any reason (or no reason), including the consummation of the transactions contemplated by this Agreement.
(f) Since the Applicable Date, there have been no material allegations of sexual harassment made against any executive, officer or management-level employee of the Company which have been reported in writing to the Company’s Human Resources department.
(g) A Form I-9 has been completed and retained with respect to each such current employee and, where required by law, former employees. Since the Applicable Date, the Company has not been the subject of any audit or other action, suit, proceeding, claim, demand, assessment or judgments nor, to the Knowledge of the Company, has the Company been the subject of an investigation, inquiry or other any audit or other action, suit, proceeding, claim, demand, assessment or judgments from the U.S. Department of Homeland Security, including the Immigration and Customs Enforcement, (or any predecessor thereto, including the U.S. Customs Service or the Immigration and Naturalization Service).
(h) The Company has made available a list of each employee providing services to the Company as of the date of this Agreement, and in the case of each such employee, the following information, as applicable, as of the date hereof: (i) title or position, (ii) date of hire or commencement of services, (iii) work location, (iv) whether full-time or part-time and whether exempt or non-exempt from the overtime regulations of the Fair Labor Standards Act, (v) whether covered by the terms of a collective bargaining or similar agreement or an employment, (vi) whether absent from active employment and if so, the date such absence commenced, the reason for such absence, and the anticipated date of return to active employment, (vii) annual salary, hourly rate or fee arrangement, and if applicable, bonus target or other incentive compensation, and (viii) accrued but unused vacation or paid time off.
Section 3.13 Insurance. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries maintained by or for the benefit of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and (b) all premiums due with respect to such insurance policies have been paid in accordance with the terms thereof. Except as does not have and would not reasonably be expected to have a Material Adverse Effect, the Company has not received any written, or to the Knowledge of the Company, oral notice of termination, nonrenewal or cancellation with respect to any such material insurance policy, nor any written, or to the Knowledge of the Company, oral threat of termination or cancelation with respect to, any such material policy. As of the date hereof, there is no claim by the Company or its Subsidiaries pending under any insurance policies that (i) is material and has been denied or disputed by the insurer or (ii) would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if such claim were to be denied or disputed.
Section 3.14 Properties.
(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of all real property that the Company or any of its Subsidiaries owns (the “Owned Real Property”). With respect to each such item of Owned Real Property, except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or the identified Subsidiary has good and valid title to such property, free and clear of any Liens, other than Permitted Liens. Except as set forth in Section 3.14(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries have leased or otherwise granted to any Person the right to use or occupy any portion of the Owned Real Property, and there are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein.
(b) Section 3.14(b) of the Company Disclosure Letter sets forth a true and complete list of all real property leased or subleased by the Company or its Subsidiaries (the “Leased Real Property”), including the address of each Leased Real Property. The Company has delivered or made available to Parent true and complete copies of all leases, subleases, licenses and other occupancy agreements of the Leased Real Property (together with all amendments, extensions, renewals, guaranties, or schedules thereto, the “Real Property Leases”). With respect to each Real Property Lease, (i) such Real Property Lease is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party to such Real Property Lease is in material default under any such Real Property Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or material default, or permit the termination, modification or acceleration of rent under such Real Property Lease, (iii) the Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of Leased Real Property leased by it free and clear of all Liens, except Permitted Liens and (iv) neither the Company nor any Subsidiary has collaterally assigned or granted any security interest in any Leased Real Property or any interest therein.
(c) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with regard to the Leased Real Property and the Owned Real Property, (i) all buildings, structures, improvements, and fixtures included in the Leased Real Property which are the responsibility of the Company or its Subsidiaries to maintain and the Owned Real Property are in adequate condition and repair in all material respects and sufficient for the current operation of the businesses of the Company and its Subsidiaries, subject to normal wear and tear, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any pending and, to the Knowledge of the Company, there is no threatened, condemnation with respect any Owned Real Property and Leased Real Property.
Section 3.15 Tax Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a) The Company and each of its Subsidiaries (i) have timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects, (ii) have timely paid all Taxes (as defined below) due and owing, whether or not shown as due on such filed Tax Returns and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(b) The amounts provided as a current liability for Taxes on the Company’s most recent financial statements included in the Company’s SEC Reports (including in any notes thereto) are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the date thereof.
(c) No Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its Subsidiaries are currently pending or, to the Company’s Knowledge, threatened with respect to Taxes of the Company or any of its Subsidiaries. Any past Tax audits, examinations, investigations or other proceeding with respect to the Company or any of its Subsidiaries have been completed and fully resolved to the satisfaction of the applicable Governmental Entity conducting such audit, examination, investigation, or proceeding. No deficiency for any amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid (other than any deficiency that has been permanently withdrawn by the applicable taxing authority).
(d) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens described in clause (v) of the definition of Permitted Liens.

(e) Neither the Company nor any of its Subsidiaries has participated in any “reportable transactions” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4.
(f) Neither the Company nor any of its Subsidiaries (i) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of U.S. state, local or non-U.S. Law, as a transferee or successor, by contract or otherwise (other than any commercial agreements or contracts entered into in the ordinary course of business and not primarily related to Tax), (ii) is a party to or bound by any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement or similar agreement (other than any commercial agreements or contracts entered into in the ordinary course of business and not primarily related to Tax) or (iii) has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code in the two year period ending on the date of this Agreement.
(g) No written claim that has not been previously resolved has been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns such that the Company or such Subsidiary (as applicable) is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. Neither the Company nor any of its Subsidiaries has or has had any place of management, branch, office, place of business, operations or employees, agents with binding authority or any other activities, in each case that gives rise to a permanent establishment or taxable presence in any country other than the jurisdiction in which the Company of such Subsidiary is incorporated, continued or organized.
(h) Each of the Company and its Subsidiaries has (i) duly and timely withheld and paid to the appropriate Governmental Entity all Taxes required to be deducted, withheld or paid in connection with amounts paid or owed with respect to employees, independent contractors, creditors, stockholders and third parties, (ii) properly maintained all books and records required to be maintained in connection with such withholding, and (iii) complied with all information reporting requirements under applicable Law.
(i) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(j) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date, (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law), (v) installment sale or open transaction disposition made on or prior to the Closing Date, (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, (vii) any “global intangible low taxed income” or Subpart F imposed pursuant to Section 951 and Section 951A of the Code (or any corresponding provision of U.S. state, local or non-U.S. Law), (viii) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto, or (ix) the ownership of “United States property” (as defined in Section 956(c) of the Code) acquired prior to the Closing by a subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code).
(k) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that would be treated as a partnership for U.S. federal income Tax purposes. No entity classification election pursuant to Treasury Regulations Section 301.7701-3 has been filed with respect to the Company or any of its Subsidiaries.
(l) Neither the Company nor any of its Subsidiaries is currently bound by any closing agreement, private letter ruling, technical advice memorandum, competent authority relief or similar ruling or memorandum with any taxing authority with respect to any Taxes, nor is any such request outstanding.

(m) Neither the Company nor any of its Subsidiaries has deferred any payroll Taxes or availed itself of any of the Tax deferral, credits or benefits pursuant to the CARES Act or otherwise taken advantage of any change in applicable Law in connection with the COVID-19 outbreak that has the result of temporarily reducing (or temporarily delaying the due date of) otherwise applicable payment obligations of the Company or such Subsidiary to any Governmental Entity.
(n) No power of attorney has been granted by the Company or any of its Subsidiaries with respect to any matter relating to Taxes which is currently in force.
(o) Each of the Company and its Subsidiaries has properly collected and remitted any required sales, use, value added and similar Taxes with respect to sales made or services provided to its customers and has properly received and retained any appropriate Tax exemption certificates or other documentation for all such sales made or services provided without charging or remitting sales, use, value added or similar Taxes that qualify as exempt from sales or similar Taxes.
(p) Each of the Company and its Subsidiaries has adequately disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.
(q) No Tax attribute of the Company or any of its Subsidiaries is currently subject to a limitation under Section 382, 383, or 384 of the Code (or any similar provision of U.S. state, local or non-U.S. Law).
(r) The Company and each of its Subsidiaries is, and has at all times been, in compliance with all applicable escheat and unclaimed property Laws, and has filed all required unclaimed property reports with all applicable Governmental Entities. Neither the Company nor any of the Subsidiaries has any unpaid amounts due with respect to any escheat and unclaimed property Laws.
(s) Neither the Company nor any of its Subsidiaries owns any equity interest in a “controlled foreign corporation” within the meaning of Section 957 of the Code. The Company has provided to Parent all documentation relating to, and each of the Company and its Subsidiaries is in full compliance with all terms and conditions of, any Tax exemption, Tax holiday or other Tax reduction agreement or order and the consummation of the transaction contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax incentives.
(t) Neither the Company nor any of its Subsidiaries organized outside of the United States has made an election under Section 953(d) of the Code to be treated as a domestic corporation.
(u) All excise Tax Returns and excise Taxes under Section 4371 of the Code with respect to any reinsurance or retrocession agreement to which the Company or any of its Subsidiaries is a party have been duly and timely filed and paid.
(v) Each Company Insurance Subsidiary that is treated as a “domestic corporation” for U.S. federal income tax purposes is subject to Tax under Section 832 of the Code and does not hold any life insurance reserves within the meaning of Section 816(b) of the Code.
Section 3.16 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

Section 3.17 Intellectual Property; Data Privacy and Security. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a) with respect to the material Intellectual Property owned by the Company or its Subsidiaries, such Intellectual Property is exclusively owned by the Company or such Subsidiary, free and clear of all Liens except Permitted Liens, and the current registrations and pending applications for the same are (i) set forth in Section 3.17(a)(i) of the Company Disclosure Letter, including the application and registration or grant number (if applicable), relevant jurisdiction or domain name registrar, and record owner, and (ii) subsisting, unexpired, and to the Knowledge of the Company, valid and enforceable;
(b) (i) the conduct of their businesses by the Company and its Subsidiaries does not infringe or otherwise violate, and, since the Applicable Date, has not infringed or otherwise violated the patent or trade secret rights (to the Knowledge of the Company) or any other Intellectual Property rights of any Person, (ii) to the Knowledge of the Company, the material Intellectual Property of the Company and its Subsidiaries is not being infringed by any third party, (iii) there is no pending, Proceeding alleging that the Company or any of its Subsidiaries infringed or otherwise violated the Intellectual Property rights of any Person, and (iv) to the Knowledge of the Company, since the Applicable Date, no Proceeding of the type described in clause (iii) has been threatened in writing to the Company or any of its Subsidiaries;
(c) the Company and its Subsidiaries own or have a right to use all Intellectual Property used in or held for use in their respective businesses;
(d) the Company and its Subsidiaries take commercially reasonable efforts to protect all material trade secrets and other confidential information included in the Intellectual Property owned by the Company or its Subsidiaries and material trade secrets and other confidential information of any third party used in the operation of the respective businesses of the Company and its Subsidiaries;
(e) to the Knowledge of the Company, there has been no unauthorized use or disclosure of any trade secret or other confidential information included in the Intellectual Property owned by the Company or its Subsidiaries;
(f) the Company and its Subsidiaries are in compliance with all of the following to the extent relating to the collection, processing, storage, or disclosure of any Personal Information and applicable either to the Company or any of its Subsidiaries or to the conduct of their businesses: (i) all applicable Data Protection Laws and (ii) Contracts by which the Company or any of its Subsidiaries is bound;
(g) the Company and its Subsidiaries (i) have acquired, collected, processed, used, transferred, disposed of, protected and secured all information that relates to an identified or identifiable individual (“Personal Information”) pursuant to and in accordance with applicable Data Protection Laws, (ii) have made all disclosures to and obtained any consents from the applicable data subjects to receive, access, use and disclose Personal Information in the possession or control of the Company or any of its Subsidiaries, as required pursuant to applicable Data Protection Laws, and (iii) have not received any written or oral complaints, claims, demands, inquiries or other notices, including any notice of investigation, from any Person (including any Governmental Entity) regarding the processing of Personal Information or compliance with Data Protection Laws; and
(h) the Company and its Subsidiaries have taken commercially reasonable actions to (i) protect the confidentiality, integrity and security of any Personal Information in the possession or control of the Company or any of its Subsidiaries and (ii) to the Knowledge of the Company, since the Applicable Date, there have been no breaches, compromises, unauthorized uses, or violations of any such Personal Information (except for those that were resolved without material cost, liability or the duty to notify any Person).
For purposes of this Agreement, “Intellectual Property” means: (A) (1) patented inventions (2) copyrights, (3) trademarks, service marks, domain names, trade names, corporate names, logos, social media identifiers, trade dress and the goodwill of the business symbolized thereby, (4) know-how and trade secrets, and (B) registrations, applications, divisionals, continuations, continuations-in-part, re-examinations, re-issues, renewals and foreign counterparts related to the foregoing in clause (A). For purposes of this Agreement, “Data Protection Law” means any Law applicable to the collection, confidentiality, marketing, processing, privacy, security, protection, transfer or cross-border data flow of Personal Information.

Section 3.18 Environmental Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the business of the Company and its Subsidiaries is not, and since the Applicable Date has not been, in violation of any applicable Environmental Law, (b) the Company and its Subsidiaries have all Licenses required under any applicable Environmental Laws for the operation of their respective businesses as currently conducted, and are not, and since the Applicable Date have not been, in violation of such Licenses, (c) as of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened under any Environmental Law against the Company or any of its Subsidiaries, and (d) neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any other Person) has released any pollutant or contaminant into the environment in a manner that has given rise to liability under Environmental Laws for the Company or any of its Subsidiaries.
Section 3.19 Statutory Statements.
(a) Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2022, the Company Insurance Subsidiaries have filed or submitted all material annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications, in each case, required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “Statutory Statements”). The Company has made available to Parent and Merger Sub copies of the audited annual financial statement of each Company Insurance Subsidiary (together with all notes thereto) as of and for the annual periods ended December 31, 2023, and 2024, each as filed with the applicable domiciliary Insurance Regulator.
(b) The financial statements included in such Statutory Statements were prepared in accordance with Applicable SAP, applied on a consistent basis during the periods involved, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and fairly present in all material respects the statutory financial position of the relevant Company Insurance Subsidiary including the admitted assets, liabilities and capital and surplus of the Company Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in surplus and cash flows of such Company Insurance Subsidiary for the respective periods then ended. Such Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Statutory Statements.
(c) The permitted accounting practice requested by the Company on November 4, 2024 and approved by the Alabama Department of Insurance on November 13, 2024 is the only permitted accounting practice utilized by the Company Insurance Subsidiaries in the preparation of the Statutory Statements.
Section 3.20 Insurance Generally.
(a) Section 3.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) each of the Company’s Subsidiaries that conducts the business of insurance, its jurisdiction of domicile and any jurisdiction in which it is commercially domiciled and (ii) the states or other jurisdictions in which they are authorized or licensed to conduct business (each a “Company Insurance Subsidiary” and collectively “Company Insurance Subsidiaries”). Each Company Insurance Subsidiary is (A) duly licensed or authorized as an insurance company in the jurisdiction in which it is domiciled and (B) duly licensed, authorized, or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted, except in each case, where the failure to be so qualified, authorized or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b) Since January 1, 2022, all policy and contract forms used by the Company and the Company Insurance Subsidiaries for Insurance Contracts, and all amendments, applications, marketing materials, brochures, illustrations and certificates pertaining thereto, have, to the extent required by applicable Law, been approved by all applicable Governmental Entities or filed with and not objected to by such Governmental Entities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2022, no deficiencies have been asserted by any Governmental Entity with respect to any such filings which have not been cured or otherwise resolved.
(c) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Company Insurance Subsidiaries have marketed, sold and issued their Insurance Contracts in compliance with applicable Law, including (i) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (ii) all applicable requirements relating to the advertising, sales and marketing of insurance and annuity products and guaranteed investment contracts. As to premium rates established by the Company or any of the Company Insurance Subsidiaries that are required to be filed with or approved by any Insurance Regulator, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with all applicable Insurance Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and the Company Insurance Subsidiaries have appropriately taken credit in their Statutory Statements pursuant to Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any Reinsurance Contract to which it is a party, (ii) neither the Company nor any Company Insurance Subsidiary has received any written notice from any reinsurer that the amount of reinsurance ceded by the Company or such Company Insurance Subsidiary, as applicable, to such counterparty will be uncollectible or otherwise defaulted upon, (iii) to the Knowledge of the Company, no reinsurer under any Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, (iv) no written notice of intended cancellation has been received by the Company or any Company Insurance Subsidiary from any such reinsurer, (v) there are no, and since January 1, 2022 there have been no, disputes under any Reinsurance Contracts other than disputes in the ordinary course for which adequate loss reserves have been established, and (vi) neither the Company nor the Company Insurance Subsidiaries are in material default under any Reinsurance Contract.
(e) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2022, the Company and each Company Insurance Subsidiary (i) have filed or submitted (or have had filed or submitted on its behalf) with all applicable Insurance Regulators all reports, registrations, statements, notices required under the Insurance Laws applicable to insurance holding companies (“Holding Company Act Reports”), (ii) have filed (or have had filed on its behalf) all other material reports, registrations, statements and notices, required to be filed with any Insurance Regulator under the Insurance Laws, and (iii) have paid all fees and assessments due and payable by them under the Insurance Laws. All such Holding Company Act Reports and other material reports, registrations, statements, documents, filings, submissions, and notices complied in all material respects with the Insurance Laws when filed or as amended or supplemented and, as of their respective dates, contained all material information required under the Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no deficiencies have been asserted by an Insurance Regulator with respect to any such filings which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.
(f) Except for normal examinations conducted by a Governmental Entity in the regular course of business of the Company and the Company Insurance Subsidiaries, audits by taxing authorities, and consumer complaints to Insurance Regulators in the ordinary course of business, and except as set forth in Section 3.20(f) of the Company Disclosure Letter, to the Knowledge of the Company there are no proceedings, investigations, regulatory examinations (including financial, market conduct underwriting, rating or claims examinations) or material inquiries by any Governmental Entity in progress or that have not been completed with respect to the Company or any Company Insurance Subsidiary, or, to the Knowledge

of the Company, any director or officer thereof, nor, to the Knowledge of the Company, has any Governmental Entity initiated or scheduled any proceeding, examination (including financial, market conduct, underwriting, rating or claims examinations) or investigation into the business or operations of the Company since January 1, 2022. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all deficiencies and violations noted with respect to the examinations of the Company or any of the Company Insurance Subsidiaries (including financial, market conduct, underwriting, rating or claims examinations) have been cured or otherwise resolved. Section 3.20(f) of the Company Disclosure Letter sets forth a true and correct list of all financial and market conduct (including underwriting, rating or claims) examinations that any Insurance Regulator has conducted with respect to the Company or the Company Insurance Subsidiaries since January 1, 2022. The Company has made available to Parent correct and complete reports issued by the applicable Insurance Regulator with respect to such examinations, including with respect to examinations for which a final report has not yet been issued, draft reports and any material correspondence related thereto.
(g) Since January 1, 2022, the Company and each Company Insurance Subsidiary have timely paid in all material respects all guaranty fund assessments that have been due to any state guaranty fund or association or any Insurance Regulator in any jurisdiction in which any Company Insurance Subsidiary does business. Except for regular periodic assessments in the ordinary course of business, assessments based on developments that are publicly known within the insurance industry or such assessments as would not, individually or in the aggregate, be material to the Company or Company Insurance Subsidiaries, taken as a whole, no claim or assessment against the Company or Company Insurance Subsidiaries is pending or, to the Knowledge of the Company, threatened in writing, by any state insurance guaranty fund or association, and since January 1, 2022, neither the Company nor any Company Insurance Subsidiaries have received written notice of any such claim or assessment.
(h) As soon as practicable following the execution and delivery hereof (but in any event no later than (7) calendar days after the date hereof), the Company shall use its reasonable best efforts to provide Parent with (i) true, complete, and correct copies of all Insurance Company Licenses conferred by a United States Insurance Regulator, (ii) a schedule specifying all upcoming renewal dates and pending renewal applications relating thereto, and (iii) certificates of good standing issued by the Cayman Islands Monetary Authority for the Subsidiaries of the Company that are licensed entities in the Cayman Islands.
Section 3.21 Insurance Producers.
(a) Section 3.21(a) of the Company Disclosure Letter sets forth, (i) the top 10 (by dollar amount of premiums sold) insurance agencies, insurance agents, insurance brokers, wholesalers, managing general agents or other insurance producers that produce Insurance Contracts on behalf of the Company and the Company Insurance Subsidiaries for the year ended December 31, 2024 (collectively, “Producers”) and (ii) the dollar amount of and percentage of the total premiums sold by the Company and the Insurance Subsidiaries, on an individual and redacted basis, by each such Producer for the year ended December 31, 2024. The Company has delivered to Parent true, complete and correct copies in all material respects of the forms of agreements between the Producers, on the one hand, and the Company or any Company Insurance Subsidiary, on the other hand.
(b) To the Knowledge of the Company, (i) each Producer, at any time that it wrote, marketed, sold, solicited, serviced or produced any Insurance Contracts, to the extent required by applicable Law, was duly licensed, authorized and appointed (for the respective type of business written, marketed, sold, solicited, serviced or produced by such Producer), in each case, in the particular jurisdiction in which such Producer wrote, marketed, sold, solicited, serviced or produced such Insurance Contracts, and (ii) no Producer is in material violation, or since January 1, 2022 has been in material violation of any Law applicable to the type of Insurance Contracts written, marketed, sold, solicited, serviced or produced.
(c) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the extent the Company or the Company Insurance Subsidiaries have arrangements with and/or utilize third party lead generators or unlicensed persons to provide referrals with respect to the Company’s or the Company Insurance Subsidiaries’ business, all such arrangements are in compliance with all applicable Insurance Law, including with respect to compensation and fees.

(d) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there are no outstanding (i) disputes with Producers concerning any material amounts of commissions or other incentive compensation, (ii) material errors and omissions claims against any Producer by the Company, or (iii) material amounts owed by any Producer to the Company Insurance Subsidiaries.
Section 3.22 Reserves. The insurance policy reserves or provisions for benefits, claims, losses (including incurred, but not reported, losses and losses in course of settlement), loss adjustment expenses (whether allocated or unallocated) and unearned premiums contained in the Statutory Statements and financial statements set forth in the SEC Reports (the “Reserves”) (a) were, except as otherwise noted in the applicable Statutory Statement or in the financial statements set forth in the SEC Reports, as applicable, determined in all material respects in accordance with generally accepted actuarial standards (it being understood that the representations in this Agreement do not constitute a guarantee that the Reserves will ultimately prove sufficient or adequate for the purposes for which they were established or that reinsurance recoverables taken into account in determining the amount of liability will be collectible), (b) were computed on the basis of methodologies consistent with those used in computing the corresponding reserves or provisions in prior fiscal years, except as otherwise noted in the Statutory Statements and financial statements set forth in the SEC Reports, as applicable, and (c) satisfied the requirements of all applicable Insurance Laws in all material respects. The Company has delivered to Parent complete copies of all actuarial reports, loss reserve opinions, and regulatory examinations related to the Reserves for the past three (3) fiscal years.
Section 3.23 Investment Assets.
(a) Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the investments assets owned by a Company Insurance Subsidiary (the “Investment Assets”) are permissible investments under all applicable Laws and (ii) the Company and each of its Subsidiaries has good and marketable title in and to all of the Investment Assets it purports to own, free and clear of all claims, liens, charges, security interests or encumbrances, except to the extent such Investment Assets are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries. As of December 31, 2024, the composition of the Investment Assets complies in all material respects with all applicable policies of the Company with respect to the investments of the Investment Assets. The Company has made available to Parent a copy of the investment policies of the Company and its Company Insurance Subsidiaries as of December 31, 2024 (the “Investment Guidelines”).
(b) As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any funding obligations of any kind, or obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, the Investment Assets.
Section 3.24 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of its financial advisor, Goldman Sachs & Co. LLC (the “Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the outstanding shares of Common Stock (other than the Cancelled Shares and the Dissenting Shares). Promptly following the execution and delivery hereof (but in any event no later than seven (7) calendar days after the date hereof), the Company shall deliver to Parent a true and complete written copy of such opinion (it being understood that such opinion shall be provided to Parent for information purposes only and that Parent shall not be entitled to rely on such opinion in any respect).
Section 3.25 Brokers. Other than the Financial Advisor, no broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its Subsidiaries.
Section 3.26 Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.10, no “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company (each, a “Takeover Law”) or similar provisions under the organizational documents of the Company, is applicable to this Agreement or the transactions contemplated hereby, including the Merger. Prior to the execution of this Agreement, the Company and its Board of Directors have taken all actions necessary to exempt the Merger under, or make the Merger not subject to, any applicable Takeover Law.
Neither the Company nor any of its Subsidiaries has in effect any “poison pill,” stockholder rights plan or similar anti-takeover agreement or plan.
Section 3.27 Affiliate Transactions. To the Knowledge of the Company, there are not any related party transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly owned Subsidiaries of the Company), any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent (5%) or more of the outstanding Shares, on the other hand, in each case, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act that has not been so disclosed.
Section 3.28 No Other Representations or Warranties; Disclaimer. Except for the representations and warranties contained in this Article III or in any Transaction Document, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information (other than any representations and warranties contained in this Article III or in any Transaction Document), including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement. The Company acknowledges and agrees that it has not relied on any representation, warranty or other statement by any Person on behalf of Parent or Merger Sub, other than the representations and warranties expressly contained in Article IV or any Transaction Document and that all other representations and warranties are specifically disclaimed.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB
Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth on the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter corresponding to a section or subsection of this Article IV shall also be deemed disclosure with respect to any other section or subsection of this Article IV to the extent the relevance of such item is reasonably apparent on the face of such disclosure:
Section 4.1 Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent has made available to the Company, prior to the date hereof, a complete and correct copy of the organizational documents of Parent and the certificate of incorporation and bylaws of Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of their respective organizational documents, except where such violation does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.2 Authority. Each of Parent and Merger Sub has all requisite corporate or similar power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Board of Governors of Parent and Board of Directors of Merger Sub and, immediately following the execution of this Agreement, Parent will approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, in its capacity as sole stockholder of Merger Sub and promptly deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.3 No Conflict; Required Filings and Consents.
(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) breach, violate or conflict with the governing documents of Parent or the certificate of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by Section 4.3(b) have been obtained, and all filings described in Section 4.3(b) have been made, contravene, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties or assets are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities Laws, Takeover Laws and “blue sky” Laws, (ii) the filing of a premerger notification and report form by the Company under the HSR Act, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL, (v) approvals, filings, and notices under all applicable Insurance Laws as set forth in Section 4.3(b)(v) of the Parent Disclosure Letter (the “Parent Insurance Approvals”), (vi) the Company Insurance Approvals and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4 Absence of Litigation. There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective Subsidiaries, other than any such Action that does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award, except for those that do not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5 Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of two thousand (2,000) shares of common stock, par value $0.0001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (a) as expressly contemplated herein or in any other Transaction Document or in connection with the transactions contemplated hereby or thereby and (b) liabilities and obligations incidental to its formation and the maintenance of its existence.
Section 4.6 Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub specifically for inclusion in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.
Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.
Section 4.8 Parent Financial and Statutory Statements. Parent has made available to the Company true, complete and correct copies of the (x) audited consolidated balance sheets of Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2022 and 2023 and the related consolidated audited statements of comprehensive income, changes in members’ equity and noncontrolling interests and cash flows for the fiscal years then ended, together with the notes thereto (the “Parent Financial Statements”) and (y) the annual financial statements of Parent for the fiscal year ended December 31, 2024 required to be filed or submitted to appropriate Insurance Regulators (the “Parent Statutory Statements”). The Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated results of operations, cash flows and members’ equity for the periods indicated. The financial statements included in the Parent Statutory Statements were prepared in accordance with Applicable SAP, applied on a consistent basis during the periods involved, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and fairly present in all material respects the statutory financial position of Parent including the admitted assets, liabilities and capital and surplus of Parent as of the respective dates thereof and the results of operations and changes in surplus and cash flows of Parent for the respective periods then ended. The Parent Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to the Parent Statutory Statements.
Section 4.9 Sufficient Funds. Parent currently has, and at all times from and after the date hereof and through the Effective Time will have, available to it (without taking into account any funds that would require a dividend to be paid to Parent from any of its Subsidiaries), and Merger Sub will have as of the Effective Time, sufficient funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including to (a) make all payments contemplated by this Agreement to be made by Parent, Merger Sub or the Surviving Corporation, including the aggregate Per Share Merger Consideration and the other payments under Article II, (b) repay, prepay or discharge any outstanding indebtedness of the Company or its Subsidiaries required to be repaid, prepaid or discharged in connection with the Closing and (c) pay all fees and expenses incurred in connection with the transactions contemplated hereby. In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their Affiliates, any dividend payable to Parent from any of its Subsidiaries, or any other financing transaction be a condition to the Closing or of any of the obligations of Parent or Merger Sub hereunder.

Section 4.10 Ownership of Shares. Neither Parent nor any of its Subsidiaries, nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. Except as contemplated by this Agreement, none of Parent, Merger Sub or any of their respective Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective Affiliates or Subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person or such Person’s Affiliates, (b) such derivative is required to be, or capable of being, settled through delivery of securities or (c) such Person or such Person’s Affiliates may have entered into other transactions that hedge the economic effect of such derivative, excluding investments made in the ordinary course of business in connection with retirement plans, 401(k) plans, mutual funds, pension plans, or similar arrangements, in each case, not specifically targeted to an investment in Shares and not resulting in record or beneficial ownership of any Shares by Parent, Merger Sub or any of their respective Subsidiaries.
Section 4.11 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.
Section 4.12 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Sections 7.1 and 7.2 have been satisfied or waived, (b) the representations and warranties of the Company in Article III are true, correct and accurate in all material respects, and (c) the most recent projections, forecasts or estimates of the Company and its Subsidiaries that have been provided to Parent have been prepared in good faith based on assumptions that were reasonable at the time made, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, the payment of the aggregate consideration to which the stockholders and other equity holders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation and each of its Subsidiaries, on a consolidated basis, will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature), (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged, or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.
Section 4.13 Certain Arrangements. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any stockholder of the Company or any member of the Company’s management or directors that is related to the transactions contemplated by this Agreement or to the management of the Surviving Corporation following the Effective Time.
Section 4.14 No Other Information. Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub.
Section 4.15 Access to Information; Disclaimer. Each of Parent and Merger Sub acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had access to (i) the books and records of the Company and its

Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, in each case, that Parent and its Representatives requested to review, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III or any Transaction Document and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except as set forth in Article III or any Transaction Document, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.
ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER
Section 5.1 Conduct of Business of the Company Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except as required or expressly contemplated by this Agreement as set forth in Section 5.1 of the Company Disclosure Letter, as required by applicable Law or as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed):
(a) the Company shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in the ordinary and usual course of business consistent with past practice in all material respects and use its and their respective commercially reasonable efforts to preserve substantially intact its and their respective business organizations and material business relationships with customers, suppliers, creditors, lessors and any other Person with whom the Company or any of its Subsidiaries has material business relationships, and
(b) without limiting the foregoing (it being agreed that no action by the Company or any Subsidiary of the Company with respect to the matters specifically addressed by any provision of this Section 5.1(b) will be deemed a breach of Section 5.1(a) unless such action would constitute a breach of such relevant provision of this Section 5.1(b)), the Company shall not and shall cause each of its Subsidiaries not to:
(i) amend or otherwise change the Certificate of Incorporation or Bylaws or, except for amendments that are solely ministerial in nature, the applicable governing instruments of any Subsidiary of the Company;
(ii) other than transactions with respect to Investment Assets or reinsurance transactions in the ordinary course of business, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or any investment in, any Person, corporation, partnership or other business organization or division thereof, in each case, except for (A) acquisitions or investments with a fair market value or purchase price not to exceed $5,000,000 in the aggregate, (B) any wholly owned Subsidiaries of the Company, or (C) the acquisition of equitable security or interest issued to evidence an interest in segregated portfolio reinsurance cell acquired by the Company or a Company Insurance Subsidiary;
(iii) grant, issue, sell, encumber, pledge or dispose of (or authorize the grant, issuance, sale or disposition of), any shares of capital stock, voting securities or other ownership interest, or any puts, calls, options, warrants, convertible securities or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its Subsidiaries (except (A) for the issuance of Shares upon the vesting or settlement of Company RSUs, Company Performance Shares, and Deferred Shares, (B) for any issuance, sale or disposition to the Company or a wholly owned Subsidiary of the Company by any wholly owned Subsidiary of the Company or (C) for the grant of Company RSUs, Company Performance Shares, and Deferred Shares or any other award permitted to be granted under the Company Stock Plans as permitted under Section 5.1(b)(iii)(C) of the Company Disclosure Letter);
(iv) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except for the settlement of any Company RSUs, Company Performance Shares, or Deferred Shares, in each case, pursuant to the terms of the applicable Company Stock Plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s wholly owned Subsidiaries;
(v) create or incur any Lien, other than Permitted Liens, in excess of $5,000,000 of notional debt in the aggregate on any material assets of the Company or its Subsidiaries, except for Liens (A) that are required by or automatically effected by Contracts in place as of the day hereof or (B) that do not materially detract from the value of such assets;
(vi) make any loans, advances or capital contributions to, or investments in, any Person (other than to or in the Company or any of its wholly owned Subsidiaries) except (A) not in excess of $5,000,000 in the aggregate, (B) in the ordinary course of business consistent with past practice, (C) of expenses as required under the Certificate of Incorporation or the Bylaws, (D) upfront payments for services to be provided or products to be supplied to the extent required under any Material Contract as of the date of this Agreement or (E) with respect to Investment Assets;
(vii) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any Person, corporation, partnership or other business organization or division thereof or otherwise sell, assign, exclusively license, allow to expire, or dispose of any assets, rights or properties other than (A) sales, dispositions or licensing of equipment and/or inventory and other assets, including real property, in the ordinary course of business or pursuant to existing Contracts, (B) assignments of leases or sub-leases, in each case, in the ordinary course of business, (C) sales of marketable securities or dispositions of obsolete assets or equipment in the ordinary course of business, (D) sales of Investment Assets (E) reinsurance transactions, (F) sales among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (G) non-exclusive licenses under Intellectual Property owned by the Company and its Subsidiaries entered into in the ordinary course of business consistent with past practice, or (H) other sales, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to the Company or any wholly owned Subsidiary of the Company or of assets, rights or properties with a value of less than $5,000,000 in the aggregate;
(viii) declare, set aside, make or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or distributions by any direct or indirect wholly owned Subsidiary of the Company to it or to any other direct or indirect wholly owned Subsidiary of the Company);
(ix) other than in the ordinary course of business or in connection with any other transaction permitted under this Section 5.1(b), enter into any Contract that would have been a Material Contract under clauses (i), (ii) or (iii) of Section 3.8(a) had it been entered into prior to this Agreement, materially amend, materially modify, or materially terminate any Material Contract or waive, release or assign any material rights or claims thereunder other than (A) expirations and renewals (on terms that are not materially adverse to the Company in light of then-current market conditions) of any such Contract in the ordinary course of business in accordance with the terms thereof, (B) non-exclusive licenses under Intellectual Property owned by the Company and its Subsidiaries entered into in the ordinary course of business consistent with past practice or (C) any agreement among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(x) except for intercompany loans between the Company and any of its wholly owned Subsidiaries or between any wholly owned Subsidiaries of the Company, incur, amend, refinance or prepay any indebtedness for borrowed money, or assume, guarantee, become liable for or endorse the obligations of any Person (other than a Subsidiary of the Company), in each case, in excess of $5,000,000 in the aggregate, other than (A) borrowings under the Existing Credit Agreement in an amount not to exceed $175,000,000 in the aggregate at any time, (B) guarantees by the Company or any Subsidiary of the Company of indebtedness of the Company or any other wholly owned Subsidiary of the Company, (C) indebtedness incurred in connection with a refinancing or replacement of existing indebtedness (but in all cases which refinancing or replacement shall not increase the aggregate amount of indebtedness permitted to be outstanding thereunder and in each case on customary commercial terms consistent in all material respects with or more beneficial than the indebtedness being refinanced or replaced), (D) indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements or otherwise incurred in the ordinary course of business, (E) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging Contracts (1) (x) not entered for speculative purposes and (y) entered into in the ordinary course of business or which can be terminated on ninety (90) days or less notice without penalty or (2) entered into in compliance with the Investment Guidelines, or (F) indebtedness incurred among the Company and its Subsidiaries or among the Company’s Subsidiaries;
(xi) except as contemplated by this Agreement or required by applicable Law or any Company Plan listed on Section 3.11(a) of the Company Disclosure Letter as in effect as of the date hereof, (A) increase the compensation or benefits of any of its directors, officers or employees (except in the ordinary course of business consistent with past practice with respect to employees with an annual salary or base wage rate below $350,000, including pursuant to the Company’s regular merit review process, and with respect to any ordinary course new hires or promotions), (B) grant any severance or termination pay to any Company Employee not provided for under any Company Plan listed on Section 3.11(a) of the Company Disclosure Letter as in effect as of the date hereof (except in the ordinary course of business consistent with past practice with respect to employees with an annual salary or base wage rate below $350,000 or as required by applicable Law), (C) establish, adopt, enter into, amend or terminate any employment, consulting or severance agreement with any of its present or former directors, officers or other employees, except for (1) any such arrangements in the ordinary course of business for employees with an annual salary or base wage rate below $350,000 or (2) in connection with a replacement hiring on substantially the same terms as the employee being replaced, (D) grant any equity or equity-based awards, except as permitted under Section 5.1(b)(iii)(C) of the Company Disclosure Letter, (E) accelerate the time of vesting or payment of any benefit or award, including a Company Equity Award, under any Company Plan or otherwise, (F) hire or promote any employee (other than (1) hiring or promotions in the ordinary course of business for employees with an annual salary or base wage rate below $350,000 or (2) replacement hiring on substantially the same terms as the employee being replaced), (G) terminate the employment of any employee with an annual salary or base wage rate in excess of $350,000 other than for cause or (H) establish, adopt, amend or terminate any Company Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement, other than immaterial amendments to any Company Plan that do not materially increase the annual cost to the Company of maintaining, and do not materially extend the Company’s commitment with respect to, such Company Plan;
(xii) make any material change in any reinsurance, claims handling, reserving or accounting principles, policies or practices, except in the ordinary course or as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;
(xiii) other than as required by applicable Law, (A) make any material change to any method of Tax accounting, (B) make (other than in the ordinary course of business) or change any material Tax election, (C) surrender any claim for a refund of material Taxes, (D) file any material amended Tax Return, (E) enter into any closing agreement with respect to any material Taxes, (F) settle or compromise any material Tax liability, (G) change an annual Tax accounting period, or (H) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;

(xiv) other than any Transaction Litigation or with respect to insurance policies issued by the Company or any Company Insurance Subsidiary, commence, waive, release, assign settle or compromise any Action, other than settlements or compromises of litigation (A) in the ordinary course of business consistent with past practice, or (B) where the amount paid (net of insurance or reinsurance proceeds recoverable) does not exceed $1,000,000 individually or $5,000,000 in the aggregate (net of any indemnity, contribution or similar payments actually received by the Company or its Subsidiaries in respect thereof) or, if greater, does not materially exceed the total amount reserved for such matter in the Company’s financial statements, (C) where the amount is paid or reimbursed by an insurance carrier or a third party under an indemnity or similar obligation or (D) (1) does not impose any material restriction on the Company’s business or the business of its Subsidiaries or Affiliates, (2) does not relate to any Transaction Litigation and (3) do not include an admission of liability or fault on the part of the Company or its Subsidiaries; provided that the foregoing shall not permit the Company or any of its Subsidiaries to settle or compromise any Proceeding that is prohibited pursuant to Section 6.4 or Section 6.12;
(xv) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Company;
(xvi) materially amend, materially modify, or otherwise materially change the Investment Guidelines or manage the investment portfolios of the Company Insurance Subsidiaries in a manner that is inconsistent with the Investment Guidelines in any material respect;
(xvii) make or agree to make any new capital expenditure or expenditures in excess of $3,000,000 individually or $10,000,000 in the aggregate, except for reasonable expenditures made in response to an Emergency; provided, that the Company has, to the extent practicable under the circumstances, provided prior notice to and reasonably consulted with Parent;
(xviii) amend in any material respect any investment policy of the Company or any of its Subsidiaries as in effect on the date hereof, or fail to comply with such investment policy in any material respect;
(xix) enter into any new line of business;
(xx) other than in the ordinary course of business consistent with past practice, enter into any material agreement or commitment with any Insurance Regulators;
(xxi) other than in the ordinary course of business consistent with past practice, make any material changes in the terms or policies with respect to the payments of commissions or compensation to any Producers;
(xxii) abandon, modify, waive, terminate or allow to lapse any Insurance Company Licenses; and
(xxiii) agree, authorize or commit to do any of the foregoing actions described in Section 5.1(b)(i) through Section 5.1(b)(xxii).
Section 5.2 No Control of Other Party’s Business. Without in any way limiting any Party’s rights or obligations under this Agreement (including Section 5.1), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS
Section 6.1 Non-Solicitation; Acquisition Proposals; Change of Recommendation.
(a) No Solicitation. From the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall not, shall cause its Subsidiaries not to and shall direct its and their respective directors, officers, employees, agents, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly (i) initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or the making of, any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions with or negotiations with any Person (other than Parent, Merger Sub or their Representatives), or furnish any non-public information or afford to any other Person (other than Parent, Merger Sub or their Representatives) access to the properties, assets, books, records or any personnel of the Company or its Subsidiaries, in any such case in connection with or with the intent to induce the making, submission or announcement of, any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions or negotiations), (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (iv) negotiate, execute or enter into, any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any Acquisition Proposal (other than an Acceptable Confidentiality Agreement executed in accordance with Section 6.1(b)(iii)); provided, that it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under Section 6.1(b) or Section 6.1(c) shall not be deemed to be a breach or violation of this Section 6.1(a).
(b) Exceptions. Notwithstanding anything to the contrary in Section 6.1 or Section 6.3, but subject to compliance with the remainder of this Article VI, nothing contained in this Agreement shall prevent the Company or its Board of Directors from:
(i) complying with its disclosure obligations under applicable Law or the rules and policies of the New York Stock Exchange, from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (as determined in good faith by the Board of Directors of the Company, after consultation with its outside counsel); provided, that this Section 6.1(b)(i) shall not be deemed to permit the Board of Directors of the Company to make a Change of Recommendation except to the extent otherwise permitted by this Section 6.1;
(ii) prior to (but not after) obtaining the Company Requisite Vote, engaging in any communications with any Person or group of Persons and their respective Representatives who has made a bona fide, written Acquisition Proposal after the date hereof that did not otherwise result from a material breach of Section 6.1(a), solely for the purpose of clarifying the terms thereof and conditions of such Acquisition Proposal;
(iii) prior to (but not after) obtaining the Company Requisite Vote, (A) engaging in any communications, negotiations or discussions with any Person or group of Persons and their respective Representatives who has made a bona fide, written Acquisition Proposal after the date hereof that did not otherwise result from a material breach of Section 6.1(a) (which negotiations or discussions need not be solely for clarification purposes) and (B) providing access to the Company’s or any of its Subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a Person who has made such an Acquisition Proposal, in each case, if the Board of Directors of the Company (1) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such Acquisition Proposal constitutes or would reasonably be expected to constitute, result in or lead to a Superior Proposal and (2) has received from the Person who has made such Acquisition Proposal an executed Acceptable Confidentiality Agreement; provided that the Company shall provide to Parent and Merger Sub any material non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly following the time it is provided to such Person;
(iv) prior to (but not after) obtaining the Company Requisite Vote, making a Change of Recommendation (only to the extent permitted by Section 6.1(c)(ii) or Section 6.1(c)(iii)); or
(v) resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses (i) through (iv). For the avoidance of doubt, a factually accurate public statement by the Company or the Board of Directors of the Company (or a committee thereof) solely to the extent that it (A) describes the Company’s receipt of an Acquisition Proposal, (B) identifies the Person or group of Persons making such Acquisition Proposal, (C) provides the material terms of such Acquisition Proposal, or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) an adoption, approval or recommendation with respect to such Acquisition Proposal or (2) a Change of Recommendation.
(c) Change of Recommendation.
(i) From the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, except to the extent permitted by Section 6.1(c)(ii) or Section 6.1(c)(iii), neither the Board of Directors nor any committee thereof shall make a Change of Recommendation.
(ii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, if a bona fide, written Acquisition Proposal that did not otherwise result from a material breach of Section 6.1(a) is received by the Company, and the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and its financial advisor(s) that such Acquisition Proposal would, if consummated, constitute a Superior Proposal, the Board of Directors of the Company may, if the Board of Directors of the Company has determined in good faith after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, (A) effect a Change of Recommendation or (B) terminate this Agreement pursuant to Section 8.1(d)(ii) in order to enter into a definitive written agreement providing for such Superior Proposal; provided, however, that the Company pays to Parent any Company Termination Payment required to be paid pursuant to and in accordance with Section 8.2(b)(i); provided, further, that, prior to taking such action described in the foregoing clauses (A) or (B), (1) the Company shall give Parent written notice four (4) Business Days in advance (such period from the time the Company Notice is provided until 5:00 p.m. New York City time on the fourth (4th) Business Day immediately following the day on which the Company delivered the Company Notice, the “Notice Period”), which notice shall set forth in writing that the Board of Directors of the Company intends to consider whether to take such action and including copies of, or a summary of the material terms and conditions of, the Acquisition Proposal that is the basis of the proposed action of the Board of Directors of the Company, and unredacted copies of any proposed agreements relating to such Acquisition Proposal, and the identity of the party making such Acquisition Proposal (such notice, the “Company Notice”), (2) after giving such Company Notice and prior to taking any action described in the foregoing clauses (A) or (B), the Company shall, and shall direct its Representatives to, negotiate in good faith with Parent (to the extent requested by Parent), to enable Parent to propose revisions to the terms of this Agreement and (3) at the end of the Notice Period, prior to and as a condition to taking any action described in the foregoing clauses (A) or (B), the Board of Directors of the Company shall take into account in good faith any changes to the terms of this Agreement proposed in writing by Parent in response to the Company Notice and any other information offered by Parent in response to the Company Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would continue to be reasonably likely to be inconsistent with fiduciary duties of the Board of Directors of the Company under applicable Law, if such changes proposed in writing by Parent (if any) were to be given effect. Any change of the financial terms or other material amendment, revision or supplement to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Section 6.1(d) and this Section 6.1(c)(ii) and will require a new Company Notice, except that references in this Section 6.1(c)(ii) to “four (4) Business Days” shall be deemed to be references to “three (3) Business Days” and such three (3) Business Day period shall expire at 5:00 p.m. on the third (3rd) Business Day immediately following the day on which such new Company Notice is delivered (it being understood and agreed that in no event shall any such additional three (3) Business Day Notice Period be deemed to shorten the initial four (4) Business Day Notice Period).
(iii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, other than as provided in Section 6.1(c)(ii), the Board of Directors of the Company may effect a Change of Recommendation if (A) an Intervening Event has occurred, and (B) prior to taking such action, the Board of Directors of the Company has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such Intervening Event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that prior to effecting such Change of Recommendation, (1) the Company shall give Parent a Company Notice four (4) Business Days in advance, which notice shall include a reasonably detailed description of such Intervening Event, (2) after giving such Company Notice and prior to effecting a Change of Recommendation, the Company shall, and shall direct its Representatives to, negotiate in good faith with Parent (to the extent requested by Parent), to enable Parent to propose revisions to the terms of this Agreement and (3) at the end of the Notice Period, prior to and as a condition to effecting a Change of Recommendation, the Board of Directors of the Company shall take into account in good faith any changes to the terms of this Agreement proposed in writing by Parent in response to the Company Notice and any other information offered by Parent in response to the Company Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (x) such Intervening Event remains in effect and (y) the failure to effect a Change of Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law if such changes proposed in writing by Parent (if any) were to be given effect.
(d) Notice of Acquisition Proposals. The Company agrees that immediately following the date hereof it shall promptly (and in any event within forty-eight (48) hours) give notice to Parent in writing of the receipt of any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal, which notice shall include a copy or a summary of the material terms and conditions of, and unredacted copies of any proposed agreements relating to such Acquisition Proposal (but not the identity of the Person making such Acquisition Proposal or such inquiry, proposal, indication of interest or offer solely to the extent prohibited under the terms of any confidentiality agreement entered into prior to the date of this Agreement), and the Company shall thereafter shall keep Parent informed, on a reasonably current basis, of the status and material terms of any such Acquisition Proposal and inquiry, proposal, indication of interest or offer (including any material amendments or proposed material amendments thereto) and the status of any such discussions or negotiations and provide to Parent any nonpublic information concerning the Company either prior to or promptly following being provided to any other Person in connection therewith that was not previously provided to Parent. The Company agrees that it shall not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing information to Parent in accordance with this Section 6.1.
(e) Existing Discussions; Other Matters. The Company agrees that following the date hereof it shall (i) immediately cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal, in each case that exist as of the date hereof, (ii) promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its Subsidiaries or its or their Representatives in the past twelve (12) months prior to the date hereof and (iii) promptly terminate all physical and electronic data access previously granted to such Persons. Any violation (other than an inadvertent or de minimis violation) of the restrictions set forth in this Section 6.1 by any director, executive officer or investment banker of the Company or any director or officer of any of the Company’s Subsidiaries that is an employee of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.1 by the Company. Notwithstanding anything to the contrary herein, subject to compliance with this Section 6.1, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement (or any confidentiality or standstill provision of any agreement) to the extent necessary to allow for a confidential Acquisition Proposal to be made to the Company or its Board of Directors so long as the Company promptly notifies Parent thereof (but not the identity of such counterparty) after granting any such waiver, amendment or release.
(f) For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i) “Acquisition Proposal” means any proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or their respective Affiliates) relating to (A) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any Person or group (as defined under Section 13 of the Exchange Act) of assets or one or more businesses that constitute twenty (20%) or more of the consolidated assets, net revenues or net income or fair market value (as determined in good faith by the Board of Directors of the Company) of the consolidated total assets (it being understood that total assets include equity securities of Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, (B) any direct or indirect acquisition or purchase resulting in any Person or group (as defined under Section 13 of the Exchange Act) beneficially owning twenty percent (20%) or more of the total voting power of the equity securities of the Company, (C) any tender offer or exchange offer that if consummated would result in any Person or group (as defined under Section 13 of the Exchange Act) beneficially owning twenty percent (20%) or more of the total voting power of the equity securities of the Company, or (D) any merger (including a reverse merger in which the Company is the surviving corporation), reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company whose business constitutes twenty percent (20%) or more of the net revenues or net income or fair market value (as determined in good faith by the Board of Directors of the Company) of the consolidated total assets (it being understood that total assets include equity securities of Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole); in each case of clauses (A) through (D), other than the transactions contemplated by this Agreement; provided, that any proposal or offer to the extent related to any purchase of assets, properties or businesses to be divested or held separate pursuant to a Regulatory Remedy in accordance with Section 6.4 shall not be deemed an Acquisition Proposal.
(ii) “Intervening Event” means any event, development, change, effect or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that is material to the Company and its Subsidiaries, taken as a whole, and that was not known by the Board of Directors of the Company as of the date of this Agreement (or, if known, the consequences of which were not reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement), which becomes known to the Company or to the Board of Directors of the Company after the date of this Agreement; provided that in no event shall any of the following be taken into account in determining whether an Intervening Event has occurred: (A) changes in the market price or trading volume of any securities of the Company or its Subsidiaries in and of itself (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred), (B) any event, development, change, effect or occurrence relating to Parent, Merger Sub or any of their respective Affiliates, or (C) the fact, in and of itself, that the Company exceeds any internal or analyst’s projection, guidance, budget, expectation, forecast or estimate for any period (it being understood that the underlying causes of any such matter may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred).

(iii) “Superior Proposal” means a bona fide, and written Acquisition Proposal (except that the references in the definition thereof to “twenty percent (20%) or more” shall be deemed to be references to “fifty percent (50%) or more”), that the Board of Directors of the Company, after consultation with its outside legal counsel and its financial advisor(s), in good faith determines (A) is reasonably likely to be consummated in accordance with its terms and (B) would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby, in each case after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, including legal, financial (including the financing terms of any such proposal), regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of any financing contingency, the likelihood of termination, the likely timing of closing, the identity of and any prior dealings with the Person or Persons making the proposal, timing or other aspects of such proposal and the transactions contemplated hereby and any other aspects considered relevant in good faith by the Board of Directors of the Company and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c)(ii).
Section 6.2 Proxy Statement.
(a) The Company shall, with the assistance of Parent (as the Company may reasonably request), prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (but in no event later than thirty (30) Business Days following the date hereof), the Proxy Statement. Parent and Merger Sub will reasonably cooperate with the Company in the Company’s preparation of the Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation pursuant to and in accordance with Section 6.1(c)(ii) or Section 6.1(c)(iii), the Recommendation shall be included in the Proxy Statement.
(b) Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto or any other substantive communications with the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document, response or communication, which the Company shall consider in good faith for inclusion therein (it being understood that Parent has no obligation to review or comment on any such document, response or communication). Each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to (with the assistance of, and after consultation with, Parent) respond to and resolve any and all comments of the SEC staff with respect to the Proxy Statement as promptly as practicable after receipt thereof, including filing any amendments or supplements as may be required. The Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Stockholders Meeting promptly after the date on which the Company is made aware that the SEC will not review the Proxy Statement or has no further comments on the Proxy Statement; provided, that if the SEC has failed to affirmatively notify the Company within the ten (10) calendar day period after the initial filing of the Proxy Statement with the SEC in accordance with Rule 14a-6 of the Exchange Act that it will or will not be reviewing the Proxy Statement, then such mailing of the definitive Proxy Statement shall occur promptly after such date.
(c) If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company, which information would require any amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the

Company shall promptly notify Parent and Merger Sub and shall prepare (with the assistance of Parent as the Company may reasonably request) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law (it being understood that in respect of any untrue statement of a material fact or omission relating to Parent, Merger Sub or their respective Aﬃliates and Representatives, the Company’s obligations under this sentence shall only apply from and after the time at which the Company has received all applicable information from Parent to prepare such amendment or supplement). Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.
Section 6.3 Stockholders Meeting. The Company, acting through its Board of Directors (or a committee thereof), shall (a) establish a record date, (b) notwithstanding any Change of Recommendation, unless this Agreement has been validly terminated prior to the Stockholders Meeting in accordance with Section 8.1, as promptly as reasonably practicable following the date on which the Company is made aware that the SEC will not review the Proxy Statement or has no further comments on the Proxy Statement, take all action required under the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of the New York Stock Exchange necessary to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable a meeting of its stockholders for the purpose of (i) approving and adopting this Agreement and (ii) if and only if required by the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of the New York Stock Exchange or otherwise mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger or the transactions contemplated by a merger agreement (including any adjournment or postponement thereof, the “Stockholders Meeting”); provided that the Company may postpone, recess or adjourn such meeting (and shall postpone, recess or adjourn if requested by Parent (but in such case the Company shall not be required to postpone, recess or adjourn the Stockholders Meeting to a date that is more than twenty (20) Business Days after each such postponement, recess or adjournment) (A) to the extent the Company has determined in good faith (after consultation with outside counsel) that it is required by applicable Law, including to allow additional time (up to ten (10) Business Days after commencement of the applicable tender offer or exchange offer) for the Company to file a Schedule 14D-9 in response to any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of Common Stock, (B) to allow reasonable additional time to solicit additional proxies if reasonably requested by Parent to the extent Parent reasonably believes necessary in order to obtain the Company Requisite Vote or to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, (C) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (D) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting, and (c) promptly following the date hereof, conduct a “broker search” in accordance with Rule 14a-13 under the Exchange Act assuming that, for such purposes only, the record date of the Stockholders Meeting will be twenty (20) Business Days after the date the broker search is conducted. The Company, acting through its Board of Directors (or a committee thereof), shall (1) include in the Proxy Statement the Recommendation (subject to Section 6.1(b)(iv)), and, subject to the consent of such Financial Advisor, the written opinion of the Financial Advisor, and (2) use its reasonable best efforts to obtain the Company Requisite Vote (it being understood that the foregoing shall not require the Board of Directors of the Company to recommend in favor of the adoption of this Agreement if a Change of Recommendation has been effected in accordance with Section 6.1(c)(ii) or Section 6.1(c)(iii)); provided that the Board of Directors of the Company may (w) fail to include the Recommendation in the Proxy Statement, (x) withdraw, modify, amend, qualify or change the Recommendation, (y) fail to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 against any Acquisition Proposal that is a tender offer or exchange offer subject to

Regulation 14D promulgated under the Exchange Act for outstanding shares of Common Stock (other than by Parent or an Affiliate of Parent), in each case, within ten (10) Business Days after the commencement thereof, it being understood and agreed that, for all purposes of this Agreement, a communication by the Board of Directors of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not, in and of itself, be deemed to constitute a Change of Recommendation (so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation) or (z) formally resolve to effect or publicly announce an intention or resolution to effect any of the foregoing (any of the actions described in the foregoing clauses (w) through (z), a “Change of Recommendation”), in each case solely in accordance with the terms and conditions of Section 6.1(c)(ii) or Section 6.1(c)(iii); provided, however, that, for the avoidance of doubt, none of (I) the determination by the Board of Directors of the Company that an Acquisition Proposal constitutes a Superior Proposal, (II) the taking of any action by the Company, its Board of Directors or any of its Representatives permitted by Section 6.1(b), (III) the delivery by the Company to Parent of any notice contemplated by Section 6.1(c)(ii) or Section 6.1(c)(iii) or (IV) the public disclosure, in and of itself, of the items in the foregoing clauses (I) through (III) if required by applicable Law, will in and of itself constitute a Change of Recommendation. The Company shall reasonably cooperate and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement.
Section 6.4 Further Action; Efforts.
(a) Subject to the terms and conditions of this Agreement, each Party shall (and, in the case of Parent, cause each of its Subsidiaries and Affiliates (collectively, the “Parent Group”) to) use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, including Insurance Laws, or pursuant to any contract or agreement to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the End Date) and to consummate the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, (ii) obtaining as promptly as reasonably practicable (and in any event no later than the End Date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the transactions contemplated by this Agreement, (iii) without limiting the obligations of Parent under Section 6.4(c), avoiding the entry of, effecting the dissolution of, and having vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the contemplated transactions as expeditiously as practicable (but in no event later than the End Date), including the defending through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person or entity (including any Governmental Entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement, and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, (1) each Party hereto agrees to file, or cause to be filed, all appropriate Notification and Report Forms pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as reasonably practicable, (2) Parent shall, and shall use its reasonable best efforts to cause each of its control persons under applicable Law, if applicable, to file a “Form A” Approval of Acquisition of Control with the Insurance Regulators set forth in Section 3.20(a) of the Company Disclosure Letter with respect to the acquisition of control of the Company Insurance Subsidiaries (the “Form A Filings”), within twenty (20) Business Days after the date hereof, (3) Parent shall file any pre-acquisition notifications on “Form E” or similar market share notifications (the “Form E Filings”) (xx) in each jurisdiction in which a Form A Filing is made or required to be made pursuant to Section 6.4(a)(iv)(2), concurrently with each such Form A and (yy) in each other jurisdiction, within twenty (20) Business Days after the date on which the last Form A Filing described in clause (xx) has been filed, but in no event later than forty (40) Business Day after the date hereof, and in each case of this clause (yy), only where required by applicable Insurance Laws, (4) Parent shall file a change-of-control application with Lloyd’s of London with respect to PRA Corporate Capital Ltd. within twenty (20) Business Days after the date hereof, (5) the Company shall file with the Cayman Islands Monetary Authority an application for approval for acquisition of control with respect to those Subsidiaries of the Company that are licensed entities in the Cayman Islands, within twenty (20) Business Days after the date hereof, (6) Parent shall, and shall use its reasonable best efforts to cause each of its control persons under applicable Law, if applicable, to file a FIN531 change-of-control filing with the Texas Department of Insurance pursuant to Tex. Ins. Code § 4001.253 with respect to those Subsidiaries of Company that are licensed as insurance agencies in the State of Texas, within twenty (20) Business Days after the date hereof, (7) Parent or the Company, as applicable, shall, and shall use its reasonable best efforts to cause each of their control persons under applicable Law, if applicable, to, make any other necessary, proper, or advisable registrations, filings, and notices under non-U.S. Insurance Laws within twenty (20) Business Days after the date hereof, and (8) each Party hereto agrees to and to file, or cause to be filed, any filing (or, for jurisdictions where submission of a draft prior to formal notification is appropriate, a draft thereof) required under any other applicable Antitrust or Foreign Investment Law or Insurance Law with respect to the transactions contemplated hereby as promptly as practicable and in any event within twenty (20) Business Days of the date hereof (unless otherwise agreed to by the Parties), and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such other Antitrust or Foreign Investment Law or Insurance Law and to take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or such other Antitrust or Foreign Investment Law or Insurance Law as soon as practicable.
(b) In connection with the efforts and obligations referenced in Section 6.4(a) to obtain all requisite actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust or Foreign Investment Law or Insurance Law, each of Parent and Merger Sub, on the one hand, and the Company and the Company Insurance Subsidiaries, on the other hand, shall (i) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, (iii) promptly notify the other Party of any substantive communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ or any other Governmental Entity with respect to the transactions contemplated by this Agreement, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the DOJ or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions, and (v) permit the other Party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person. No Party shall independently participate in any substantive meeting or communication with any Governmental Entity in respect of any such filings, investigation or other inquiry relating to Section 6.4(a) or Section 6.4(b) without giving the other Parties sufficient prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate in such substantive meeting or communication. The Company shall not commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period, “pull-and-refile” pursuant to 16 C.F.R. 804.16 any filing made under the HSR Act, enter into a timing agreement, including any agreement to delay the consummation or not to consummate the transactions, or take any similar action, without the prior written consent (email to be sufficient) of Parent. The Parties acknowledge and agree that Parent shall control and direct (and the Company shall cooperate with Parent in connection with) all strategy and decisions with respect to obtaining all approvals or other clearances under any applicable Antitrust or Foreign Investment Law or Insurance Law, including all filings (including where to file and the timing of such filings) and any withdrawals and/or refiling thereof, strategies, processes, negotiation of settlements (if any), and related proceedings contemplated by this Section 6.4, including for the avoidance of doubt the marketing or sale of any part of the Company’s, Parent’s or any of their respective Affiliates’ businesses or assets; provided, however, that Parent shall provide the Company a reasonable opportunity to consult and consider such strategy and decisions and Parent will consider the Company’s input and views with respect thereto in good faith (including with respect to any stay, toll or extension, “pull-and-refile”, entry into a timing agreement or any similar action described in the immediately preceding sentence).
(c) Parent shall, and shall cause each member of the Parent Group to, take any and all steps necessary, proper or advisable to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust or Foreign Investment Law or Insurance Law or (ii) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued under any Antitrust or Foreign Investment or Insurance Law or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the contemplated transactions as expeditiously as practicable (but in no event later than the End Date), including (A) the defense through litigation on the merits of any claim under any Antitrust or Foreign Investment or Insurance Law asserted in any court, agency or other proceeding by any Person or entity (including any Governmental Entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement and (B) (1) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divestiture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent or any member of the Parent Group, or the Company or its Subsidiaries or any interest therein, (2) otherwise taking or committing or agreeing to restrictions or actions that after the Effective Time would limit Parent’s, any member of the Parent Group’s, or the Company’s or its Subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent, the Parent Group or the Company or its Subsidiaries or any interest or interests therein, including any rate freeze, rate decrease or restrictions to compete, or any capital contribution, capital support agreement, guarantee, keepwell or other similar capital maintenance undertaking (including to maintain a minimum risk-based capital level or rating), restrictions on dividends or distributions or (3) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent, the Parent Group, or the Company or its Subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto or to such restrictions or actions (such sale, lease, license, divestiture, disposal and holding separate or other action described in clause (B), a “Regulatory Remedy”); provided that notwithstanding anything to the contrary set forth in this Agreement, neither Parent nor any member of the Parent Group shall be required to take or cause to be taken, do or cause to be done, propose, negotiate, commit to, suffer, become subject to, agree to or effect any Regulatory Remedy, or take any other action contemplated by this Section 6.4(c) (including as a result of any award, judgment, injunction or other order issued, entered or otherwise put into effect as a result of any claim asserted by any Person) under any Antitrust or Foreign Investment Law or Insurance Law, that would or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, results of operation or financial condition of (x) the Company and its Subsidiaries, taken as a whole, or (y) Parent and its Subsidiaries, taken as a whole (any such action, a “Burdensome Condition”). Prior to Parent being entitled to invoke a Burdensome Condition, the parties and their respective Representatives shall promptly confer in good faith in order to (x) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition, (y) discuss in good faith potential approaches that would avoid such Burdensome Condition or mitigate its impact including with respect to further discussions with or analyses or other information to be provided to any U.S. or foreign Governmental Entity, and (z) negotiate in good faith with respect to any potential modification of the terms of this Agreement or the other agreements or transactions contemplated hereby, on mutually acceptable terms and on an equitable basis, in a way that would substantially eliminate any such Burdensome Condition or sufficiently mitigate its adverse effect so that it would no longer constitute a Burdensome Condition hereunder. The Company shall effectuate or agree to effectuate a Regulatory Remedy if requested to do so by Parent and shall not effectuate or agree to effectuate a Regulatory Remedy without the prior written consent of Parent.
(d) Subject to the obligations under Section 6.4(b), and Section 6.4(c) in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall, and Parent shall cause each member of the Parent Group to, cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, modified, suspended, eliminated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, restrains, enjoins, prohibits, makes unlawful, restricts or delays consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub or any other member of the Parent Group shall, and Parent shall cause each member of the Parent Group to, defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, none of Parent, Merger Sub or the Company shall be required to agree to any term or take any action (in each case, including any Regulatory Remedy) in connection with their obligations under this Section 6.4 that is not conditioned upon consummation of the Merger. Notwithstanding the foregoing, except as set forth in Article VII, obtaining any approval or consent from any Person pursuant to this Section 6.4 shall not be a condition to the obligations of the Parties to consummate the transactions contemplated by this Agreement.
(e) Except as required or permitted by this Agreement or as required by applicable Law, neither Parent nor Merger Sub nor any member of the Parent Group shall, and Parent shall cause each member of the Parent Group not to, (i) acquire or enter into a definitive agreement agreeing to acquire, including by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any Person, corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, or otherwise acquire or agree to acquire any assets, properties or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation or purchase would reasonably be expected to or (ii) take any other action (except for any action giving rise to (x) any rate filing which includes an actuarial memorandum signed by a qualified actuary or policy form filing or (y) any filing required to be made under applicable Insurance Laws in connection with any ordinary course transaction between Parent and any of its Affiliates, other than Merger Sub (or among Parent’s Affiliates (other than Merger Sub))) that Parent would, based on the information and circumstances actually known by Parent at the time such action is taken, reasonably expect to: (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity or private party necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (B) increase the risk of any Governmental Entity or private party seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (C) increase the risk of not being able to remove any such order on appeal or otherwise; or (D) materially delay or prevent the consummation of the transactions contemplated by this Agreement.
(f) Notwithstanding the foregoing, commercially or competitively sensitive information and materials of a Party shared pursuant to this Section 6.4 will be provided to the other Party on an outside-counsel-only basis while, to the extent feasible, making a version in which the commercially or competitively sensitive information has been redacted available to the other Party. Materials provided to the other Party or its counsel pursuant to the immediately preceding sentence may be redacted to remove references (i) concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements, or (iii) as necessary to address reasonable attorney-client privilege or confidentiality concerns; provided that, if the Company in good faith believes that material not covered by the preceding clauses (i through iii) nevertheless warrants redaction from information and materials it provides to Parent’s counsel on an outside-counsel-only basis, Parent will consider in good faith a request for consent to such redaction, such consent not to be unreasonably withheld.
(g) Parent will be solely responsible for and pay all filing fees payable to Governmental Entities under any Antitrust or Foreign Investment Law or Insurance Law.
Section 6.5 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any Actions commenced or, to the Knowledge of such Party, threatened in writing against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure of compliance with this Section 6.5 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 6.5.
Section 6.6 Access to Information; Confidentiality.
(a) Subject to applicable Law, from the date hereof to the Effective Time or the earlier valid termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall cause its Subsidiaries to, and direct its officers, directors, employees and representatives to, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours to the Company’s and its Subsidiaries’ officers, employees, representatives and other personnel and books and records, real property, offices and facilities and furnish Parent with all financial, operating and other data and information, in each case, as Parent shall from time to time reasonably request (but other than for any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or that relate to any Alternative Proposal or Superior Proposal (but without limiting the Company’s obligations under Section 6.1)), in each case, solely for purposes of, and to the extent reasonably necessary for, facilitating the consummation of the Merger (including for integration planning); provided, that such access may be limited to the extent the Company or any of its Subsidiaries reasonably determines, that such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or any of its Subsidiaries, it being understood that the Company shall use its commercially reasonable efforts to provide, or cause its Subsidiaries to provide, such access in a manner that would not reasonably be expected to jeopardize the health and safety of the employees of the Company and its Subsidiaries. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers, employees and other authorized Representatives of their normal duties and shall not include any sampling or testing of any environmental media or building materials or any other environmental sampling or testing. The Company shall promptly notify Parent if the Company or any Company Insurance Subsidiary receives any written or oral notice from any Governmental Entity regarding an impending or threatened financial or market conduct examination.
(b) The foregoing provisions of Section 6.6(a) shall not require and shall not be construed to require the Company to permit any access to any of its officers, employees, agents, Contracts, books or records, or its properties, offices or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that in the reasonable judgment of the Company would (i) unreasonably interfere with the Company’s or its Subsidiaries’ business operations, (ii) result in the disclosure of any trade secrets of any third parties, competitively sensitive information (other than on an outside-counsel-only basis or through the clean room in the virtual data room), information concerning the valuation of the Company or any of its Subsidiaries or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement, (iii) result in a violation of applicable Law, including any fiduciary duty, (iv) waive the protection of any attorney-client privilege or (v) result in the disclosure of any Personal Information that would reasonably be expected to expose the Company to the risk of liability under applicable Laws. In the event that the Company objects to any request submitted pursuant to and in accordance with Section 6.6(a) and withholds information or access on the basis of the foregoing clauses (i) through (v), the Company shall inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). The Company may reasonably designate competitively sensitive material provided to Parent as “Outside Counsel Only Material” or with similar restrictions, which materials and the information contained therein shall be given only to the outside legal counsel of Parent, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All requests for information made pursuant to this Section 6.6 shall be directed to the Person designated by the Company and all information exchanged or made available shall be governed by the terms of the Confidentiality Agreement.
(c) All information provided by the Company shall be held in confidence in accordance with the Confidentiality Agreement, dated as of June 12, 2024, between the Company and Parent (as it may be amended from time to time in accordance with its terms, the “Confidentiality Agreement”), which will remain in full force and effect in accordance with its terms until the Closing, notwithstanding any prior expiration or termination thereof pursuant to its terms.
Section 6.7 Stock Exchange Delisting. Prior to the Closing Date, Parent shall take, and the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on their respective parts under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Shares from the New York Stock Exchange as promptly as reasonably practicable after the Effective Time and the deregistration of the Shares under the Exchange Act at the Effective Time.
Section 6.8 Publicity. The initial press release regarding the Merger shall be a joint press release in a form and substance mutually agreed by the Company and the Parent and, except in connection with the receipt or existence of an Acquisition Proposal and matters related thereto or Parent’s response thereto or a Change of Recommendation or Parent’s response thereto (in each case subject to the applicable terms of this Agreement), thereafter, the Company and Parent shall not issue any such press release or make any such public announcement without the prior written consent of the other Party (which consent may not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity (or, in the case of the Company, by the fiduciary duties of the Board of Directors of the Company as reasonably determined by the Board of Directors of the Company), in each case, as determined in the good faith judgment of the Party proposing to make such release or other public announcement (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party); provided, that (a) any such press release or public statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued prior to such consultation if the Party making the release or statement has used its reasonable best efforts to consult with the other Party on a timely basis and provide the other Party with an opportunity to review and comment on any such press release or public statement and (b) each Party may issue public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby that consist, with respect to information concerning to this Agreement and the transactions contemplated hereby, solely of information previously disclosed in press releases or public statements previously approved by either Party or made by either Party in compliance with this Section 6.8 to the extent such disclosure is consistent in all material respects with the information previously disclosed and still accurate at the time of such disclosure; provided, further, that the first sentence of this Section 6.8 shall not apply to (i) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement and (ii) internal announcements to employees which are not made public. Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.
Section 6.9 Employee Benefits.
(a) For a period of at least twelve (12) months following the Effective Time (or, if earlier, the date on which the Continuing Employee terminates employment), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its Subsidiaries who continues to be employed by the Surviving Corporation or any Subsidiary or Affiliate thereof (the “Continuing Employees”), (i) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such Continuing Employee immediately prior to the Effective Time, (ii) a target annual cash bonus, and commissions opportunity, that, in each case, is substantially comparable to (A) for the remainder of the calendar year in which the Closing Date occurs, the target annual cash bonus, and commissions opportunity, provided to such Continuing Employee immediately prior to the Effective Time, and (B) for the portion of the twelve (12) months that occurs in the calendar year following the calendar year in which the Closing Date occurs, the target annual cash bonus opportunity and commissions opportunity provided to similarly situated employees of Parent and its Affiliates, (iii) employee benefits (in each case, excluding defined benefit pension, deferred compensation, retiree medical, change in control, retention, and equity and equity-based compensation benefits) that are substantially comparable to either (A) the employee benefits provided to such Continuing Employee immediately prior to the Effective Time, or (B) the employee benefits provided to similarly situated employees of Parent and its Affiliates, and (iv) a severance or termination arrangement that is no less favorable than the severance or termination arrangement provided to such Continuing Employee immediately prior to the Effective Time.
(b) Immediately prior to the Effective Time, the Company shall, or shall cause its Subsidiaries to, pay Company Employees who are employed immediately prior to the Effective Time any unpaid annual bonus for completed performance periods and, with respect to any uncompleted performance period that includes the Effective Time, an amount at least equal to such Company Employee’s target annual bonus for such performance period, pro-rated for any partial performance periods based on a fraction (i) the numerator of which is the number of days in the performance period that has elapsed through the Effective Time and (ii) the denominator of which is the number of days in such performance period. With respect to the portion of the calendar year that includes the Effective Time that occurs after the Effective Time, Parent shall establish an annual bonus opportunity for such remaining portion of the calendar year that meets the requirements of Section 6.9(a).
(c) Except as otherwise provided herein under Section 2.2(d) or Section 6.9(e), Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans as disclosed to Parent, subject to the amendment and termination provisions thereof. For purposes of any Company Plan containing a definition of “change in control” or “change of control” (or similar term), Parent and the Company hereby agree that the Closing will constitute a “change in control” or “change of control” (or similar applicable term).
(d) To the extent that Parent modifies any coverage or benefit plan in which Continuing Employees participate, Parent or any of its Subsidiaries (including the Company and any Subsidiaries thereof) shall use reasonable best efforts to (i) waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents to the extent such pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods were satisfied under a corresponding Company Plan, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred under a corresponding Company Plan prior to the Effective Time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company for purposes of eligibility to participate and vesting credit (but excluding for vesting or benefit accrual purposes of any equity or equity-based compensation award made on or after the Closing, and excluding benefit accrual for purposes of any defined benefit pension plan or retiree medical plan) under each applicable Parent benefit plan as if such service had been performed with Parent.
(e) The Company shall irrevocably take all actions, adopt such resolutions and amendments, and take all such other actions as may be required or desirable, and shall provide written evidence satisfactory to Parent of the same, to (i) terminate and liquidate the Company’s Executive Nonqualified Excess Plan (the “Company Deferred Compensation Plan”) in accordance with the terms of the Company Deferred Compensation Plan and the provisions of Treas. Reg. § 1.409A-3(j)(4)(ix) immediately prior to the Effective Time, conditioned upon the Closing, and (ii) to terminate the ProAssurance Group Savings and Retirement Plan effective as of the day immediately prior to the Closing Date, conditioned upon the Closing. Continuing Employees shall be eligible to participate, effective as of the Effective Time, in the corresponding tax-qualified defined contribution plan sponsored or maintained by Parent or one of its Subsidiaries (the “Parent 401(k) Plan”), it being agreed that there shall be no gap in participation. Parent and the Company shall take any and all actions as may be required, to permit the Continuing Employees to make rollover contributions to the Parent 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans), or a combination thereof equal to full account balance distributed to such employee from the ProAssurance Group Savings and Retirement Plan.
(f) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan, policy or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).
Section 6.10 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Corporation to indemnify and hold harmless each present (as of the Effective Time) and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of, relating to or in connection with the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or serving in such capacity at the request thereof or any acts or omissions occurring or alleged to occur prior to the Effective Time in such person’s capacity as a director or officer of the Company or any of its Subsidiaries or serving in such capacity at the request thereof, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under its Certificate of Incorporation and Bylaws in effect as of immediately prior to the Effective Time and under Delaware Law. Parent shall cause the Surviving Corporation to advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding, including any expenses incurred in enforcing the applicable Indemnified Party’s rights under this Section 6.10, and such Indemnified Party is entitled to so receive such advancement to the fullest extent permitted under the Certificate of Incorporation, the Bylaws or the certificate of incorporation and bylaws, or equivalent organizational documents, of any applicable Subsidiary, in each case, as in effect as of immediately prior to the Effective Time, and under applicable Law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under applicable Law. In the event of any such Proceeding (i) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents, and (ii) the Surviving Corporation shall reasonably cooperate in the defense of any such matter. In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (A) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time, (B) each Indemnified Party shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (C) the Surviving Corporation shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Party promptly after statements therefor are received, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, but in each case subject to the terms of this Section 6.10, and (D) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent.
(b) Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such Proceeding, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Parent, the Surviving Corporation or any of their respective Affiliates.
(c) The provisions in the Surviving Corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company’s Certificate of Incorporation and Bylaws in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.
(d) The Company shall purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof; provided, however, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under each such policy more than three hundred (300%) of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. In the event the Company elects to purchase such a “tail policy”, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect for at least six (6) years from the Effective Time and continue to honor their respective obligations thereunder. If the Company elects not to purchase such a “tail policy”, then Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for at least six (6) years from the Effective Time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof; provided, however, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under each such policy more than three hundred (300%) of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall obtain a policy with the greatest coverage available for a cost not exceeding such amount from insurance carriers having the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof. Parent agrees to honor and perform under, and to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its Subsidiaries with any Indemnified Party.
(e) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.
(f) The provisions of this Section 6.10 shall survive the Merger for a period of six (6) years following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors and assigns. Following the Effective Time, the obligations of Parent and the Surviving Corporation under this Section 6.10 shall not be terminated or modified in any manner adverse to the rights of any Indemnified Party without the consent of such affected Indemnified Party.
(g) The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or its or their respective officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.
Section 6.11 Takeover Statutes. If any Takeover Law is or becomes applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the members of the Board of Governors of Parent and Board of Directors of Merger Sub, respectively, shall grant such approvals and shall use reasonable best efforts to take such actions as are reasonably necessary so that such transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Law on such transactions. Nothing in this Section 6.11 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.
Section 6.12 Transaction Litigation. In the event that any demands, litigation (including any class action or derivative litigation) arbitration or other similar actions brought by any actual or purported stockholder of the Company related to this Agreement, the Merger or the other transactions contemplated by this Agreement, including disclosures made under securities laws and regulations related thereto, is brought against the Company, its officers or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably promptly informed with respect to the status thereof. The Company shall give Parent the reasonable opportunity to participate in (but not control) the defense, prosecution or settlement of any Transaction Litigation and reasonably cooperate with Parent in conducting the defense, prosecution or settlement of such Transaction Litigation. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
Section 6.13 Obligations of Merger Sub. Parent shall take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement and (c) from and after the Effective Time, cause the Surviving Corporation to perform its obligations under this Agreement. Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub under this Agreement. Parent agrees that any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent. Promptly following the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the consummation of the transactions contemplated hereby, including the Merger.
Section 6.14 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.15 Payoff Letter. To the extent reasonably required by Parent, the Company shall use reasonable best efforts to (a) deliver to Parent at least three (3) Business Days prior to the Closing a payoff letter with respect to the Existing Credit Agreement in customary form and substance and including a release of all obligations (including guarantees) and all related Liens under the Existing Credit Agreement upon payment in full of the payoff amount stated therein and, on or prior to the Closing Date, a final copy thereof, executed by the holder(s) of the Existing Credit Agreement (or their agent or representative) (each, a “Payoff Letter”) and (b) deliver all notices and take all actions required pursuant to the terms of the Existing Credit Agreement and all other documents related to the Existing Credit Agreement to facilitate the repayment thereof on the Closing Date. The Company will reasonably cooperate with Parent in connection with making arrangements specifically referenced in the foregoing with the applicable lenders under the Existing Credit Agreement (or their agent or representative) for the delivery, subject to the receipt of the applicable payoff amounts, of related Lien release documentation and possessory collateral to Parent. Notwithstanding the foregoing, in no event shall this Section 6.15 require the Company to cause any such termination or release, or make any payment, other than contingent upon and substantially concurrently with the Closing. Parent shall be unconditionally obligated to provide to the Company or its Subsidiaries, or cause the payment of, the payoff amount under the Payoff Letter substantially simultaneously with the Closing.
ARTICLE VII

CONDITIONS OF MERGER
Section 7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or written waiver by the Company and Parent (to the extent permitted by applicable Law)) at or prior to the Closing Date of the following conditions:
(a) Stockholder Approval. The Company Requisite Vote shall have been obtained;
(b) Law or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Merger that remains in effect; and
(c) Consents. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated, (ii) any voluntary agreement with a Governmental Entity entered into by the Parties in accordance with Section 6.4 not to consummate the Merger shall have expired or been terminated, and (iii) each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any Antitrust or Foreign Investment Laws or Insurance Laws with respect to the Merger as specified in Exhibit B shall have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be.
Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable Law)) at or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Section 3.1 [Organization and Qualification; Subsidiaries] (other than Section 3.1(d)),

Section 3.4 [Authority], Section 3.25 [Brokers], Section 3.26 [Takeover Statutes] and the last two sentences of Section 3.3(b) [Capitalization] shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 3.3(a) and the first two sentences of Section 3.3(b) [Capitalization] shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), other than for inaccuracies that, in the aggregate, do not increase the aggregate consideration payable by Parent pursuant to Article II by more than $5,000,000, (iii) Section 3.9(b) [Absence of Certain Changes or Events] shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of such date and (iv) Article III other than those contemplated by the immediately preceding clauses (i), (ii) and (iii) shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) in each case as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except, in the case of this clause (iv) where the failures of any such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing Date;
(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Effect that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(d) No Burdensome Condition. No Burdensome Condition shall be in effect; and
(e) Certificate. Parent shall have received a certificate signed by an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a) [Representations and Warranties], Section 7.2(b) [Performance of Obligations of the Company] and Section 7.2(c) [No Material Adverse Effect] have been satisfied.
Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or written waiver by the Company (to the extent permitted by applicable Law)) at or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in (i) Section 4.2 [Authority] shall be true and correct (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) in all material respects, as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), and (ii) the other representations and warranties of Article IV shall be true and correct (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), in each case as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not, and would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by this Agreement or prevent or materially impair or materially delay the ability of Parent or Merger Sub to perform their obligations hereunder (a “Parent Material Adverse Effect”);

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and
(c) Certificate. The Company shall have received a certificate signed by an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) [Representations and Warranties] and Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] have been satisfied.
ARTICLE VIII

TERMINATION
Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Company Requisite Vote having been obtained:
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company upon written notice to the other Party, if any court or other Governmental Entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “Restraint”);
(c) by either Parent or the Company upon written notice to the other Party if the Effective Time shall not have occurred on or before 5:00 p.m. (New York Time) on September 19, 2026 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if such Party (or, in the case of Parent, of Merger Sub) has materially breached any provision of this Agreement in any manner that shall have been the primary cause of or primarily resulted in the failure of the Effective Time to occur on or before the End Date;
(d) by the Company upon written notice to Parent:
(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, such that the conditions set forth in Section 7.3(a) [Representations and Warranties] or Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent or (B) the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of its representations, warranties, covenants or agreements, in each case, contained in this Agreement such that the conditions set forth in Section 7.2(a) [Representations and Warranties] or Section 7.2(b) [Performance of Obligations of the Company] would not be satisfied; or
(ii) prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement providing for a Superior Proposal, subject to and in accordance with the terms and conditions of, Section 6.1(c)(ii) [Change of Recommendation]; provided that the Company pays the Company Termination Payment at or prior to the time of such termination in accordance with Section 8.2(b)(i) (it being understood that the Company may enter into such definitive agreement simultaneously with such termination of this Agreement);
(e) by Parent upon written notice to the Company if:
(i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, such that the conditions set forth in Section 7.2(a) [Representations and Warranties] or Section 7.2(b) [Performance of Obligations of the Company] would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) 30 days after written notice thereof is given by

Parent to the Company or (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of its representations, warranties, covenants or agreements, in each case, contained in this Agreement such that the conditions set forth in Section 7.3(a) [Representations and Warranties] or Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] would not be satisfied; or
(ii) prior to obtaining the Company Requisite Vote, if a Change of Recommendation shall have occurred; or
(f) by either Parent or the Company upon written notice to the other Party, if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken.
Section 8.2 Effect of Termination.
(a) In the event of any valid termination of this Agreement by either the Company or Parent pursuant to Section 8.1 [Termination], this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(c) [Access to Information; Confidentiality], Section 6.8 [Publicity], this Section 8.2, Section 8.3 [Expenses] and Article IX, which shall survive such termination; provided that, subject to the limitations set forth in Section 8.2(e) and Section 8.2(f), nothing herein shall relieve any Party of any liability for damages (which the Parties acknowledge and agree, subject to this Section 8.2 and Section 9.12, (x) shall not be limited to reimbursement of expenses or out-of-pocket costs, and (y) shall be based upon the loss of the benefit of the bargain by the Parties and the stockholders of the Company (including any lost premium)) for such Party’s Willful Breach prior to such termination by any Party. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in Section 9.12.
(b) In the event that:
(i) this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(ii) [Superior Proposal] or by Parent pursuant to Section 8.1(e)(ii) [Change of Recommendation] then the Company shall pay the Company Termination Payment to Parent (or one or more of its designees), at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) [Superior Proposal] or as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) [Change of Recommendation] (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose.
(ii) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(c) [End Date] or Section 8.1(f) [Company Requisite Vote] or Parent pursuant to Section 8.1(e)(i) [Breach by the Company] and (A) at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Stockholders Meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of this Agreement) an Acquisition Proposal shall have been made to the Company or its Board of Directors, an Acquisition Proposal shall have been made directly to the Company’s stockholders, or an Acquisition Proposal shall have otherwise become publicly known, and in each case such Acquisition Proposal shall have not been withdrawn prior to (1) such termination (with respect to a termination pursuant to Section 8.1(c) [End Date] or Section 8.1(e)(i) [Breach by the Company]) or (2) the taking of a vote to approve this Agreement (with respect to termination pursuant to Section 8.1(f) [Company Requisite Vote]) and (B) on or before the date that is twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (which is subsequently consummated), or shall have consummated an Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Payment, such payment to be made within two (2) Business Days following the consummation of such Acquisition Proposal, by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose. For the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to “twenty percent (20%)” will be deemed to be references to “fifty percent (50%)”.
(iii) this Agreement is validly terminated (A) pursuant to Section 8.1(b) [Restraint] due to a Restraint arising in connection with any Antitrust or Foreign Investment Laws or Insurance Laws or (B) pursuant to Section 8.1(c) [Failure to Close by End Date] and, in each case, at the time of such termination, (1) any of the conditions to the Closing set forth in Section 7.1(b) [Law or Governmental Orders] (solely as it relates to any Antitrust or Foreign Investment Laws or Insurance Laws), Section 7.1(c) [Consents] or Section 7.2(d) [No Burdensome Condition] has not been satisfied or waived and (2) all other conditions to the Closing set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are reasonably capable at the time of termination of being satisfied if the Closing were to occur at such time) or waived, then Parent shall pay to the Company a fee of $52,600,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to the account or accounts designated in writing by the Company to Parent for such purpose, such payment to be made within two (2) Business Days of the applicable termination.
(c) The Parties acknowledge and hereby agree that each of the Company Termination Payment and the Parent Termination Fee, as applicable, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Payment or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.
(d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b)(i) or Section 8.2(b)(ii), or Parent fails to timely pay an amount due pursuant to Section 8.2(b)(iii), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.2(b)(i) or Section 8.2(b)(ii), or any portion thereof, or a judgment against Parent for the amount set forth in Section 8.2(b)(iii), or any portion thereof, the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by the Company) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to Section 8.2(b) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under Section 8.2(b).
(e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is paid the Company Termination Payment from the Company pursuant to this Section 8.2, the Company Termination Payment and, if applicable, the costs and expenses of Parent pursuant to Section 8.2(d) shall, subject to Section 9.12 [Specific Performance], be the sole and exclusive monetary remedy of the Parent Related Parties against the Company, its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, the “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith (collectively, the “Company Transaction Obligations”), and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or any other Company Transaction Obligations or in respect of representations made or alleged to be made in connection herewith or in connection with any other Company Transaction Obligations, whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve the Company of its obligations under Section 6.6(c) [Access to Information; Confidentiality] and Section 6.8 [Publicity].
(f) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and the Company is paid the Parent Termination Fee from Parent pursuant to this Section 8.2, (i) the Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 8.2(d) shall, subject to Section 9.12 [Specific Performance], be the sole and exclusive monetary remedy of the Company against Parent, Merger Sub or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (collectively, the “Parent Related Parties”) for any loss or damage suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith (collectively, the “Parent Transaction Obligations”) and (ii) upon payment of such amounts, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or any other Parent Transaction Obligations or in respect of representations made or alleged to be made in connection herewith or in connection with any other Parent Transaction Obligations, whether in equity or at law, in contract, in tort or otherwise, except, in case of each of clauses (i) and (ii), that nothing shall relieve Parent of its obligations under Section 6.6(c) [Access to Information; Confidentiality] and Section 6.8 [Publicity].
Section 8.3 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Filing fees and other expenses incurred in connection with obtaining any consents or making any filings under any Antitrust or Foreign Investment Law or Insurance Law shall be borne by Parent. Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company.
ARTICLE IX

GENERAL PROVISIONS
Section 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement or the transactions contemplated hereby, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.
Section 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement only by written agreement, executed and delivered by duly authorized officers of the respective Parties.
Section 9.3 Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder. For purposes of this Section 9.3, Parent and Merger Sub shall be treated collectively as a single Party.
Section 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (x) in person, (y) by e-mail (so long as such transmission does not generate an error message or notice of non-delivery) or (z) by nationally recognized overnight courier service, when delivered (with proof of delivery) or registered or certified mail (postage prepaid, return receipt requested), when delivered (with proof of delivery) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Parent or Merger Sub:

The Doctors Company
185 Greenwood Road
Napa, California 94558
Attention:	David A. McHale, Chief Legal & Human Resources Officer
Email:	[***]

with an additional copy (which shall not constitute notice) to:

Mayer Brown LLP
71 S. Wacker Dr.
Chicago, Illinois 60606
Attention:	Andrew J. Noreuil
Ryan H. Ferris
Email:	[***]
[***]

(b) if to the Company:

ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
Attention:	Edward L. Rand, Jr., Chief Executive Officer
Jeffrey P. Lisenby, Secretary
Email:	[***]
[***]

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Eric M. Swedenburg
Jakob Rendtorff
Louis H. Argentieri
Email:	[***]
[***]
[***]

Section 9.5 Certain Definitions. For purposes of this Agreement, the term:
(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use provisions on terms no less favorable in the aggregate to the Company than the corresponding terms in the Confidentiality Agreement are on Parent, as determined by the Company in good faith (except for (i) such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement, including Section 6.1, and (ii) to the extent not inconsistent with the changes described in the immediately preceding clause (i), such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements), provided that such confidentiality agreement need not include any “standstill” or similar terms. If the provisions of such confidentiality agreement are less restrictive in the aggregate to the counterparty than the terms of the Confidentiality Agreement are on Parent (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any Acquisition Proposal), then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company offers to amend the Confidentiality Agreement so as to make the provisions of the Confidentiality Agreement as restrictive on Parent in the aggregate as the provisions of such confidentiality agreement;
(b) “Affiliate” means, with respect to any Person, as of the relevant time of determination, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person. Notwithstanding anything to the contrary in the foregoing, for clarity, the term “Affiliate” shall not mean the Company or any of its Subsidiaries when used with respect to Parent or any of its other Affiliates, or vice versa;
(c) “Antitrust or Foreign Investment Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, and any Foreign Investment Law;
(d) “Applicable SAP” means the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the applicable Insurance Law;
(e) “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York;
(f) “Company Equity Award” means any Company RSU, Company Performance Share or Deferred Share issued and outstanding, or authorized to be issued, pursuant to the Company Stock Plans;
(g) “Company Performance Shares” means each performance share payable in shares of Common Stock of the Company, whether granted pursuant to the Company Stock Plans or otherwise;
(h) “Company Plan” means of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other employee benefit plan, policy, program or arrangement, including material bonus, employment, severance, fringe benefit, change in control, and equity-based compensation arrangements, in each case (i) providing compensation or benefits to any current or former employee of the Company or its Subsidiaries (collectively, the “Company Employees”), (ii) contributed to or sponsored or maintained by the Company or any of its Subsidiaries or (iii) for which the Company or any of its Subsidiaries has any liability (contingent or otherwise), but in each case, excluding any plan, policy, program or arrangement which is required to be maintained pursuant to applicable Law;
(i) “Company RSU” means each restricted stock unit payable in shares of Common Stock of the Company, whether granted pursuant to the Company Stock Plans or otherwise;

(j) “Company Stock Plans” means the Company’s 2024 Equity Incentive Plan, Amended and Restated 2014 Equity Incentive Plan and 2008 Equity Incentive Plan, as each may be amended from time to time;
(k) “Company Termination Payment” means an amount equal to $52,600,000;
(l) “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise;
(m) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof and any similar epidemics, pandemic or outbreaks;
(n) “Emergency” means any sudden, unexpected or abnormal event which causes, or imminently risks causing, physical damage to or the endangerment of the safety or operational condition of any property, endangerment of health or safety of any Person, or death or injury to any Person, or damage to the environment, in each case, whether caused by war (whether declared or undeclared), acts of terrorism, weather events, epidemics, outages, explosions, regulatory requirements, blockades, insurrections, riots, landslides, earthquakes, storms, hurricanes, lightning, floods, extreme cold or freezing, extreme heat, washouts, similar force majeure events or acts of Governmental Entities;
(o) “Environmental Laws” means all Laws regarding pollution, protection of public or worker health from environmental impacts of pollutants and contaminants, or protection of the environment or natural resources, in each case that are promulgated and in effect on or prior to the Closing Date;
(p) “ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code;
(q) “Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of November 7, 2019 (as amended, restated an amended and restated) among the Company, the several banks and other institution parties thereto as lenders thereunder and U.S. Bank National Association, as administrative agent;
(r) “FASB” means the Financial Accounting Standards Board;
(s) “Foreign Investment Law” means any federal, state, foreign, and transnational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to screen, prohibit, restrict or regulate investments on cultural, public order or safety, privacy, or national or economic security grounds;
(t) “GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;
(u) “Healthcare Reform Laws” means the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations and guidance issued thereunder;
(v) “Insurance Contract” means any insurance policy or Contract, in each case, together with all policies, binders, slips, certificates, applications, supplements, endorsements, riders and ancillary agreements in connection therewith that are issued by the Company Insurance Subsidiaries, including Reinsurance Contracts;
(w) “Insurance Law” means all Laws applicable to the business of insurance or the regulation of insurance companies, whether Federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, Insurance Regulators;

(x) “Insurance Regulators” means all Governmental Entities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies, under Insurance Laws;
(y) “Knowledge” (i) with respect to the Company, means the actual knowledge of any of the individuals listed in Section 9.5(y) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, means the actual knowledge of any of the individuals listed in Section 9.5(y) of the Parent Disclosure Letter;
(z) “Law” means any transnational, federal, state, local, municipal, foreign or other law, statute, act, constitution, principle of common law, ordinance, code, decree, order, judgment, writ, rule, regulation, ruling, determination or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order, ruling or decision of an applicable arbitrator or arbitration panel;
(aa) “Lien” means any lien, encumbrance, security interest, pledge, charge, claim or defect or imperfection of title or license including (any license to, or covenant not to sue in respect of, Intellectual Property);
(bb) “Material Adverse Effect” means any event, development, change, effect or occurrence (“Effect”) that, individually or in the aggregate, has a material adverse effect on or with respect to the assets, business, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, provided that no Effects relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination with any of the following, to constitute or contribute to a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) general conditions, changes or developments in the economy or the financial, debt, capital, credit or securities markets or political, business, legislative or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, including changes in interest rates or exchange rates, insurance premium rates, supply chain disruptions, or any suspension of trading in securities on any securities exchange (including changes in the value of the Investment Assets, to the extent arising from any of the foregoing), (ii) general conditions, changes or developments in the industries or product markets in which the Company or its Subsidiaries operate, underwrite insurance or reinsurance or manage risk, or where the Company’s products or services are developed, or sold, (iii) changes after the date hereof in any applicable Laws or regulations or applicable accounting regulations or principles or actuarial principles or practices or, in each case, in the interpretation or enforcement thereof (including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator, and the FASB), (iv) any epidemic, pandemic or other outbreak of illness or disease or public health event (including COVID-19), (v) the negotiation, execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with insureds, cedants, policyholders, brokers, agents, business partners, service providers, reinsurance providers, customers, lessors, suppliers, vendors, investors, lenders, partners, distributors, financing sources, regulators, unions, works councils, contractors, officers, directors or employees of the Company and its Subsidiaries, including by reason of the identity of Parent or any of its Affiliates or any communication by Parent or any of its Affiliates with respect to the conduct of the business of the Company and its Subsidiaries or any Transaction Litigation, provided, however, that this clause (v) shall not apply to any representation or warranty in Section 3.5(a), (vi) any action taken (or not taken) (1) by Parent or any of its controlled Affiliates or (2) by the Company or any of its Subsidiaries (A) that is required to be taken (or not to be taken) by this Agreement and for which the Company shall have requested in writing Parent’s consent to permit its non-compliance and Parent shall not have granted such consent or (B) at the written request of Parent, which action taken (or not taken) is not required under the terms of this Agreement, (vii) any hurricane, cyclone, tornado, earthquake, flood, tsunami, wildfire, natural or man-made disaster, force majeure event, act of God or other comparable event or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, cyberattack, data breach or terrorism, civil unrest, civil disobedience, national emergency or national or international political or social conditions (including, in each case, any continuation, escalation or worsening of any of the foregoing) (including increases in liabilities under or in connection with insurance or Reinsurance Contracts to which the Company or any of its Subsidiaries is a party arising from the foregoing), (viii) any decline in the market price or trading volume of the Shares or the credit rating, insurance or other rating, financial strength, claims paying ability or claims paying ratings of the Company after the date hereof (provided that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any Effects underlying such change has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (vii) and (ix))), and (ix) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings, premiums written or other financial performance or results of operations, in and of itself (provided that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any Effects underlying such failure has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (viii))); except in the cases of clauses (i) through (iv) and clause (vii), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected thereby as compared with other participants of comparable size in the industries in which the Company and its Subsidiaries operate (in which case solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect);
(cc) “Permitted Liens” means (i) statutory liens securing payments not yet delinquent, (ii) such imperfections or irregularities of title, Liens, charges, easements, covenants and other restrictions or encumbrances as do not, individually or in the aggregate, materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially interfere with or impair business operations at such properties as currently conducted, (iii) easements, rights of way or other similar matters or restrictions or exclusions which are matters of public record or which would be shown by a current title report or other similar report and any condition or other matter that may be shown or disclosed by a current and accurate survey or physical inspection of the real property, in each case as do not, individually or in the aggregate, materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially interfere with or impair business operations at such properties as currently conducted, (iv) encumbrances affecting the interest of the grantor of any easements benefitting any real property which were not granted by or consented to by the Company or any of its Subsidiaries, (v) encumbrances for current Taxes or other governmental charges not yet delinquent or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided in accordance with GAAP, (vi) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (vii) landlord’s, mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business for amounts that are not yet due and payable, (viii) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company and (ix) non-exclusive licenses to Intellectual Property;
(dd) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons;
(ee) “Reinsurance Contract” means the reinsurance or retrocession policies and contracts, together with all binders, slips, certiﬁcates, endorsements and riders thereto, issued or entered into by any Company Insurance Subsidiary as cedent, retrocedent, reinsurer or retrocessionaire;
(ff) “Sanctions Laws” means any applicable trade, economic, and/or financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control or the United States Department of State) or (ii) any other applicable sanctions authority of a jurisdiction in which the Company and its Subsidiaries are organized or do business;
(gg) “Subsidiary” means, with respect to any Person (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than fifty percent (50%) of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which (A) more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity;
(hh) “Tax Return” means all returns and reports (including any attachments, schedules or amendments) required to be filed with a Tax authority or provided in connection with Taxes, including any information return, claim for refund, amended return, declaration of estimated Tax or other document relating to Taxes;
(ii) “Taxes” means all U.S. federal, state, local and non-U.S. income, profits, franchise, gross receipts, net proceeds, ad valorem, turnover, occupational, import and export, goods and services, transfer, registration, recording, windfall profits, social security, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments in the nature of taxes imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions;
(jj) “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement and any other agreement or document contemplated thereby and any document or instrument delivered in connection hereunder or thereunder; and
(kk) “Willful Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party, where the breaching Party knows, or would reasonably be expected to know, that such Party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement.
Section 9.6 Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 9.7 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that the Company Disclosure Letter and the Parent Disclosure Letter shall not be deemed part of this Agreement for purposes of the DGCL, including Section 268(b) and Section 251(b) thereof, but shall have the effects provided in the Agreement.
Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.10 [Directors’ and Officers’ Indemnification and Insurance] which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger

Consideration in accordance with the terms and conditions of this Agreement, (c) at and after the Effective Time, the rights of the holders of Company RSUs and Company Performance Shares to receive the payments contemplated by the applicable provisions of Section 2.2 [Treatment of Company Equity Awards], in each case, at the Effective Time in accordance with the terms and conditions of this Agreement, (d) subject to Section 8.2 and Section 9.12, prior to the Effective Time, the right of the Company, in its sole and absolute discretion, to, on behalf of its stockholders pursue claims for damages and other relief for Parent’s or Merger Sub’s breach of this Agreement, which right is acknowledged by Parent and Merger Sub, and (e) the Company Related Parties’ and the Parent Related Parties’ respective limitations on liability (and other protections arising from the covenants not to sue and related provisions) set forth in Section 8.2(e) through (f) [Effect of Termination].
Section 9.9 Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).
Section 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 9.11 Counterparts. This Agreement may be executed and delivered (including by email, “.pdf,” or other electronic transmission, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign)) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 9.12 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach. The Parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement (for the avoidance of doubt, including Section 6.4 [Further Action; Efforts]) by Parent or Merger Sub and to cause Parent or Merger Sub to consummate the transactions contemplated hereby (for the avoidance of doubt, including to effect the Closing in accordance with Section 1.2 [Closing]), on the terms and subject to the conditions in this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. The pursuit of specific enforcement or other equitable remedy by either Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such Party may be entitled at any time, subject to the limitations or remedies set forth in this Agreement. In circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub expressly acknowledge and agree that the Company and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate the Company and its stockholders, and that the Company on behalf of itself and its stockholders shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to enforce specifically Parent’s and Merger Sub’s obligations to consummate the Merger. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. To the extent any Party brings an Action, suit or proceeding to specifically enforce the performance of the terms and provisions of this

Agreement (other than an action to specifically enforce any provision that expressly survives the termination of this Agreement), the End Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such Action, suit or proceeding.
Section 9.13 Jurisdiction. Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America.
Section 9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.
Section 9.15 Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall mean “and/or”. Unless the context of this Agreement otherwise requires, the word “threat” or “threatened” will be deemed to be immediately followed by the words “in writing.” With respect to the determination of any period of time, “from” means “from and including”. The word “shall” shall be construed to have the same meaning as the word “will”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to

“dollars” or “$” are to United States of America dollars. Unless otherwise indicated, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, (b) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day, (c) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day, and (d) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date, and if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. References to the date hereof shall mean the date of this Agreement. As used herein, the term “made available” means any document or other information that was (i) provided in writing by one Party or its Representatives to the other Party and its Representatives as of 5:00 p.m. New York City time on the day prior to the date hereof, (ii) included in the virtual data room of a Party as of 5:00 p.m. New York City time on the day prior to the date hereof, or (iii) filed by a Party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Entity, to any Person succeeding to its functions and capacities. It is agreed that a breach of this Agreement by Merger Sub will be deemed to be a breach of this Agreement by Parent. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
Section 9.16 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties hereto and, pursuant to, and in accordance with the terms of, the Confidentiality Agreement, and no other Parent Related Party (other than, for the avoidance of doubt, the other Parent Related Parties party to the Confidentiality Agreement, pursuant to, and in accordance with the terms thereof) shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim against the Parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Merger or the other transactions contemplated by this Agreement or in respect of any oral representations made or alleged to be made in connection herewith.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
PROASSURANCE CORPORATION

By:	/s/ Edward Rand
Name:	Edward Rand
Title:	President and Chief Executive Officer

[Signature Page—Merger Agreement]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:
THE DOCTORS COMPANY

By:	/s/ Richard E. Anderson
Name:	Richard E. Anderson, M.D.
Title:	Chairman and Chief Executive Officer

MERGER SUB:
JACKSON ACQUISITION CORPORATION

By:	/s/ Richard E. Anderson
Name:	Richard E. Anderson, M.D.
Title:	Chairman and Chief Executive Officer

[Signature Page—Merger Agreement]

EXHIBIT A
Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PROASSURANCE CORPORATION
1.	The name of the corporation (the “Corporation”) is:
ProAssurance Corporation
2.
The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.
The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The total number of shares of stock which the Corporation shall have authority to issue is two thousand (2,000) shares of common stock, $0.0001 par value per share.
5.	The Corporation is to have perpetual existence.
6.
The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, adopt, alter, amend or repeal the By-laws (the “By-laws”) of the Corporation.

7.
Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the By-laws of the Corporation. Elections of directors of the Corporation need not be by written ballot unless the By-laws of the Corporation shall so provide.

8.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is approved by the board of directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the stockholders.

9.	(A)
Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for	monetary damages for breach of fiduciary duty as a director, except to the extent now or hereafter required by law.
(B)
The Corporation shall indemnify, to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the Corporation, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify a director or officer of the Corporation in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the board of directors of the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this paragraph shall be deemed to be a contract between the Corporation and each person referred to herein.
(C)
No amendment to or repeal of the provisions of this Article 9 shall apply to or have any effect on the liability or alleged liability of any person for or with respect to any acts or omissions of such person occurring prior to such amendments.

* * * * *

EXHIBIT B
Regulatory Approvals and Clearances

Annex B
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

March 19, 2025

Board of Directors
ProAssurance Corporation
100 Brookwood Place
Birmingham, AL 35209

Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of ProAssurance Corporation (the “Company”) of the $25.00 in cash per Share (the “Consideration”) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of March 19, 2025 (the “Agreement”), by and among The Doctors Company (the “Parent”), Jackson Acquisition Corporation, a wholly owned subsidiary of Parent (the “Merger Sub”), and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, and any of their respective affiliates or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2024; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company, as prepared by its management and approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
B-1

Board of Directors
ProAssurance Corporation
March 19, 2025

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the policy liabilities and accruals of the Company. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent, Merger Sub or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Parent or Merger Sub or the ability of the Company, Parent or Merger Sub to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders (other than Parent and its affiliates) pursuant to the Agreement is fair from a financial point of view to such holders of Shares.
Very truly yours,
/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)
B-2

Annex C
DELAWARE GENERAL CORPORATION LAW
Section 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

PROASSURANCE CORPORATION
100 BROOKWOOD PLACE
BIRMINGHAM, AL 35209

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V75208-TBD

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PROASSURANCE CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no direction is made, the shares will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

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V75209-TBD

PROASSURANCE CORPORATION
Special Meeting of Stockholders
June 24, 2025 9:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of ProAssurance Corporation, or the "Company," acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement, each dated May 14, 2025, and the undersigned revokes all prior proxies and appoints Jeffrey P. Lisenby and Lee M. Pope, and each of them, as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held in the O'Neil Multimedia Room, on the fifth floor of the headquarters of the Company, 100 Brookwood Place, Birmingham, AL 35209, at 9:00 a.m., Central Daylight Time, on Tuesday, June 24, 2025, or at any adjournment, continuation or postponement thereof, and instructs said proxies to vote as indicated on the reverse.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no direction is made, the shares will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Continued and to be signed on reverse side